                                                               Filed pursuant to
                                                                  Rule 424(6)(2)
                                                          Reg. Number 333-19779.
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 5, 1997)

                           $104,845,000 (APPROXIMATE)

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR
                             OCWEN FEDERAL BANK FSB
                                   LMAC, INC.

 [LOGO]
                                    SELLERS
                             OCWEN FEDERAL BANK FSB
                                MASTER SERVICER
          OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1
                               -----------------

THE OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1 (THE "CERTIFICATES") WILL CONSIST OF (I) THE CLASS A-1 CERTIFICATES (THE "FIXED RATE
 CERTIFICATES"), (II) THE CLASS A-2 CERTIFICATES (THE "ADJUSTABLE RATE
  CERTIFICATES" AND, COLLECTIVELY WITH THE FIXED RATE CERTIFICATES, THE "CLASS A CERTIFICATES"), (III) THE CLASS X-1 AND THE CLASS X-2 CERTIFICATES
   (COLLECTIVELY, THE "CLASS X CERTIFICATES") AND (IV) THE RESIDUAL
    CERTIFICATES (THE "CLASS R CERTIFICATES"). ONLY THE CLASS A CERTIFICATES
                              ARE OFFERED HEREBY.

ON OR BEFORE THE ISSUANCE OF THE CERTIFICATES, THE MASTER SERVICER WILL OBTAIN FROM FINANCIAL SECURITY ASSURANCE INC. (THE "CERTIFICATE INSURER") A
 CERTIFICATE GUARANTY INSURANCE POLICY RELATING TO THE CLASS A CERTIFICATES
  (THE "POLICY") IN FAVOR OF THE TRUSTEE. THE POLICY WILL PROVIDE COVERAGE OF THE ULTIMATE PRINCIPAL AMOUNT OF, AND INTEREST DUE ON, THE CLASS A
               CERTIFICATES PURSUANT TO THE TERMS OF THE POLICY.

                                     [LOGO]

                              -------------------

              PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION
               SET FORTH UNDER "RISK FACTORS" ON PAGE S-22 HEREIN
                 AND ON PAGE 18 IN THE ACCOMPANYING PROSPECTUS.
                               -----------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE POLICY ARE THE
        SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE
     DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE CERTIFICATE INSURER,
         THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
         GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR
            BY THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE
                      TRUSTEE OR ANY OF THEIR AFFILIATES.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
      THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                              -------------------

                                         INITIAL
                                       CERTIFICATE      PASS-THROUGH      PRICE TO      UNDERWRITING     PROCEEDS TO
CLASS                                   BALANCE(1)          RATE           PUBLIC         DISCOUNT      DEPOSITOR(4)
-----------------------------------  ----------------  ---------------  -------------  ---------------  -------------
CLASS A-1 CERTIFICATE..............   $   17,727,000           7.05%(2)     99.890625%(3)         0.30% $  17,744,690
CLASS A-2 CERTIFICATE..............   $   87,118,000            (5)        100.000000%         0.30%    $  86,856,646

-------------
(1) THE INITIAL AGGREGATE CERTIFICATE BALANCE OF THE CLASS A CERTIFICATES IS SUBJECT TO A PERMITTED VARIANCE OF 5%.
(2) ON EACH DISTRIBUTION DATE AFTER THE OPTIONAL TERMINATION DATE, THE PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES WILL BE THE LESSER OF (A) 7.80% PER ANNUM AND (B) THE WEIGHTED AVERAGE OF THE MORTGAGE RATES ON THE MORTGAGE LOANS IN THE FIXED RATE GROUP AS OF THE FIRST DAY OF THE RELATED DUE PERIOD.
(3) NOT INCLUDING ACCRUED INTEREST FROM JUNE 1, 1997 TOTALING $90,259.98.
(4) BEFORE DEDUCTING EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE
    $250,000.
(5) THE PASS-THROUGH RATE OF THE CLASS A-2 CERTIFICATES IS ADJUSTABLE BASED ON ONE-MONTH LIBOR, AS DESCRIBED HEREIN.

    THE CLASS A CERTIFICATES ARE OFFERED BY MORGAN STANLEY & CO. INCORPORATED (THE "UNDERWRITER") SUBJECT TO PRIOR SALE, WHEN, AS AND IF ISSUED AND ACCEPTED BY THE UNDERWRITER AND SUBJECT TO THE UNDERWRITER'S RIGHT TO REJECT ORDERS IN WHOLE OR IN PART AND TO APPROVAL OF CERTAIN LEGAL MATTERS BY ITS COUNSEL. IT IS EXPECTED THAT THE CLASS A CERTIFICATES WILL BE DELIVERED IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS ON OR ABOUT JUNE 27, 1997.
                             ---------------------

                           MORGAN STANLEY DEAN WITTER
JUNE 19, 1997.

(CONTINUED FROM COVER PAGE)

    The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one to four-family, first lien mortgage loans having original terms to maturity ranging from 15 years to 30 years (the "Mortgage Loans"). The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group") based on whether the interest rate for the related Mortgage Loans is fixed or adjustable. The Fixed Rate Certificates will represent an undivided ownership interest in a Loan Group of fixed-rate Mortgage Loans (the "Fixed Rate Group"). The Adjustable Rate Certificates will represent an undivided ownership interest in a Loan Group of adjustable-rate Mortgage Loans (the "Adjustable Rate Group"). Each Mortgage Loan in the Adjustable Rate Group provides for semi-annual adjustment to the mortgage rate thereon, provided that in the case of 2.33% of the Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 69.30% of the Mortgage Loans, two years, in the case of 1.61% of the Mortgage Loans, three years, and in the case of 0.05% of the Mortgage Loans, five years, each by aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date, from the origination thereof based on the six-month London interbank offered rate for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described herein. The Class A Certificates will also represent undivided ownership interests in (i) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date (as defined herein), (ii) amounts on deposit in the Distribution Account and the Collection Account and (iii) certain other property. Ocwen Federal Bank FSB and LMAC, Inc. (each, a "Seller" and, together, the "Sellers") intend to sell the Mortgage Loans to the Depositor on the date of the issuance of the Certificates and the Mortgage Loans will be master serviced by Ocwen Federal Bank FSB (in its capacity as master servicer, the "Master Servicer"). LMAC, Inc. intends to acquire the Mortgage Loans originated or acquired by Ocwen Financial Services, Inc. contemporaneously with the transfer of the Mortgage Loans by LMAC, Inc. to the Depositor.

    Distributions on the Class A Certificates will be made, to the extent of funds available therefor, on the 25th day of each month, or, if such day is not a Business Day, then on the next Business Day, commencing in July 1997 (each, a "Distribution Date"). Interest will be passed through on each Distribution Date to the holders of the Class A Certificates (the "Class A Certificateholders") based on the related Class Certificate Balance (as defined herein) at the rate applicable to each Class of the Class A Certificates (each, a "Pass-Through Rate"). The Pass-Through Rate for the Fixed Rate Certificates is set forth on the cover hereof. The Pass-Through Rate for the Adjustable Rate Certificates adjusts monthly based, subject to certain limitations described herein, upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions of principal in reduction of the Class Certificate Balance of the Class A Certificates will be made on each Distribution Date in the manner and the amounts described herein.

    It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

    THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND REPURCHASES) AND, IN THE CASE OF THE CLASS A-2 CERTIFICATES, TO ADJUSTMENTS TO THE MORTGAGE RATES ON THE MORTGAGE LOANS IN THE ADJUSTABLE RATE GROUP. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, WITH RESPECT TO A MAJORITY OF THE MORTGAGE LOANS IN EACH LOAN GROUP, A PREPAYMENT MAY SUBJECT THE RELATED MORTGAGOR TO A PREPAYMENT CHARGE. THE YIELD TO INVESTORS IN THE CLASS A CERTIFICATES MAY BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO

PREPAYMENTS WILL BE OFFSET BY THE MASTER SERVICER TO THE EXTENT DESCRIBED HEREIN. SEE "SUMMARY--SPECIAL PREPAYMENT CONSIDERATIONS" AND "--SPECIAL YIELD CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

    There is currently no secondary market for the Class A Certificates. The Underwriter currently expects to make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue.

    As described herein, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a separate "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The segregated pool comprised of the Mortgage Loans, all monies received on the Mortgage Loans after the Cut-off Date, the Policy and any amounts on deposit in the Collection Account and Distribution Account from time to time shall be designated as a REMIC (the "Subsidiary REMIC"), and the segregated pool of assets consisting of the regular interests in the Subsidiary REMIC shall be designated as a separate REMIC (the "Master REMIC"). The Class A Certificates and the Class X Certificates will constitute "regular interests" in the Master REMIC as described herein. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see "Federal Income Tax Consequences" herein and in the Prospectus.

                              -------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

    THE UNDERWRITER AND THE DEPOSITOR HAVE AGREED THAT THE CLOSING OF THE SALE OF THE CLASS A CERTIFICATES TO THE UNDERWRITER WILL OCCUR SIX BUSINESS DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AT SUCH LATER DATE AS THEY MAY MUTUALLY AGREE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE CLASS A CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

                              -------------------

    THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 5, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL SEPTEMBER 25, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

                              -------------------

    No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, the Sellers, the Master Servicer, the Trustee, the Certificate Insurer or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                              -------------------

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission home page on the Internet at http://www.sec.gov.

                              -------------------

                         REPORTS TO CERTIFICATEHOLDERS

    The Trustee will mail monthly reports concerning the Certificates to all Certificateholders of record.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                                                PAGE
                                                                                                                -----
Summary....................................................................................................         S-6
Risk Factors...............................................................................................        S-22
The Mortgage Pool..........................................................................................        S-25
Description of the Certificates............................................................................        S-45
Credit Enhancement.........................................................................................        S-53
The Pooling and Servicing Agreement........................................................................        S-59
The Trustee................................................................................................        S-68
Yield and Prepayment Considerations........................................................................        S-69
Federal Income Tax Consequences............................................................................        S-75
Underwriting...............................................................................................        S-78
Use of Proceeds............................................................................................        S-78
Report of Experts..........................................................................................        S-78
Legal Investment...........................................................................................        S-79
ERISA Considerations.......................................................................................        S-79
Legal Matters..............................................................................................        S-82
Ratings....................................................................................................        S-82
Index of Defined Terms.....................................................................................        S-84

                                                       PROSPECTUS

Summary of Terms...........................................................................................           5
Risk Factors...............................................................................................          18
The Trust Fund.............................................................................................          28
Use of Proceeds............................................................................................          44
The Depositor..............................................................................................          44
Description of the Securities..............................................................................          44
Credit Enhancement.........................................................................................          60
Yield and Prepayment Considerations........................................................................          65
The Agreements.............................................................................................          68
Certain Legal Aspects of the Loans.........................................................................          82
Federal Income Tax Consequences............................................................................          97
State Tax Considerations...................................................................................         119
ERISA Considerations.......................................................................................         119
Legal Investment...........................................................................................         123
Method of Distribution.....................................................................................         125
Legal Matters..............................................................................................         125
Financial Information......................................................................................         125
Rating.....................................................................................................         126
Index of Defined Terms.....................................................................................         127

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED WILL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

Title of Certificates.............  Ocwen Mortgage Loan Asset-Backed Certificates, Series
                                    1997-1 (the "Certificates").

Certificates Offered..............  $104,845,000 (approximate) Ocwen Mortgage Loan Asset-
                                    Backed Certificates, Series 1997-1, to be issued in the
                                    following Classes (each, a "Class"):

                                                          INITIAL
                                                           CLASS
                                                        CERTIFICATE   PASS THROUGH
                                              CLASS     BALANCE(1)        RATE
                                            ---------  -------------  -------------
                                            A-1        $  17,727,000    7.05%(2)
                                            A-2        $  87,118,000       (3)

                                    (1) The aggregate Initial Class Certificate Balances of
                                    the Class A Certificates will be subject to a permitted
                                    variance in the aggregate plus or minus 5%.

                                    (2) On each Distribution Date that occurs after the
                                    Optional Termination Date, the Pass-Through Rate on the
                                    Class A-1 Certificates will be the lesser of (a) 7.80%
                                    per annum and (b) the weighted average of the Mortgage
                                    Rates on the Mortgage Loans in the Fixed Rate Group as
                                    of the first day of the related Due Period.

                                    (3) On each Distribution Date, the Pass-Through Rate on
                                    the Class A-2 Certificates will be equal to the lesser
                                    of (i) the rate equal to the London interbank offered
                                    rate for one-month United States dollar deposits
                                    ("One-Month LIBOR") (calculated as described under
                                    "Description of the Certificates--Calculation of
                                    One-Month LIBOR" herein) plus (a) 0.23% per annum prior
                                    to and including the Optional Termination Date, or (b)
                                    0.46% per annum after the Optional Termination Date
                                    (such percentage, the "Adjustable Rate Margin"), and
                                    (ii) the weighted average of the Mortgage Rates on the
                                    Mortgage Loans in the Adjustable Rate Group as of the
                                    first day of the related Due Period, less the sum of (a)
                                    the Servicing Fee Rate, (b) the Trustee Fee Rate, (c)
                                    the Insurance Premium Rate and (d) commencing on the
                                    sixth Distribution Date, 0.50% per annum (the "Available
                                    Funds Cap").

                                    With respect to either Loan Group, the sum of the
                                    Servicing Fee Rate, the Trustee Fee Rate and the
                                    Insurance Premium Rate will be approximately 0.73% per
                                    annum.

                                    The Class A-1 Certificates are referred to herein as the
                                    "Fixed Rate Certificates." The Class A-2 Certificates
                                    are referred to herein as the "Adjustable Rate
                                    Certificates." The Fixed Rate Certificates and
                                    Adjustable Rate Certificates are collectively referred
                                    to herein as the "Class A Certificates." Only the Class
                                    A Certificates are offered hereby.

                                    On any date after the Closing Date, the "Class
                                    Certificate Balance" of a specific Class is the Initial
                                    Class Certificate

                                    Balance for such Class as set forth above, less all
                                    amounts previously distributed to such Class of Class A
                                    Certificates on account of principal.

Private Certificates..............  The Class X Certificates and the Class R Certificates
                                    are not offered hereby. Such Certificates initially will
                                    be held by the Sellers.

Depositor.........................  Morgan Stanley ABS Capital I Inc. (the "Depositor"). See
                                    "The Depositor" in the Prospectus.

Sellers...........................  Ocwen Federal Bank FSB and LMAC, Inc. (each, a "Seller"
                                    and together, the "Sellers"). LMAC, Inc. is a newly
                                    formed, wholly-owned, limited purpose finance subsidiary
                                    of Ocwen Financial Services, Inc. Ocwen Financial
                                    Services, Inc. is a subsidiary of Ocwen Financial
                                    Corporation. Ocwen Financial Services, Inc. was
                                    organized under the laws of the State of Florida,
                                    commenced operations in May 1997 and engages principally
                                    in the acquisition and origination of sub-prime Mortgage
                                    Loans.

Originators.......................  Ocwen Federal Bank FSB and Ocwen Financial Services,
                                    Inc. (each, an 'Originator' and together, the
                                    "Originators").

Master Servicer...................  Ocwen Federal Bank FSB (in its capacity as master servicer, the "Master Servicer").

Trustee...........................  Texas Commerce Bank National Association, a national banking association organized and existing under the
                                    laws of the United States (the "Trustee").

Certificate Insurer...............  Financial Security Assurance Inc. (the "Certificate
                                    Insurer"). See "Credit Enhancement--The Certificate
                                    Insurer" herein.

Cut-off Date......................  June 1, 1997 (the "Cut-off Date").

Closing Date......................  On or about June 27, 1997 (the "Closing Date").

Distribution Date.................  The 25th calendar day of each month or, if such day is not a Business Day, the first Business Day following
                                    such 25th calendar day, commencing in July 1997 (each, a
                                    "Distribution Date").

Denominations.....................  The Class A Certificates will be issued, maintained and transferred on the book-entry records of The Depository
                                    Trust Company ("DTC") and its Participants. The Class A
                                    Certificates are issuable in original principal amounts
                                    of $1,000 and integral multiples thereof, except that
                                    one Certificate for each Class of Certificates may be
                                    issued in a lesser amount.

Registration of the Class A         The Class A Certificates will initially be issued in
  Certificates....................  book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificates
                                    Owners") may elect to hold their Class A Certificate
                                    interests through DTC, in the United States, or Cedel
                                    Bank Societe anonyme ("Cedel") or the Euroclear System
                                    ("Euroclear" and, collectively with Cedel, the "European
                                    Depositaries"), in Europe. Transfers within DTC, Cedel
                                    or Euroclear, as the case may be, will be in accordance
                                    with the usual rules and operating procedures of the
                                    relevant

                                    system. So long as the Class A Certificates are
                                    Book-Entry Certificates (as defined herein), each Class
                                    of such Certificates will be evidenced by one or more
                                    Certificates registered in the name of Cede & Co.
                                    ("Cede"), as the nominee of DTC or one of the European
                                    Depositaries. Cross-market transfers between persons
                                    holding directly or indirectly through DTC, on the one
                                    hand, and counterparties holding directly or indirectly
                                    through Cedel or Euroclear, on the other, will be
                                    effected in DTC through Citibank N.A. ("Citibank") or
                                    The Chase Manhattan Bank ("Chase"), the relevant
                                    depositaries of Cedel or Euroclear, respectively, and
                                    each a participating member of DTC. The Class A
                                    Certificates will initially be registered in the name of
                                    Cede. The interests of the Class A Certificate Owners
                                    will be represented by book entries on the records of
                                    DTC and participating members thereof. No Certificate
                                    Owner will be entitled to receive a definitive
                                    certificate representing such person's interest, except
                                    in the event that Definitive Certificates (as defined
                                    herein) are issued under the limited circumstances
                                    described under "Description of the
                                    Certificates--Book-Entry Certificates" herein. All
                                    references in this Prospectus Supplement to any Class A
                                    Certificates reflect the rights of Certificate Owners
                                    only as such rights may be exercised through DTC and its
                                    participating organizations for so long as such Class A
                                    Certificates are held by DTC.

The Mortgage Pool General.........  The Mortgage Pool will consist of approximately 896 conventional, one- to four-family, fixed-rate and
                                    adjustable-rate Mortgage Loans secured by first liens on
                                    residential real properties consisting of detached or
                                    semi-detached one to four family dwellings, townhouses,
                                    individual condominium units and individual units in
                                    planned unit developments (the "Mortgaged Properties").
                                    The Mortgage Loans have original terms to maturity
                                    ranging from 15 years to 30 years. The Mortgage Pool
                                    will be divided in two separate groups of Mortgage Loans
                                    (each a "Loan Group") based on whether the interest rate
                                    for the related Mortgage Loans is fixed or adjustable.
                                    The Loan Group of fixed-rate Mortgage Loans is referred
                                    to herein as the "Fixed Rate Group" and the Loan Group
                                    of adjustable-rate Mortgage Loans is referred to herein
                                    as the "Adjustable Rate Group", each as described below.

The Fixed Rate Group..............  The Fixed Rate Group consists of approximately 211 fixed-rate Mortgage Loans having an aggregate principal
                                    balance as of the Cut-off Date, after application of
                                    scheduled payments due on or prior to the Cut-off Date
                                    whether or not received, of approximately $17,727,255,
                                    subject to a permitted variance of plus or minus 5%. The
                                    Mortgage Loans in the Fixed Rate Group have annual rates
                                    at which such Mortgage Loans bear interest ("Mortgage
                                    Rates") that are fixed and range from 8.25% per annum to
                                    14.99% per annum, with a weighted average Mortgage Rate
                                    as of the Cut-off Date of approximately 10.69% per
                                    annum. As of the Cut-off Date, the Mortgage Loans in the
                                    Fixed Rate Group will have a weighted average remaining
                                    term to maturity of approximately 336 months.

                                    Approximately 3.91% of the Mortgage Loans in the Fixed
                                    Rate Group are Buydown Mortgage Loans. Approximately
                                    0.51% of the Mortgage Loans in the Fixed Rate Group are
                                    balloon payment mortgage loans (each, a "Balloon
                                    Mortgage Loan"). See "The Mortgage Pool" herein.

The Adjustable Rate Group.........  The Adjustable Rate Group consists of approximately 685 adjustable-rate Mortgage Loans having an aggregate
                                    principal balance as of the Cut-off Date, after
                                    application of scheduled payments due on or prior to the
                                    Cut-off Date whether or not received, of approximately
                                    $87,118,227, subject to a permitted variance of plus or
                                    minus 5%. Each Mortgage Loan in the Adjustable Rate
                                    Group provides for semi-annual adjustment to the
                                    Mortgage Rate thereon and for corresponding adjustments
                                    to the monthly payment amount due thereon, in each case
                                    on each adjustment date applicable thereto (each such
                                    date, an "Adjustment Date"); provided, however, that the
                                    first Adjustment Date for 2.33% of the Mortgage Loans
                                    will occur after an initial period of one year, in the
                                    case of 69.30% of the Mortgage Loans two years, in the
                                    case of 1.61% of the Mortgage Loans three years, and in
                                    the case of 0.05% of the Mortgage Loans five years, each
                                    by aggregate principal balance of the Mortgage Loans in
                                    the Adjustable Rate Group as of the Cut-off Date, from
                                    the origination thereof. On each Adjustment Date for
                                    each Mortgage Loan in the Adjustable Rate Group, the
                                    Mortgage Rate thereon will be adjusted to equal the sum,
                                    rounded to the nearest multiple of 0.125%, of the Index
                                    (as described below) and a fixed percentage amount (the
                                    "Gross Margin"), subject to periodic and lifetime
                                    limitations as described herein. See "The Mortgage Pool"
                                    herein. None of the Mortgage Loans in the Adjustable
                                    Rate Group permits the related mortgagor to convert the
                                    adjustable Mortgage Rate thereon to a fixed Mortgage
                                    Rate.

                                    As of the Cut-off Date, the Mortgage Loans in the
                                    Adjustable Rate Group have Mortgage Rates ranging from
                                    6.13% per annum to 14.50% per annum, a weighted average
                                    Mortgage Rate of approximately 9.94% per annum, a
                                    weighted average months to next rate adjustment of 17
                                    months, Gross Margins ranging from 3.45% to 8.50% and a
                                    weighted average Gross Margin of approximately 6.02%. As
                                    of the Cut-off Date, the Mortgage Loans in the
                                    Adjustable Rate Group will have a weighted average
                                    remaining term to maturity of approximately 358 months.

                                    Approximately 0.47% of the Mortgage Loans in the
                                    Adjustable Rate Group are Introductory Rate Loans. See
                                    "The Mortgage Pool" herein.

The Index.........................  As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan
                                    in the Adjustable Rate Group will be the average of the
                                    interbank offered rates for six-month United States
                                    dollar deposits in the London market as published in THE
                                    WALL STREET JOURNAL and as most recently available
                                    either (i) as of the
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                                    first business day 45 days prior to such Adjustment Date
                                    or (ii) as of the first business day of the month
                                    preceding the month of such Adjustment Date, as
                                    specified in the related Mortgage Note. See "The
                                    Mortgage Pool--The Index" herein.

The Certificates                    The Certificates will be issued pursuant to a Pooling
  A. General......................  and Servicing Agreement to be dated as of the Cut-off
                                    Date among the Master Servicer, the Depositor, the
                                    Sellers and the Trustee (the "Pooling and Servicing
                                    Agreement").

                                    The Certificates will consist of (i) the Class A-1
                                    Certificates (the "Fixed Rate Certificates"), (ii) the
                                    Class A-2 Certificates (the "Adjustable Rate
                                    Certificates," and together with the Fixed Rate
                                    Certificates, the "Class A Certificates"), (iii) the
                                    Class X-1 and Class X-2 Certificates (the "Class X
                                    Certificates") and (iv) the Class R Certificates (the
                                    "Class R Certificates"). Distributions on the Class X
                                    and Class R Certificates (collectively, the "Subordinate
                                    Certificates") will be subordinate to distributions on
                                    the Class A Certificates to the extent described herein
                                    and in the Pooling and Servicing Agreement. Only the
                                    Class A Certificates are offered hereby. Interest due on
                                    the Class X Certificates on any Distribution Date shall
                                    be calculated based on a notional principal amount. The
                                    notional principal amount of the Class X-1 Certificates
                                    on any Distribution Date shall be the aggregate Loan
                                    Balance of the Mortgage Loans in the Fixed Rate Group as
                                    of the prior Distribution Date. The notional principal
                                    amount of the Class X-2 Certificates on any Distribution
                                    Date shall be the aggregate Loan Balance of the Mortgage
                                    Loans in the Adjustable Rate Group as of the prior
                                    Distribution Date. The Class R Certificates will
                                    represent an investment unit consisting of (i) the sole
                                    class of "residual interests" in the Subsidiary REMIC
                                    and (ii) the sole class of "residual interests," in the
                                    Master REMIC, as hereinafter described. The Class R
                                    Certificates shall not have a principal amount or
                                    pass-through rate.

B. Distributions--General.........  On the 25th day of each month, or, if such day is not a
                                    Business Day, then the next succeeding Business Day,
                                    commencing in July 1997 (each such day being a
                                    "Distribution Date"), the Trustee will be required to
                                    distribute to the holders of the Class A Certificates of
                                    record as of the last day of the calendar month
                                    immediately preceding the calendar month in which such
                                    Distribution Date occurs (each such date, the "Record
                                    Date"), to the extent of funds available, the "Class A
                                    Distribution Amount" which shall be the sum of (x)
                                    Current Interest and (y) the Principal Distribution
                                    Amount (each as defined below).

                                    For each Distribution Date, interest due with respect to
                                    the Fixed Rate Certificates will be interest which has
                                    accrued at the Class A-1 Pass-Through Rate on the
                                    related Class Certificate Balance during the calendar
                                    month immediately preceding the month in which such
                                    Distribution Date occurs. The interest due with respect
                                    to the Adjustable Rate Certificates will be the interest
                                    which has accrued at the Class A-2 Pass-Through Rate on
                                    the related Class Certificate Balance from the preceding
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                                    Distribution Date (or from the Closing Date in the case
                                    of the first Distribution Date) to and including the day
                                    prior to the current Distribution Date. Each such period
                                    relating to the accrual of interest is an "Accrual
                                    Period" for the related Class of Class A Certificates.
                                    All calculations of interest on the Fixed Rate
                                    Certificates will be made on the basis of a 360-day year
                                    assumed to consist of twelve 30-day months. Calculations
                                    of interest on the Adjustable Rate Certificates will be
                                    made on the basis of the actual number of days elapsed
                                    in the related Accrual Period and a year of 360 days.

                                    A "Business Day" is any day other than a Saturday,
                                    Sunday or a day on which banking institutions in New
                                    York City, in the city in which the corporate trust
                                    office of the Trustee is located, in the city in which
                                    the home office of the Master Servicer is located, or in
                                    the city in which the principal office of the
                                    Certificate Insurer is located are authorized or
                                    obligated by law or executive order to close.

C. Allocations of Interest          The Class A Distribution Amount relating to each of the
  and Principal...................  Fixed Rate Certificates and the Adjustable Rate
                                    Certificates (each, a "Certificate Group") for each
                                    Distribution Date (to the extent funds are available
                                    therefor) shall be allocated among the Class A
                                    Certificates in the following amounts and in the
                                    following order of priority:

                                    (i) First, with respect to each Certificate Group, to
                                    the holders of the Class A Certificates of such
                                    Certificate Group, the related Current Interest for such
                                    Class of Certificates on a pro rata basis without any
                                    priority among such Class A Certificateholders;

                                    (ii) Second, with respect to each Certificate Group, to
                                    the holders of the Class A Certificates of such
                                    Certificate Group, the Principal Distribution Amount (as
                                    defined under the sub-heading "D. Principal" below). The
                                    Principal Distribution Amount (A) applicable to the
                                    Fixed Rate Group shall be distributed to the holders of
                                    the Class A-1 Certificates until the Class Certificate
                                    Balance thereof is reduced to zero; and (B) applicable
                                    to the Adjustable Rate Group shall be distributed to the
                                    holders of the Class A-2 Certificates until the Class
                                    Certificate Balance thereof is reduced to zero; and

                                    (iii) Third, with respect to the Adjustable Rate Group,
                                    to the holders of the Adjustable Rate Certificates, the
                                    Basis Risk Carryover Amount (as defined below), if any.

                                    "Current Interest" with respect to each Class of Class A
                                    Certificates means, with respect to any Distribution
                                    Date (i) the aggregate amount of interest accrued at the
                                    related Pass-Through Rate during the preceding Accrual
                                    Period on the Class Certificate Balance of the related
                                    Class A Certificates immediately prior to such
                                    Distribution Date (net of Net Prepayment Interest
                                    Shortfalls and the interest portion of reductions due to
                                    the Relief Act) plus (ii) the portion of the Carry
                                    Forward Amount relating to interest, if any, with
                                    respect to such Class of Class A Certificates (net of
                                    Net Prepayment
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                                    Interest Shortfalls and the interest portion of
                                    reductions due to the Relief Act).

                                    The "Carry Forward Amount" with respect to any Class of
                                    the Class A Certificates for any Distribution Date is
                                    the sum of (x) the amount, if any, by which (i) the
                                    Class A Distribution Amount allocable to such Class as
                                    of the immediately preceding Distribution Date exceeded
                                    (ii) the amount of the actual distribution made to the
                                    holders of such Class of Class A Certificates on such
                                    immediately preceding Distribution Date plus (y) 30
                                    days' interest on such amount, calculated at the related
                                    Pass-Through Rate in effect with respect to such Class
                                    of Class A Certificates.

                                    If on any Distribution Date, the Pass-Through Rate for
                                    the Adjustable Rate Certificates is based on the
                                    Available Funds Cap, the excess (the "Basis Risk
                                    Excess") of (i) the amount of interest the Adjustable
                                    Rate Certificates would be entitled to receive on such
                                    Distribution Date at the lesser of (a) the Net Lifetime
                                    Cap for such Distribution Date and (b) the then-
                                    applicable Pass-Through Rate on the Adjustable Rate
                                    Certificates without reference to the Available Funds
                                    Cap, over (ii) the amount of interest such Adjustable
                                    Rate Certificates receive on such Distribution Date at
                                    the Available Funds Cap. The Basis Risk Excess for such
                                    Distribution Date, together with any Basis Risk Excess
                                    from prior Distribution Dates, is referred to herein as
                                    the "Basis Risk Carryover Amount". If, on any
                                    Distribution Date, the Available Funds Cap equals the
                                    Net Lifetime Cap, the Basis Risk Excess for such
                                    Distribution Date will equal zero. Any Basis Risk
                                    Carryover Amount will be paid, to the extent of funds,
                                    if any, available to make such payment, on any
                                    Distribution Date, as set forth under "Description of
                                    the Certificates--Distributions" herein. No interest
                                    will accrue on the Basis Risk Carryover Amount and no
                                    Basis Risk Carryover Amount will be paid to the holders
                                    of the Adjustable Rate Certificates after the Class
                                    Certificate Balance thereof has been reduced to zero.
                                    The Policy will not cover the payment of, and the
                                    ratings assigned to the Adjustable Rate Certificates do
                                    not address the likelihood of the payment of, any Basis
                                    Risk Carryover Amount. The "Net Lifetime Cap" on any
                                    Distribution Date is equal to the weighted average of
                                    the Maximum Mortgage Rates on the Mortgage Loans in the
                                    Adjustable Rate Group as of the first day of the related
                                    Due Period less the sum of (a) the Servicing Fee Rate,
                                    (b) the Trustee Fee Rate, (c) the Insurance Premium Rate
                                    and (d) commencing on the sixth Distribution Date, 0.50%
                                    per annum. The "Insurance Premium Rate" is the rate used
                                    to calculate the amount payable to the Certificate
                                    Insurer pursuant to the Pooling and Servicing Agreement
                                    as a premium for the Policy (the "Insurance Premium
                                    Amount").

                                    The credit enhancement provisions of the Trust Fund
                                    result in a limited acceleration of principal payments
                                    to the Class A Certificateholders; such provisions are
                                    more fully described under "Credit
                                    Enhancement--Overcollateralization Provisions"
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                                    and "Credit Enhancement--Crosscollateralization
                                    Provisions" herein. Such credit enhancement provisions
                                    also have an effect on the weighted average lives of the
                                    Class A Certificates; see "Yield and Prepayment
                                    Considerations" herein. In addition, the following
                                    discussion makes use of a number of defined terms which
                                    are defined under "Credit Enhancement---
                                    Overcollateralization Provisions" and "Credit
                                    Enhancement-- Crosscollateralization Provisions" herein.

D. Principal......................  On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Class A
                                    Certificates will be made in the amounts described
                                    herein. The "Principal Distribution Amount" for each of
                                    the Fixed Rate Certificates and the Adjustable Rate
                                    Certificates on each Distribution Date shall be the
                                    lesser of:

                                    (a) the Total Available Funds (as defined below) for the
                                    related Certificate Group plus any related Insured
                                    Payments minus the related Current Interest with respect
                                    to the related Certificate Group; and

                                    (b) the excess, if any, of (i) the sum of (without
                                    duplication):

                                    (A) the principal collected (other than the principal
                                    portion of Prepayments) by the Master Servicer for the
                                    related Due Period on or prior to the related
                                    Determination Date or advanced by the Master Servicer
                                    for such Distribution Date;

                                    (B) the principal portion of all Prepayments received by
                                    the Master Servicer during the Prepayment Period and
                                    remitted to the Trustee as of the Monthly Remittance
                                    Date;

                                    (C) the principal portion of any Loan Purchase Price for
                                    each Mortgage Loan in the related Loan Group that was
                                    repurchased by the Sellers or purchased by the Master
                                    Servicer on or prior to the related Monthly Remittance
                                    Date, to the extent such Loan Purchase Price is actually
                                    received by the Trustee on or prior to the related
                                    Monthly Remittance Date;

                                    (D) the principal portion of any Substitution
                                    Adjustments (i.e. the excess, if any, of the Loan
                                    Balance of a Mortgage Loan being replaced over the
                                    outstanding Loan Balance of a replacement Mortgage Loan)
                                    delivered by the Sellers on or prior to the related
                                    Monthly Remittance Date in connection with a
                                    substitution of a Mortgage Loan in the related Loan
                                    Group, to the extent such Substitution Adjustments are
                                    actually received by the Trustee on or prior to the
                                    related Monthly Remittance Date;

                                    (E) all Net Liquidation Proceeds and Curtailments
                                    actually collected by the Master Servicer in the related
                                    Loan Group during the related Due Period (to the extent
                                    such Net Liquidation Proceeds or Curtailment are related
                                    to principal) to the extent such Net Liquidation
                                    Proceeds or Curtailments are actually received by the
                                    Trustee on or prior to the related Monthly Remittance
                                    Date;
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                                    (F) the amount of any Subordination Deficit with respect
                                    to the related Loan Group for such Distribution Date;

                                    (G) the portion of the proceeds received with respect to
                                    the related Loan Group by the Trustee upon termination
                                    of the Trust Fund (to the extent such proceeds relate to
                                    principal);

                                    (H) the amount of any Subordination Increase Amount with
                                    respect to the related Loan Group for such Distribution
                                    Date to the extent of any Net Monthly Excess Cash Flow
                                    available for such purpose; and

                                    (I) the portion of any Carry Forward Amount relating to
                                    the principal with respect to the related Loan Group for
                                    such Distribution Date;

                                                              over

                                    (ii) the amount of any Subordination Reduction Amount
                                    with respect to the related Loan Group for such
                                    Distribution Date.

                                    The "Due Period" with respect to any Monthly Remittance
                                    Date is the calendar month immediately preceding the
                                    calendar month in which the Monthly Remittance Date
                                    occurs. A "Monthly Remittance Date" is the date on which
                                    funds on deposit in the Collection Account (less amounts
                                    that the Master Servicer is authorized to withdraw from
                                    the Collection Account in accordance with the Pooling
                                    and Servicing Agreement) are remitted by the Master
                                    Servicer to the Trustee for deposit into the
                                    Distribution Account, which is the Business Day immedi-
                                    ately prior to the related Distribution Date commencing
                                    in July 1997.

                                    With respect to any Distribution Date, the
                                    "Determination Date" is the 15th day of the month of
                                    such Distribution Date, or if such day is not a Business
                                    Day, the Business Day immediately preceding such 15th
                                    day of the month, commencing in July 1997. With respect
                                    to any Distribution Date, the "Prepayment Period" is the
                                    period commencing on the calendar day following the
                                    prior Determination Date to and including the
                                    Determination Date relating to the Distribution Date;
                                    provided, however, that the first "Prepayment Period"
                                    shall be the period commencing on June 16 through and
                                    including July 15.

                                    A "Liquidated Mortgage Loan" is, in general, a defaulted
                                    Mortgage Loan as to which the Master Servicer has
                                    determined that all amounts that it expects to recover
                                    on such Mortgage Loan have been recovered (exclusive of
                                    any possibility of a deficiency judgment).

                                    The Class A Certificateholders are entitled to receive
                                    ultimate recovery of Realized Losses which occur in the
                                    related Loan Group to the extent such Realized Losses
                                    create a Subordination Deficit in the related Loan
                                    Group, and payment in recovery of such losses will be in
                                    the form of an Insured Payment payable in accordance
                                    with the terms of the Policy on the next following
                                    Distribution Date if not covered through Net Monthly
                                    Excess Cashflow from the related Loan Group or
                                    crosscollateralization from the other Loan Group.
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                                    A "Subordination Deficit" with respect to a Loan Group
                                    and a Distribution Date is the amount, if any, by which
                                    (x) the aggregate of the Class Certificate Balances
                                    relating to such Loan Group, after taking into account
                                    all distributions to be made on such Distribution Date,
                                    exceeds (y) the aggregate Loan Balances of the Mortgage
                                    Loans in the related Loan Group as of the close of
                                    business on the last day of the related Due Period
                                    (taking into account all payments of principal, other
                                    than Prepayments, collected for the related Due Period
                                    on or prior to the related Determination Date, or, in
                                    connection with Curtailments and Net Liquidation
                                    Proceeds, collected during the related Due Period,
                                    together with all Prepayments received on such Mortgage
                                    Loans in such Loan Group during the related Prepayment
                                    Period.)

                                    A "Subordination Increase Amount" with respect to a Loan
                                    Group and Distribution Date is the amount, if any, of
                                    Net Monthly Excess Cashflow (as defined herein) actually
                                    applied as an accelerated payment of principal on the
                                    Class A Certificates relating to the applicable Loan
                                    Group. A "Subordination Reduction Amount" with respect
                                    to a Loan Group and Distribution Date is the amount, if
                                    any, distributed to the Subordinate Certificates in an
                                    amount equal to the lesser of (x) the Excess
                                    Subordinated Amount (as defined herein) and (y) the
                                    amount available for distribution on account of
                                    principal with respect to the Class A Certificates
                                    relating to the applicable Loan Group on such
                                    Distribution Date. See "Credit Enhancement--Overcol-
                                    lateralization Provisions" herein.

Credit Enhancement................  The credit enhancement provided for the benefit of the
                                    Class A Certificateholders consists of (x) the
                                    overcollateralization and crosscollateralization
                                    mechanics, which utilize the internal cash flows of the
                                    Trust Fund, and (y) the Policy.

                                    OVERCOLLATERALIZATION. The credit enhancement provisions
                                    of the Trust Fund result in a limited acceleration of
                                    the Classes of Class A Certificates then entitled to
                                    receive distributions of principal relative to the
                                    amortization of the related Mortgage Loans in the
                                    related Loan Group in the early months of the
                                    transaction. The accelerated amortization is achieved by
                                    the application of certain excess interest to the
                                    payment of principal on the Fixed Rate Certificates and
                                    Adjustable Rate Certificates. This acceleration feature
                                    creates, with respect to each Loan Group, overcol-
                                    lateralization (I.E., the excess of the aggregate Loan
                                    Balance of the Mortgage Loans in the related Loan Group
                                    over the aggregate Class Certificate Balance of the
                                    Class A Certificates in the related Certificate Group).
                                    Once the required level of overcollateralization is
                                    reached, and subject to the provisions described in the
                                    next paragraph, the acceleration feature will cease,
                                    until necessary to maintain the required level of
                                    overcollateralization.

                                    The Pooling and Servicing Agreement provides that,
                                    subject to certain floors, caps and triggers, the
                                    required level of overcollateralization with respect to
                                    a Loan Group may increase or decrease over time. An
                                    increase would result in a temporary
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                                    period of accelerated amortization of the Classes of
                                    Class A Certificates then entitled to receive
                                    distributions of principal to increase the actual level
                                    of overcollateralization to its required level; a
                                    decrease would result in a temporary period of deceler-
                                    ated amortization to reduce the actual level of
                                    overcollateralization to its required level.

                                    CROSSCOLLATERALIZATION. In addition to the foregoing,
                                    the Pooling and Servicing Agreement provides for
                                    crosscollateralization through the application of excess
                                    amounts generated by one Loan Group to fund shortfalls
                                    in Available Funds and the required
                                    overcollateralization level in the other Loan Group,
                                    subject to certain prior debt service and credit
                                    enhancement requirements of such Loan Group.

                                    See "Yield and Prepayment Considerations," "Credit
                                    Enhancement--Overcollateralization Provisions" and
                                    "Credit Enhancement--Crosscollateralization Provisions"
                                    herein and "Credit Enhancement" in the Prospectus.

                                    POLICY. Financial Security Assurance Inc. (the
                                    "Certificate Insurer"), will provide a Policy with
                                    respect to the Class A Certificates.

                                    Subject to the terms thereof, the Policy unconditionally
                                    and irrevocably guarantees payments to the Trust Fund on
                                    any Distribution Date of Current Interest (net of any
                                    Prepayment Interest Shortfalls and the interest portion
                                    of reductions due to the Relief Act) and any
                                    Subordination Deficit with respect to each Certificate
                                    Group.

                                    The Policy is not cancelable for any reason.

                                    "Insured Payments" means, with respect to any Loan Group
                                    and any Distribution Date, without duplication, (A) the
                                    excess, if any, of (i) the sum of (a) the Current
                                    Interest with respect to the Class A Certificates
                                    relating to such Loan Group and (b) the then existing
                                    Subordination Deficit for such Loan Group, if any over
                                    (ii) Total Available Funds for such Loan Group (net of
                                    the Insurance Premium Amount for such Loan Group) after
                                    taking into account any Principal Distribution Amount to
                                    be actually distributed on such Distribution Date and
                                    the crosscollateralization provisions of the Trust Fund.

                                    Insured Payments do not cover Realized Losses except to
                                    the extent that a Subordination Deficit exists. Insured
                                    Payments do not cover the Master Servicer's failure to
                                    make P&I Advances, except to the extent that a
                                    Subordination Deficit or a failure to distribute Current
                                    Interest would otherwise result therefrom. Nevertheless,
                                    the effect of the Policy is to guarantee the timely
                                    payment of Current Interest (net of Prepayment Interest
                                    Shortfalls and the interest portion of reductions due to
                                    the Relief Act) on all Classes of the Class A
                                    Certificates and the ultimate payment of the principal
                                    amount of the Class A Certificates.

                                    The Policy does not guarantee any specified rate of
                                    prepayments, nor does the Policy provide funds to redeem
                                    the Class A
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                                    Certificates on any specified date. The Certificate
                                    Insurer's obligation under the Policy will be discharged
                                    to the extent that funds are received by the Trustee for
                                    distribution to the Class A Certificateholders. See
                                    "Credit Enhancement--The Policy" herein.

Servicing.........................  The Master Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans.
                                    The Master Servicer will be permitted to service the
                                    Mortgage Loans through subservicers. See "Pooling and
                                    Servicing Agreement-- Servicing and Sub-Servicing"
                                    herein. The Master Servicer will receive a monthly
                                    servicing fee (the "Servicing Fee"), payable out of the
                                    interest amounts collected by the Master Servicer on
                                    each Mortgage Loan, as compensation for acting as Master
                                    Servicer, and will be responsible for all fees payable
                                    to any subservicers. The Servicing Fee for each Mortgage
                                    Loan will be paid on each Distribution Date for the
                                    related Due Period, and will be equal to 0.50% per annum
                                    (the "Servicing Fee Rate") of the then outstanding Loan
                                    Balance of each such Mortgage Loan as of the first day
                                    of the related Due Period. As part of its servicing
                                    responsibilities, the Master Servicer will be required
                                    to cause to be deposited, in the manner and at the times
                                    described herein, into an account or accounts (the
                                    "Collection Account"), which must be an Eligible
                                    Account, all payments received with respect to the
                                    Mortgage Loans after the Cut-off-Date, except any late
                                    fees, penalty charges, prepayment premiums, bad check
                                    fees, extension, modification or assumption fees and
                                    other administrative or similar charges allowed by
                                    applicable law which will be retained by the Master
                                    Servicer as additional servicing compensation. The
                                    Master Servicer is entitled to receive investment
                                    earnings on amounts in the Collection Account and shall
                                    be responsible for investment losses thereon without the
                                    right to reimbursement thereof. See "Description of the
                                    Certificates--Deposits to Collection Account" and "The
                                    Pooling and Servicing Agreement--Servicing and
                                    Sub-Servicing" herein.

P&I Advances and
  Compensating Interest...........  The Master Servicer will be obligated to make P&I
                                    Advances no later than the Monthly Remittance Date only
                                    to the extent that such P&I Advances, in the Master
                                    Servicer's reasonable judgment, are recoverable from the
                                    related Mortgage Loan. P&I Advances are recoverable from
                                    collections on the Mortgages Loans with respect to the
                                    related Loan Group or from Net Monthly Excess Cashflow.
                                    "P&I Advances" will equal, on any Distribution Date (A)
                                    scheduled interest on the Mortgage Loans due and payable
                                    during the related Due Period but uncollected as of the
                                    related Determination Date (net of the Servicing Fee)
                                    and (B) principal due and payable during the related Due
                                    Period but uncollected as of the related Determination
                                    Date, other than a Balloon Payment. The Master Servicer
                                    will also be required to make Servicing Advances. See
                                    "The Pooling and Servicing Agreement--Servicing and
                                    Sub-servicing" herein.
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                                    In addition, the Master Servicer will also be required
                                    to pay Compensating Interest with respect to any
                                    Prepayment received on a Mortgage Loan during the
                                    related Prepayment Period as described herein under "The
                                    Pooling and Servicing Agreement--Servicing and
                                    Sub-Servicing." The Master Servicer will not be required
                                    to pay Compensating Interest with respect to any
                                    Prepayment Period in an amount in excess of one-half the
                                    Servicing Fee received by the Master Servicer for such
                                    Mortgage Loan.

Special Prepayment
  Considerations..................  The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in
                                    general, on the rate and timing of principal payments
                                    (including prepayments and collections upon defaults,
                                    liquidations and repurchases) on the Mortgage Loans in
                                    the related Loan Group and the allocation thereof to pay
                                    principal on the Class A Certificates as provided
                                    herein. As is the case with mortgage pass-through
                                    certificates generally, the Class A Certificates are
                                    subject to substantial inherent cash-flow uncertainties
                                    because the related Mortgage Loans may be prepaid at any
                                    time; however, with respect to a majority of the
                                    Mortgage Loans in each Loan Group, a prepayment may
                                    subject the related mortgagor to a prepayment charge.
                                    See "The Mortgage Pool" herein.

                                    Generally, when prevailing interest rates are
                                    increasing, prepayment rates on mortgage loans tend to
                                    decrease; a decrease in the prepayment rates on the
                                    Mortgage Loans in either Loan Group will result in a
                                    reduced rate of return of principal to investors in the
                                    related Class A Certificates at a time when reinvestment
                                    at such higher prevailing rates would be desirable.
                                    Conversely, when prevailing interest rates are
                                    declining, prepayment rates on mortgage loans tend to
                                    increase; an increase in the prepayment rates on the
                                    Mortgage Loans in either Loan Group will result in a
                                    greater rate of return of principal to investors in the
                                    related Class A Certificates at a time when reinvestment
                                    at comparable yields may not be possible.

Special Yield
  Considerations..................  The yield to maturity on the Class A Certificates will depend, in general, on (i) the applicable Pass-Through
                                    Rates thereon, (ii) the applicable purchase price and
                                    (iii) the rate and timing of principal payments
                                    (including payments by the Certificate Insurer,
                                    prepayments and collections upon defaults, liquidations
                                    and repurchases) on the Mortgage Loans in the related
                                    Loan Group and the allocation thereof to reduce the
                                    Certificate Principal Balance of such Certificates, as
                                    well as other factors.

                                    The yield to investors in the Class A Certificates will
                                    be adversely affected by any allocation thereto of any
                                    interest shortfalls not covered by the Certificate
                                    Insurer.

                                    In general, if the Class A Certificates are purchased at
                                    a premium and principal distributions thereon occur at a
                                    rate faster than anticipated at the time of purchase,
                                    the investor's actual yield to maturity will be lower
                                    than that assumed at the time of

                                    purchase. Conversely, if the Class A Certificates are
                                    purchased at a discount and principal distributions
                                    thereon occur at a rate slower than that assumed at the
                                    time of purchase, the investor's actual yield to
                                    maturity will be lower than that originally antici-
                                    pated.

                                    The proceeds to the Depositor from the sale of the Class
                                    A Certificates were determined based on a number of
                                    assumptions, including a prepayment assumption of 100%
                                    of the Prepayment Vector (as defined herein) in the case
                                    of the Mortgage Loans in the Fixed Rate Group, or 25%
                                    CPR (as defined herein) in the case of Mortgage Loans in
                                    the Adjustable Rate Group, and weighted average lives
                                    corresponding thereto. No representation is made that
                                    the Mortgage Loans will prepay at either such rate or at
                                    any other rate, or that the Mortgage Loans in each Loan
                                    Group will prepay at the same rate. The yield
                                    assumptions for the Class A Certificates will vary as
                                    determined at the time of sale.

Optional Termination..............  On any Distribution Date on or after the date (the
                                    "Optional Termination Date") on which the aggregate Loan
                                    Balance of the Mortgage Loans in the Trust Fund has
                                    declined to less than 10% of the aggregate principal
                                    balance of the Mortgage Loans as of the Cut-off Date
                                    (the "Original Pool Principal Balance") a majority
                                    holder of the Class R Certificates (the "Class R
                                    Optionholder") (or if such holder does not exercise such
                                    option, the Master Servicer or the Certificate Insurer)
                                    will have the option, subject to certain conditions set
                                    forth in the Pooling and Servicing Agreement, to
                                    purchase all, but not less than all, of the Mortgage
                                    Loans and other assets of the Trust Fund, at the
                                    purchase price described herein. The payment of such
                                    purchase price will effect retirement of the
                                    Certificates which are outstanding on the date of
                                    purchase and may have an effect on an investor's yield
                                    on such Certificates. See "The Pooling and Servicing
                                    Agreement--Termination; Retirement of the Certificates"
                                    herein.

Final Scheduled
  Distribution Dates..............  The Final Scheduled Distribution Date for each Class of
                                    Class A Certificates is set forth below, although it is
                                    anticipated that the actual final Distribution Date for
                                    each Class may occur earlier than its Final Scheduled
                                    Distribution Date. See "Certain Yield and Prepayment
                                    Considerations" herein.

                                                                                              FINAL SCHEDULED
                                                                                                DISTRIBUTION
                                                                                                    DATE
                                                                                              ----------------
                                            Class A-1 Certificates:                              July 25, 2027

                                            Class A-2 Certificates:                              July 25, 2027

Federal Income
  Tax Consequences................  For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to
                                    which elections will be made to treat each as a separate
                                    "real estate mortgage investment conduit" ("REMIC"). The
                                    Class A Certificates and Class X Certificates will
                                    constitute "regular interests" in the

                                    Master REMIC. The Class R Certificates will represent
                                    the beneficial ownership of the sole class of "residual
                                    interest" in the Master REMIC and the sole class of
                                    "residual interest" in the Subsidiary REMIC and will be
                                    the class of Residual Certificates, as described in the
                                    Prospectus.

                                    Upon the issuance of the Certificates, Latham & Watkins,
                                    special tax counsel to the Depositor ("Tax Counsel"),
                                    and counsel to the Underwriter, will deliver its opinion
                                    generally to the effect that, assuming compliance with
                                    all provisions of the Pooling and Servicing Agreement,
                                    for federal income tax purposes, each of the Master
                                    REMIC and Subsidiary REMIC will qualify as a REMIC under
                                    Sections 860A through 860G of the Internal Revenue Code
                                    of 1986 (the "Code") and the Class A Certificates will
                                    be treated as debt of the Master REMIC for federal
                                    income tax purposes.

                                    For further information regarding the federal income tax
                                    consequences of investing in the Class A Certificates,
                                    see "Federal Income Tax Consequences" herein and in the
                                    Prospectus.

ERISA Considerations..............  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), or the Code should carefully review with its
                                    legal advisors whether the purchase or holding of
                                    Certificates could give rise to a transaction prohibited
                                    or not otherwise permissible under ERISA or the Code.
                                    Certain exemptions from the prohibited transaction rules
                                    could be applicable to the acquisition of the
                                    Certificates. See "ERISA Considerations." The U.S.
                                    Department of Labor has issued an individual exemption,
                                    Prohibited Transaction Exemption 90-24, to Morgan
                                    Stanley & Co. Incorporated that generally exempts from
                                    the application of certain of the prohibited transaction
                                    provisions of ERISA and the Code, transactions relating
                                    to the purchase, sale and holding of pass-through
                                    certificates underwritten by such Underwriter such as
                                    the Class A Certificates and the servicing and operation
                                    of asset pools, provided that certain conditions are
                                    satisfied.

Legal Investment..................  The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984 ("SMMEA") for so
                                    long as they are rated in at least the second highest
                                    rating category by one or more nationally recognized
                                    statistical rating agencies. Institutions whose
                                    investment activities are subject to legal investment
                                    laws and regulations, regulatory capital requirements or
                                    review by regulatory authorities may be subject to
                                    restrictions on investment in the Class A Certificates
                                    and should consult with their legal advisors. See "Legal
                                    Investment" herein and "Legal Matters" in the
                                    Prospectus.

Ratings...........................  It is a condition to the issuance of the Class A
                                    Certificates that each be rated AAA by Standard and
                                    Poor's Ratings Services, a

                                    division of The McGraw-Hill Companies ("S&P") and Aaa by
                                    Moody's Investors Service, Inc. ("Moody's", and each of
                                    S&P and Moody's, a "Rating Agency"). A security rating
                                    is not a recommendation to buy, sell or hold securities
                                    and may be subject to revision or withdrawal at any
                                    time. No person is obligated to maintain any rating on
                                    any Class of Class A Certificates and, accordingly,
                                    there can be no assurance that the rating assigned to
                                    any Class of Class A Certificates upon initial issuance
                                    thereof will not be lowered or withdrawn by a Rating
                                    Agency at any time thereafter. In the event any rating
                                    is revised or withdrawn, the liquidity of the related
                                    Class of Class A Certificates may be adversely affected.
                                    In general, the ratings address credit risk and do not
                                    represent any assessment of the likelihood or rate of
                                    principal prepayments. In addition, the Rating Agencies
                                    do not address the likelihood of payment of any Basis
                                    Risk Carryover Amount. See "Risk Factors--Ratings are
                                    not Recommendations" in the Prospectus and "Ratings"
                                    herein and in the Prospectus.

Risk Factors......................  For a discussion of certain risks associated with an investment in the Class A Certificates, see "Risk
                                    Factors" on page S-22 herein and on page 18 in the
                                    Prospectus.

                                  RISK FACTORS

    Investors should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates.

UNDERWRITING STANDARDS

    The Sellers' underwriting standards are primarily intended to assess the value of the Mortgaged Property and to evaluate the adequacy of such property as collateral for the Mortgage Loan. The Sellers provide loans primarily to borrowers who do not qualify for loans conforming to FNMA and FHLMC guidelines but who have equity in their property. While the Sellers' primary consideration in underwriting a Mortgage Loan is the value of the Mortgaged Property, the Sellers also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the Mortgaged Property.

    As a result of the Sellers' underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to conforming loan guidelines.

    Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 45.69% and 13.83% of the Mortgage Loans in the Fixed Rate Group, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California and Florida, respectively. Approximately 19.01% and 10.75% of the Mortgage Loans in the Adjustable Rate Group, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California and Illinois, respectively. If the residential real estate market in the States of California, Florida or Illinois should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may be expected to increase, and may increase substantially. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

ADDITIONAL RISKS ASSOCIATED WITH THE MORTGAGE LOANS

    Approximately 14.71% of the Mortgage Loans in the Fixed Rate Group and approximately 17.70% of the Mortgage Loans in the Adjustable Rate Group, each by aggregate principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date, had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. See "The Mortgage Pool--General" herein.

    Approximately 5.12% of the Mortgage Loans in the Fixed Rate Group and approximately 8.83% of the Mortgage Loans in the Adjustable Rate Group, each by aggregate principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date, have a first Due Date (as defined herein) on July 1, 1997.

LIMITED OPERATING HISTORY

    Approximately 13.00% of the Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. LMAC, Inc. intends to acquire the Mortgage Loans from Ocwen Financial Services, Inc. on the Closing Date contemporaneously with the transfer of the Mortgage Loans by LMAC, Inc. to the Depositor on the Closing Date. Ocwen Financial Services, Inc. commenced operations in May 1997 and accordingly does not have representative historical delinquency, bankruptcy, foreclosure or default experience with respect to its portfolio of mortgage loans.

LIMITED LIQUIDITY

    Prior to their issuance there has been no market for the Class A Certificates nor can there be any assurance that one will develop or, if it does develop, that it will provide Certificate Owners of the Class A Certificates with liquidity or will continue for the life of the Class A Certificates. The Underwriter intends, but is not obligated, to make a market in the Class A Certificates.

DIFFICULTY IN PLEDGING

    Since transactions in Class A Certificates can be effected only through DTC, Cedel or Euroclear, their Participants and Indirect Participants, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" herein.

POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS

    Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration" herein.

LIMITED OBLIGATIONS

    The Class A Certificates will not represent an interest in or obligation of the Depositor, the Sellers, the Master Servicer, the Trustee, the Certificate Insurer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Depositor and of the Master Servicer (in its capacity as Seller) pursuant to certain limited representations and warranties made with respect to its servicing obligations under the Agreement (including the limited obligation to make certain P&I Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. The Class A Certificates are covered by the Policy, as and to the extent described under the caption "Credit Enhancement--The Policy" herein. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) and of the Policy will be the sole source of payments on the Class A Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Class A Certificates.

LEGAL CONSIDERATIONS

    State law generally regulates interest rates and other charges, requires certain disclosures, and, unless an exemption is available, requires licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

    The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the notes or other documents or agreements evidencing the borrower's indebtedness in respect of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience and (iv) the Fair Debt Collection Practices Act and Federal Trade Commission rule on Credit Practices, which regulates practices used to effect collections on consumer loans. Certain of the Mortgage Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related mortgage loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    The application of state and federal consumer protection laws to particular circumstances is not always certain and in some cases courts and regulatory authorities have shown a willingness to adopt novel interpretations of these laws. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws may limit the ability of an assignee (including the Trust Fund) to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the assignee to damages and administrative sanctions. In some instances, particularly in actions involving fraud or deceptive practices, damage awards have been large. If the Trust Fund were obligated to pay any such damages, its assets would be reduced, resulting in a possible loss to Certificate holders.

    The Sellers will represent and warrant in the Pooling and Servicing Agreement that each Mortgage Loan was originated in compliance with applicable law in all material respects. See "Risk Factors--Legal Matters" in the Prospectus.

RISK OF MORTGAGE LOAN RATES REDUCING THE CLASS A-2 CERTIFICATES PASS-THROUGH
  RATE

    The calculation of the Class A-2 Certificates Pass-Through Rate is based upon (i) the value of One-Month LIBOR which is different from the value of the Index applicable to the Mortgage Loans in the Adjustable Rate Group (either as a result of the use of a different index, a different rate determination date or a different rate adjustment date) and (ii) the weighted average of the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. In general, the Mortgage Loans in the Adjustable Rate Group adjust based upon Six-Month LIBOR whereas the Pass-Through Rate on the Class A-2 Certificates adjusts monthly based upon One-Month LIBOR, as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Mortgage Loans in the Adjustable Rate Group (net of the Servicing Fee, the Insurance Premium Amount, the Trustee Fee and certain reductions required by the Certificate Insurer) during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the Adjustable Rate Margin on the Class A-2 Certificates during the related Accrual Period. In particular the Class A-2 Certificates Pass-Through Rate adjusts monthly, while the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently with the result that the Available Funds Cap may limit increases in the Class A-2 Certificates Pass-Through Rate for extended periods in a rising interest rate environment. The Mortgage Rate on 2.33%, 69.30%, 1.61% and 0.05% of the Mortgage Loans in the Adjustable Rate Group, in each case based upon the aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date, will not adjust for one year, two years, three years or five years, respectively, following origination. In addition, the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may respond to different economic and market factors than the Class A-2 Certificates Pass-Through Rate and there is not necessarily a correlation between them. Thus, it is possible, for example, that the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may fall during periods in which One-Month LIBOR is stable or is rising or that, even if both the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group and One-Month LIBOR fall during the same period, the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may fall more rapidly than One-Month LIBOR. Furthermore, if the Available Funds Cap is used to determine the Class A-2 Pass-Through Rate for a Distribution Date, the value of the Class A-2 Certificates may be temporarily reduced.

    If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on the Class A-2 Certificates based on the applicable level of One-Month LIBOR plus the Adjustable Rate Margin is greater than the weighted average (calculated as described herein) of the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period, less the sum of (a) the Servicing Fee Rate,
(b) the Trustee Fee Rate, (c) the Insurance Premium Rate and (d) commencing on the sixth Distribution Date, 0.50% per annum, and the Pass-Through Rate on the Class A-2 Certificates is therefore based on the Available Funds Cap, Basis Risk Excess will, except as provided below, arise. However, no assurance can be given that there will be sufficient Net Monthly Excess Cashflow generated from the Mortgage Loans in the Adjustable Rate Group (or, with respect to any crosscollateralization provisions, from the Mortgage Loans in the Fixed Rate Group) to pay the Basis Risk Carryover Amount on any given Distribution Date. Interest will not accrue on or be paid on the Basis Risk Carryover Amount and the Policy will not cover any Basis Risk Carryover Amount. Moreover, to the extent that the Available Funds Cap for any Distribution Date equals the Net Lifetime Cap, the Basis Risk Excess for such Distribution Date will equal zero.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF INSOLVENCY OF OCWEN FEDERAL
  BANK FSB

    The Depositor believes that the transfer of the Mortgage Loans by Ocwen Federal Bank FSB to it will constitute absolute and unconditional sales. However, in the event of an insolvency and receivership of Ocwen Federal Bank FSB at a time when it or any affiliate holds Certificates, the Federal Deposit Insurance Corporation (the "FDIC") as its receiver, for purposes of such a receivership, could attempt to recharacterize the sale of the Mortgage Loans by Ocwen Federal Bank FSB as a borrowing by Ocwen Federal Bank FSB or such affiliate from the Depositor, secured by a pledge of the Mortgage Loans. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates. If such an attempt were successful, the FDIC could elect to liquidate the Mortgage Loans and accelerate payment of the Certificates with the holders thereof entitled to the then outstanding principal amount thereof, if any, together with interest at the applicable Pass-Through Rate to the date of payment. Thus, the holders of Certificates could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                               THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of approximately 896 conventional one- to four-family, fixed-rate and adjustable-rate Mortgage Loans secured by first liens on residential real properties consisting of detached or semi-detached one-to-four family dwellings, townhouses, individual condominium units and individual units in planned unit developments (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity ranging from 15 years to 30 years. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group") based upon whether the Mortgage Loans are fixed-rate Mortgage Loans (the "Fixed Rate Group") or adjustable rate Mortgage Loans (the "Adjustable Rate Group"). The Fixed Rate Group will consist of approximately 211 Mortgage Loans having an aggregate principal balance as of June 1, 1997 (the "Cut-off Date") of approximately $17,727,255, and the Adjustable Rate Group will consist of approximately 685 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $87,118,227, in each case after application of scheduled payments due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance of plus or minus 5%. Each Mortgage Loan in the Adjustable Rate Group provides for semi-annual adjustment to the mortgage rate thereon, provided that in the case of 2.33% of the Mortgage Loans the first Adjustment Date for such Mortgage Loans will occur after an initial period of one year, in the case of 69.30% of the Mortgage Loans, two years, in the case 1.61% of the Mortgage Loans, three years, or in the case of 0.05% of the Mortgage Loans, five years, each by aggregate principle balance of the Mortgage

Loans in the Adjustable Rate Group as of the Cut-off Date, from the origination thereof based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described under "--The Adjustable Rate Group" herein.

    The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Sellers. See "--Underwriting Standards; Representations" herein. Ocwen Federal Bank FSB will act as the master servicer for the Mortgage Loans pursuant to the Agreement (in such capacity, the "Master Servicer").

    Approximately 14.71% of the Mortgage Loans in the Fixed Rate Group and approximately 17.70% of the Mortgage Loans in the Adjustable Rate Group had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. No Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 90.0%. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio.

    Substantially all of the Mortgage Loans generally have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

    Approximately 91.52% of the Mortgage Loans in the Fixed Rate Group and approximately, 66.75% of the Mortgage Loans in the Adjustable Rate Group provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within one year, two years, three years or five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six month's interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period. The Master Servicer will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

    Approximately 3.91% of the Mortgage Loans in the Fixed Rate Group are Buydown Mortgage Loans.

    Approximately 0.51% of the Mortgage Loans in the Fixed Rate Group and none of the Mortgage Loans in the Adjustable Rate Group are balloon payment mortgage loans (each, a "Balloon Mortgage Loan"). Each Balloon Mortgage Loan generally amortizes over 360 months, but the final payment (the "Balloon Payment") on each Balloon Mortgage Loan is due and payable on the 180th month. The amount of the Balloon Payment on each Balloon Mortgage Loan is substantially in excess of the amount of the scheduled monthly payment on such Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

    The Mortgage Loans in each Loan Group are expected to have the additional characteristics described below under "--The Fixed Rate Group" or "--The Adjustable Rate Group," as applicable.

THE FIXED RATE GROUP

    Each Mortgage Loan in the Fixed Rate Group is a fixed-rate mortgage loan. Each Mortgage Loan in the Fixed Rate Group had a Mortgage Rate of not less than 8.25% per annum and not more than 14.99% per annum and as of the Cut-off Date the weighted average Mortgage Rate was approximately 10.69% per annum.

    The weighted average remaining term to maturity of the Mortgage Loans in the Fixed Rate Group will be approximately 336 months as of the Cut-off Date. None of the Mortgage Loans in the Fixed Rate Group will have a first Due Date prior to February 1, 1996 or after July 1, 1997, or will have a remaining term to maturity of less than 163 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan in the Fixed Rate Group is June 1, 2027.

    The average principal balance of the Mortgage Loans in the Fixed Rate Group at origination was approximately $84,175 . No Mortgage Loan in the Fixed Rate Group had a principal balance at origination of greater than $333,750 or less than $20,825 . The average principal balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date was approximately $84,015. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $333,327 or less than approximately $20,711.

    The Mortgage Loans in the Fixed Rate Group are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                            GEOGRAPHIC DISTRIBUTION
                          OF THE MORTGAGED PROPERTIES
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
LOCATION                                                             LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
California.....................................................           70     $   8,099,277.93           45.69%
Florida........................................................           35         2,451,175.74           13.83
Indiana........................................................           22         1,254,940.36            7.08
New York.......................................................            5           595,888.11            3.36
Oregon.........................................................            6           517,566.42            2.92
New Jersey.....................................................            5           486,642.05            2.75
Massachusetts..................................................            4           485,813.34            2.74
Illinois.......................................................            7           470,742.27            2.66
Utah...........................................................            6           466,183.24            2.63
Ohio...........................................................            7           381,653.39            2.15
Colorado.......................................................            4           369,358.40            2.08
Arizona........................................................            6           346,249.35            1.95
Nebraska.......................................................            4           227,510.34            1.28
Georgia........................................................            5           222,902.78            1.26
Pennsylvania...................................................            3           219,430.72            1.24
Hawaii.........................................................            1           188,703.69            1.06
Maryland.......................................................            4           149,058.23            0.84
Missouri.......................................................            4           142,640.01            0.80
Wisconsin......................................................            3           141,933.66            0.80
North Carolina.................................................            2           122,480.30            0.69
Connecticut....................................................            2            90,407.03            0.51
Michigan.......................................................            2            90,350.25            0.51
Virginia.......................................................            2            81,389.20            0.46
Vermont........................................................            1            75,000.00            0.42
Rhode Island...................................................            1            49,957.88            0.28
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    The greatest geographic concentration of Mortgage Loans in the Fixed Rate Group by aggregate principal balance as of the Cut-off date was $371,698 in California in the 91331 zip code.

                           PRINCIPAL BALANCES OF THE
                         MORTGAGE LOANS AT ORIGINATION
                                FIXED RATE GROUP

                                                                                     AGGREGATE         % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                    NUMBER OF    OUTSTANDING AS OF    OUTSTANDING AS OF
     RANGE                                                            LOANS       THE CUT-OFF DATE    THE CUT-OFF DATE
---------------------                                             -------------  ------------------  -------------------
   $     1- $ 25,000   .........................................            2     $      43,361.13             0.24%
    25,001-   50,000   .........................................           63         2,305,696.15            13.01
    50,001-   75,000   .........................................           51         3,252,441.52            18.35
    75,001-  100,000   .........................................           36         3,160,832.53            17.83
   100,001-  125,000   .........................................           26         2,912,220.98            16.43
   125,001-  150,000   .........................................            9         1,205,912.59             6.80
   150,001-  175,000   .........................................            8         1,267,787.17             7.15
   175,001-  200,000   .........................................            6         1,148,820.41             6.48
   200,001-  225,000   .........................................            4           877,272.06             4.95
   225,001-  250,000   .........................................            4           954,411.61             5.38
   250,001-  275,000   .........................................            1           265,172.01             1.50
   325,001-  350,000   .........................................            1           333,326.53             1.88
                                                                          ---    ------------------          ------
    Total:             .........................................          211     $  17,727,254.69           100.00%
                                                                          ---    ------------------          ------
                                                                          ---    ------------------          ------

    The average principal balance of the Mortgage Loans in the Fixed Rate Group at origination was approximately $84,175. No Mortgage Loan in the Fixed Rate Group had a principal balance at origination greater than $333,750 or less than $20,825.

                    PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
RANGE                                                                LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
$     1 - $ 25,000.............................................            2     $      43,361.13            0.24%
  25,001 -   50,000............................................           63         2,305,696.15           13.01
  50,001 -   75,000............................................           51         3,252,441.52           18.35
  75,001 -  100,000............................................           37         3,260,413.30           18.39
 100,001 -  125,000............................................           26         2,937,497.65           16.57
 125,001 -  150,000............................................            8         1,081,055.15            6.10
 150,001 -  175,000............................................            8         1,267,787.17            7.15
 175,001 -  200,000............................................            6         1,148,820.41            6.48
 200,001 -  225,000............................................            4           877,272.06            4.95
 225,001 -  250,000............................................            4           954,411.61            5.38
 250,001 -  275,000............................................            1           265,172.01            1.50
 325,001 -  350,000............................................            1           333,326.53            1.88
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    The average principal balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date was approximately $84,015. No Mortgage Loan in the Fixed Rate Group had a principal balance as of the Cut-off Date greater than $333,327 or less than $20,711.

                      MORTGAGE RATES OF THE MORTGAGE LOANS
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                         MORTGAGE RATE                               LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
                       ----------------                          -------------  ------------------  -----------------
 8.001%-  8.500%...............................................            3     $     261,907.78            1.48%
 8.501 -  9.000................................................            5           646,566.74            3.65
 9.001 -_ 9.500................................................           14         1,343,153.77            7.58
 9.501 - 10.000................................................           42         4,066,830.37           22.94
10.001 - 10.500................................................           34         3,744,004.22           21.12
10.501 - 11.000................................................           30         2,615,909.25           14.76
11.001 - 11.500................................................           22         1,066,352.83            6.02
11.501 - 12.000................................................           18         1,603,568.47            9.05
12.001 - 12.500................................................           21         1,328,558.78            7.49
12.501 - 13.000................................................            8           385,118.92            2.17
13.001 - 13.500................................................            5           292,738.96            1.65
13.501 - 14.000................................................            8           261,993.23            1.48
14.501 - 15.000................................................            1           110,551.37            0.62
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate Group was approximately 10.69% per annum.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                      LOAN-TO-VALUE RATIO                            LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
                    ----------------------                       -------------  ------------------  -----------------
20.01% - 25.00%................................................            1     $      31,957.07            0.18%
25.01 - 30.00..................................................            1            34,989.96            0.20
35.01 - 40.00..................................................            3           204,624.90            1.15
40.01 - 45.00..................................................            3           176,349.49            0.99
45.01 - 50.00..................................................            5           276,355.00            1.56
50.01 - 55.00..................................................           10           906,481.49            5.11
55.01 - 60.00..................................................            6           395,103.98            2.23
60.01 - 65.00..................................................           18         1,325,500.26            7.48
65.01 - 70.00..................................................           48         3,095,631.12           17.46
70.01 - 75.00..................................................           38         3,851,016.20           21.72
75.01 - 80.00..................................................           53         4,821,090.95           27.20
80.01 - 85.00..................................................           21         1,967,028.05           11.10
85.01 - 90.00..................................................            4           641,126.22            3.62
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Fixed Rate Group was approximately 73.10%. No Mortgage Loan in the Fixed Rate Group had a Loan-to-Value Ratio at origination greater than 90.00% or less than 24.24%.

                                 PROPERTY TYPE
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUSTANDING AS OF
PROPERTY TYPE                                                        LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Single Family Residence........................................          174     $  14,679,546.30           82.81%
2-4 Family.....................................................           28         2,449,385.94           13.82
Condo..........................................................            8           547,463.96            3.09
Planned Unit Development.......................................            1            50,858.49            0.29
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                OCCUPANCY STATUS
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUSTANDING AS OF
OCCUPANCY                                                            LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Owner Occupied.................................................          167     $  14,614,657.89           82.44%
Non-Owner Occupied.............................................           44         3,112,596.80           17.56
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                         PURPOSE OF THE MORTGAGE LOANS
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUSTANDING AS OF
LOAN PURPOSE                                                         LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Equity-out Refinance...........................................          149     $  13,486,048.29           76.08%
Refinance......................................................           36         3,013,149.26           17.00
Purchase.......................................................           26         1,228,057.14            6.93
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                 LOAN PROGRAMS
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
LOAN PROGRAM                                                         LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Full Documentation Program.....................................          133     $  11,154,132.70           62.92%
Lite Documentation Program.....................................           10         1,124,372.81            6.34
Stated Income Documentation Program............................           68         5,448,749.18           30.74
                                                                         ---    ------------------         ------
    Total......................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                RISK CATEGORIES
                                FIXED RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
RISK CATEGORIES                                                      LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
A..............................................................           26     $   2,686,783.82           15.16%
A-.............................................................          102         9,009,352.38           50.82
B..............................................................           44         3,496,738.19           19.73
C..............................................................           24         1,749,731.63            9.87
D..............................................................           11           574,518.18            3.24
D-.............................................................            4           210,130.49            1.19
                                                                         ---    ------------------         ------
    Total:.....................................................          211     $  17,727,254.69          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                     MONTHS REMAINING TO SCHEDULED MATURITY
                                FIXED RATE GROUP

                                                                                                      % OF FIXED
                                                                                 AGGREGATE            RATE GROUP
                                                                                 PRINCIPAL           BY AGGREGATE
                      RANGE OF MONTHS                           NUMBER OF         BALANCE          PRINCIPAL BALANCE
                        REMAINING TO                            MORTGAGE     OUTSTANDING AS OF     AS OF THE CUT-OFF
                     SCHEDULED MATURITY                           LOANS       THE CUT-OFF DATE           DATE
                   ---------------------                      -------------  ------------------  ---------------------
157 - 168...................................................            1     $      90,527.44              0.51%
169 - 180...................................................           22         1,887,841.37             10.65
229 - 240...................................................            4           247,216.39              1.39
349 - 360...................................................          184        15,501,669.49             87.45
                                                                      ---    ------------------           ------
    Total:..................................................          211     $  17,727,254.69            100.00%
                                                                      ---    ------------------           ------
                                                                      ---    ------------------           ------

THE ADJUSTABLE RATE GROUP

    Each Mortgage Loan in the Adjustable Rate Group provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that in the case of approximately 2.33%, 69.30%, 1.61% and 0.05% of the Mortgage Loans in the Adjustable Rate Group, the first Adjustment Date for such Mortgage Loans will occur after an initial period of one year, two years, three years or five years, respectively, from the origination thereof. On each Adjustment Date for each Mortgage Loan in the Adjustable Rate Group, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than 1.00% per annum on any related Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Notwithstanding the foregoing, the Adjustable Rate Group has a weighted average Periodic Rate Cap of approximately 1.00% per annum. Effective with the first monthly payment due on each Mortgage Loan in the Adjustable Rate Group after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Approximately 0.47% of the Adjustable Rate Mortgage Loans (the "Introductory Rate Loans") were originated with Mortgage Rates lower than the Lifetime Floor and provide for semi-annual adjustments to the Mortgage Rate, subject to a 2.00% Periodic Rate Cap for the initial Adjustment Date and a 1.00% Periodic Rate Cap thereafter. Approximately 0.40% of the Adjustable Rate Mortgage Loans are Introductory Rate Loans that have not reached their respective initial Adjustment Dates. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, rounded as described herein. See "--The Index" herein. None of the Mortgage Loans in the Adjustable Rate Group permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

    The Mortgage Loans in the Adjustable Rate Group had Mortgage Rates as of the Cut-off Date of not less than 6.13% per annum and not more than 14.50% per annum and the weighted average Mortgage Rate was approximately 9.94% per annum. As of the Cut-off Date, the Mortgage Loans in the Adjustable Rate Group had Gross Margins ranging from 3.45% to 8.50%, Minimum Mortgage Rates ranging from 6.13% per annum to 14.50% per annum and Maximum Mortgage Rates ranging from 12.63% per annum to 21.00% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.02%, the weighted average Minimum Mortgage Rate was approximately 9.94% per annum and the weighted average Maximum Mortgage Rate was approximately 16.44% per annum. The latest first Adjustment Date following the Cut-off Date on any Mortgage Loan in the Adjustable Rate Group occurs in May 1, 2002 and the weighted average months to next rate adjustment for all of the Mortgage Loans in the Adjustable Rate Group following the Cut-off Date is 17 months.

    The weighted average remaining term to maturity of the Mortgage Loans in the Adjustable Rate Group will be approximately 358 months as of the Cut-off Date. None of the Mortgage Loans in the Adjustable Rate Group will have a first Due Date prior to November 1, 1995 or after July 1, 1997, or will have a remaining term to maturity of less than 176 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan in the Adjustable Rate Group is June 1, 2027.

    The average principal balance of the Mortgage Loans in the Adjustable Rate Group at origination was approximately $127,315. No Mortgage Loan in the Adjustable Rate Group had a principal balance at origination of greater than $1,200,000 or less than $15,400. The average principal balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was approximately $127,180. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than $1,198,633 or less than $15,391.

    The Mortgage Loans in the Adjustable Rate Group are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                           GEOGRAPHIC DISTRIBUTION OF
                            THE MORTGAGED PROPERTIES
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
LOCATION                                                             LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
California.....................................................          116     $  16,564,534.41           19.01%
Illinois.......................................................           81         9,366,450.02           10.75
Massachusetts..................................................           50         8,533,229.73            9.79
New Jersey.....................................................           42         7,888,997.93            9.06
Florida........................................................           55         7,812,397.78            8.97
New York.......................................................           31         6,558,912.44            7.53
Utah...........................................................           42         5,179,437.38            5.95
Oregon.........................................................           31         3,992,813.92            4.58
Georgia........................................................           16         2,321,167.88            2.66
Missouri.......................................................           23         2,044,917.34            2.35
Colorado.......................................................           21         1,913,893.66            2.20
North Carolina.................................................           19         1,738,292.70            2.00
Ohio...........................................................           17         1,519,609.35            1.74
Indiana........................................................           23         1,511,515.92            1.74
Rhode Island...................................................           16         1,444,802.39            1.66
Pennsylvania...................................................            7         1,263,639.11            1.45
Virginia.......................................................           13         1,207,692.91            1.39
Michigan.......................................................           11         1,100,301.48            1.26
Arizona........................................................           11         1,012,155.29            1.16
Tennessee......................................................            5           660,921.85            0.76
Nebraska.......................................................            9           571,496.40            0.66
Iowa...........................................................            6           424,675.00            0.49
Connecticut....................................................            3           347,789.88            0.40
Washington.....................................................            2           333,256.35            0.38
Wisconsin......................................................            9           313,810.09            0.36
Vermont........................................................            4           286,288.43            0.33
Idaho..........................................................            4           226,200.37            0.26
New Hampshire..................................................            2           201,820.51            0.23
Kentucky.......................................................            4           188,488.47            0.22
New Mexico.....................................................            4           185,299.64            0.21
Kansas.........................................................            2           139,953.63            0.16
Maryland.......................................................            3           136,033.79            0.16
Wyoming........................................................            1            46,242.78            0.05
South Dakota...................................................            1            44,100.00            0.05
Maine..........................................................            1            37,088.53            0.04
                                                                         ---    ------------------         ------
    Total:.....................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

    The greatest geographic concentration of Mortgage Loans in the Adjustable Rate group by aggregate principal balance as of the Cut-off date was $713,080 in California in the 90043 zip code.

              PRINCIPLE BALANCES OF MORTGAGE LOANS AT ORIGINATION
                             ADJUSTABLE RATE GROUP

                                                                           AGGREGATE
                                                                           PRINCIPAL        % OF AGGREGATE
                                                                            BALANCE        PRINCIPAL BALANCE
                                                          NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
RANGE                                                       LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
------------------------------------------------------  -------------  ------------------  -----------------
$       1 -  $25,000..................................           11     $     244,013.06            0.28%
   25,001 -   50,000..................................           93         3,767,663.81            4.32
   50,001 -   75,000..................................          136         8,509,036.10            9.77
   75,001 -  100,000..................................          121        10,638,994.00           12.21
  100,001 -  125,000..................................          112        12,475,460.60           14.32
  125,001 -  150,000..................................           61         8,363,904.69            9.60
  150,001 -  175,000..................................           34         5,503,236.78            6.32
  175,001 -  200,000..................................           27         5,085,096.46            5.84
  200,001 -  225,000..................................           21         4,460,187.32            5.12
  225,001 -  250,000..................................            9         2,138,059.02            2.45
  250,001 -  275,000..................................           13         3,438,537.79            3.95
  275,001 -  300,000..................................            4         1,152,830.46            1.32
  300,001 -  325,000..................................            3           946,554.99            1.09
  325,001 -  350,000..................................            9         3,054,343.79            3.51
  350,001 -  375,000..................................            3         1,097,726.01            1.26
  375,001 -  400,000..................................            4         1,541,373.82            1.77
  400,001 -  425,000..................................            2           837,935.06            0.96
  425,001 -  450,000..................................            2           876,189.73            1.01
  450,001 -  475,000..................................            6         2,757,583.83            3.17
  475,001 -  500,000..................................            1           479,205.98            0.55
  500,001 - 1,000,000.................................           12         8,551,661.58            9.82
1,000,001>=...........................................            1         1,198,632.48            1.38
                                                                ---    ------------------         ------
      Total:..........................................          685     $  87,118,227.36          100.00%
                                                                ---    ------------------         ------
                                                                ---    ------------------         ------

    The average principal balance of the Mortgage Loans in the Adjustable Rate Group at origination was approximately $127,315. No Mortgage Loan in the Adjustable Rate Group had a principal balance at origination greater than $1,200,000 or less than $15,400.

                    PRINCIPLE BALANCES OF THE MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE
                             ADJUSTABLE RATE GROUP

                                                                           AGGREGATE
                                                                           PRINCIPAL        % OF AGGREGATE
                                                                            BALANCE        PRINCIPAL BALANCE
                                                          NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
RANGE                                                       LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
------------------------------------------------------  -------------  ------------------  -----------------
$      1 -  $25,000...................................           11     $     244,013.06            0.28%
  25,001 -   50,000...................................           93         3,767,663.81            4.32
  50,001 -   75,000...................................          136         8,509,036.10            9.77
  75,001 -  100,000...................................          122        10,738,936.48           12.33
 100,001 -  125,000...................................          111        12,375,518.12           14.21
 125,001 -  150,000...................................           61         8,363,904.69            9.60
 150,001 -  175,000...................................           34         5,503,236.78            6.32
 175,001 -  200,000...................................           27         5,085,096.46            5.84
 200,001 -  225,000...................................           21         4,460,187.32            5.12
 225,001 -  250,000...................................            9         2,138,059.02            2.45
 250,001 -  275,000...................................           13         3,438,537.79            3.95
 275,001 -  300,000...................................            4         1,152,830.46            1.32
 300,001 -  325,000...................................            3           946,554.99            1.09
 325,001 -  350,000...................................            9         3,054,343.79            3.51
 350,001 -  375,000...................................            3         1,097,726.01            1.26
 375,001 -  400,000...................................            4         1,541,373.82            1.77
 400,001 -  425,000...................................            2           837,935.06            0.96
 425,001 -  450,000...................................            2           876,189.73            1.01
 450,001 -  475,000...................................            6         2,757,583.83            3.17
 475,001 -  500,000...................................            1           479,205.98            0.55
 500,001 - 1,000,000..................................           12         8,551,661.58            9.82
1,000,001 >=..........................................            1         1,198,632.48            1.38
                                                                ---    ------------------         ------
      Total:..........................................          685     $  87,118,227.36          100.00%
                                                                ---    ------------------         ------
                                                                ---    ------------------         ------

    The average principal balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was approximately $127,180. No Mortgage Loan in the Adjustable Rate Group had a principal balance as of the Cut-off Date greater than $1,198,632 or less than $15,392.

              MORTGAGE RATES OF THE MORTGAGE LOANS AT ORIGINATION
                             ADJUSTABLE RATE GROUP

                                                                           AGGREGATE
                                                                           PRINCIPAL        % OF AGGREGATE
                                                                            BALANCE        PRINCIPAL BALANCE
                                                          NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
MORTGAGE RATE                                               LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
------------------------------------------------------  -------------  ------------------  -----------------
 6.001% -  6.500%.....................................            1     $      64,107.12            0.07%
 6.501 -  7.000 ......................................            1           223,812.36            0.26
 7.001 -  7.500 ......................................            4           452,620.15            0.52
 7.501 -  8.000 ......................................           13         1,538,231.50            1.77
 8.001 -  8.500 ......................................           43         5,342,925.63            6.13
 8.501 -  9.000 ......................................           89        11,353,829.57           13.03
 9.001 -  9.500 ......................................          117        15,465,944.92           17.75
 9.501 - 10.000 ......................................          121        16,051,395.31           18.42
10.001 - 10.500 ......................................          118        16,898,764.39           19.40
10.501 - 11.000 ......................................           63         8,189,437.63            9.40
11.001 - 11.500 ......................................           44         5,668,579.32            6.51
11.501 - 12.000 ......................................           23         1,858,376.56            2.13
12.001 - 12.500 ......................................           16         1,522,727.65            1.75
12.501 - 13.000 ......................................           14         1,125,656.76            1.29
13.001 - 13.500 ......................................            6           401,921.46            0.46
13.501 - 14.000 ......................................            8           551,903.66            0.63
14.001 - 14.500 ......................................            4           407,993.37            0.47
                                                                ---    ------------------         ------
      Total:..........................................          685     $  87,118,227.36          100.00%
                                                                ---    ------------------         ------
                                                                ---    ------------------         ------

    At origination, the weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group was approximately 9.93% per annum.

                      MORTGAGE RATES OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                           AGGREGATE
                                                                           PRINCIPAL        % OF AGGREGATE
                                                                            BALANCE        PRINCIPAL BALANCE
                                                          NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
 MORTGAGE RATE                                              LOANS       THE CUT-OFF DATE     CUT-OFF DATE
------------------------------------------------------  -------------  ------------------  -----------------
 6.001% -  6.500%.....................................            1     $      64,107.12            0.07%
 6.501 -  7.000.......................................            1           223,812.36            0.26
 7.001 -  7.500.......................................            4           452,620.15            0.52
 7.501 -  8.000.......................................           13         1,538,231.50            1.77
 8.001 -  8.500.......................................           43         5,342,925.63            6.13
 8.501 -  9.000.......................................           89        11,353,829.57           13.03
 9.001 -  9.500.......................................          117        15,465,944.92           17.75
 9.501 - 10.000.......................................          121        16,051,395.31           18.42
10.001 - 10.500.......................................          117        16,784,621.46           19.27
10.501 - 11.000.......................................           62         8,130,863.48            9.33
11.001 - 11.500.......................................           45         5,782,722.25            6.64
11.501 - 12.000.......................................           23         1,858,376.56            2.13
12.001 - 12.500.......................................           16         1,522,727.65            1.75
12.501 - 13.000.......................................           15         1,184,230.91            1.36
13.001 - 13.500.......................................            6           401,921.46            0.46
13.501 - 14.000.......................................            8           551,903.66            0.63
14.001 - 14.500.......................................            4           407,993.37            0.47
                                                                ---    ------------------         ------
    Total:............................................          685     $  87,118,227.36          100.00%
                                                                ---    ------------------         ------
                                                                ---    ------------------         ------

    As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate group was approximately 9.94% per annum.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                                   % OF AGGREGATE
                                                                                  AGGREGATE          PRINCIPAL
                                                                                  PRINCIPAL           BALANCE
                                                                                   BALANCE         OUTSTANDING AS
                                                                  NUMBER OF   OUTSTANDING AS OF          OF
LOAN-TO-VALUE RATIO                                                 LOANS      THE CUT-OFF DATE   THE CUT-OFF DATE
----------------------                                           -----------  ------------------  ----------------
20.01%- 25.00%.................................................           1    $      29,924.10            0.03%
25.01 - 30.00..................................................           1          145,000.00            0.17
35.01 - 40.00..................................................           3          256,849.53            0.29
40.01 - 45.00..................................................           6          357,054.72            0.41
45.01 - 50.00..................................................           9          795,596.75            0.91
50.01 - 55.00..................................................          13        2,193,263.01            2.52
55.01 - 60.00..................................................          23        2,707,434.83            3.11
60.01 - 65.00..................................................          62        9,488,926.67           10.89
65.01 - 70.00..................................................         119       14,258,418.91           16.37
70.01 - 75.00..................................................         156       17,735,379.99           20.36
75.01 - 80.00..................................................         170       23,726,275.37           27.23
80.01 - 85.00..................................................          81        9,766,056.96           11.21
85.01 - 90.00..................................................          41        5,658,046.52            6.49
                                                                 -----------  ------------------       --------
    Total:.....................................................         685    $  87,118,227.36          100.00%
                                                                 -----------  ------------------       --------
                                                                 -----------  ------------------       --------

    The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Adjustable Rate Group was approximately 74.43%. No Mortgage Loan in the Adjustable Rate Group had a Loan-to-Value Ratio at origination greater than 90.00% or less than 22.22%.

                                 PROPERTY TYPE
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                         PROPERTY TYPE                               LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
                        ---------------                          -------------  ------------------  -----------------
Single Family Residence........................................          567     $  72,336,087.87           83.03%
2-4 Family.....................................................           69         7,996,789.50            9.18
Condo..........................................................           31         3,811,554.99            4.38
Planned Unit Development.......................................           17         2,873,951.75            3.30
Townhouse......................................................            1            99,843.25            0.11
                                                                         ---    ------------------         ------
  Total:.......................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                OCCUPANCY STATUS
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
OCCUPANCY                                                            LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Owner Occupied.................................................          586     $  78,268,315.39           89.84%
Non-Owner Occupied.............................................           99         8,849,911.97           10.16
                                                                         ---    ------------------         ------
  Total:.......................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                         PURPOSE OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                         LOAN PURPOSE                                LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
                        ---------------                          -------------  ------------------  -----------------
Equity-out Refinance...........................................          397     $  52,957,224.15           60.79%
Refinance......................................................          105        12,075,894.86           13.86
Purchase.......................................................          183        22,085,108.35           25.35
                                                                         ---    ------------------         ------
  Total:.......................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                 LOAN PROGRAMS
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                         LOAN PROGRAM                                LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
Full Documentation Program.....................................          378     $  40,724,490.10           46.75%
Lite Documentation Program.....................................           71         9,846,311.67           11.30
Stated Income Documentation Program............................          236        36,547,425.59           41.95
                                                                         ---    ------------------         ------
  Total:.......................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                                RISK CATEGORIES
                             ADJUSTABLE RATE GROUP

                                                                                    AGGREGATE
                                                                                    PRINCIPAL        % OF AGGREGATE
                                                                                     BALANCE        PRINCIPAL BALANCE
                                                                   NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
                        RISK CATEGORIES                              LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------  -------------  ------------------  -----------------
A..............................................................           37     $   4,054,435.02            4.65%
A-.............................................................          350        49,083,907.91           56.34
B..............................................................          164        18,962,637.64           21.77
C..............................................................           86        10,788,140.75           12.38
D..............................................................           35         3,020,518.03            3.47
D-.............................................................           13         1,208,588.01            1.39
                                                                         ---    ------------------         ------
  Total:.......................................................          685     $  87,118,227.36          100.00%
                                                                         ---    ------------------         ------
                                                                         ---    ------------------         ------

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                                AGGREGATE
                                                                                                PRINCIPAL        % OF AGGREGATE
                                                                                                 BALANCE        PRINCIPAL BALANCE
                                                                               NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
MAXIMUM MORTGAGE RATES                                                           LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------------------  -------------  ------------------  -----------------
12.501%- 13.000%...........................................................            1     $      64,107.12            0.07%
13.001 - 13.500............................................................            1           223,812.36            0.26
13.501 - 14.000............................................................            3           356,965.35            0.41
14.001 - 14.500............................................................           13         1,538,231.50            1.77
14.501 - 15.000............................................................           44         5,438,580.43            6.24
15.001 - 15.500............................................................           85        10,793,076.02           12.39
15.501 - 16.000............................................................          118        15,658,584.02           17.97
16.001 - 16.500............................................................          124        16,366,647.27           18.79
16.501 - 17.000............................................................          117        16,432,252.24           18.86
17.001 - 17.500............................................................           64         8,745,373.18           10.04
17.501 - 18.000............................................................           43         5,573,444.26            6.40
18.001 - 18.500............................................................           24         1,916,950.71            2.20
18.501 - 19.000............................................................           16         1,522,727.65            1.75
19.001 - 19.500............................................................           14         1,125,656.76            1.29
19.501 - 20.000............................................................            6           401,921.46            0.46
20.001 >=..................................................................           12           959,897.03            1.10
                                                                                     ---    ------------------         ------
    Total:                                                                           685     $  87,118,227.36          100.00%
                                                                                     ---    ------------------         ------
                                                                                     ---    ------------------         ------

    The weighted average Maximum Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was approximately 16.44% per annum.

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                                AGGREGATE
                                                                                                PRINCIPAL        % OF AGGREGATE
                                                                                                 BALANCE        PRINCIPAL BALANCE
                                                                               NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
MINIMUM MORTGAGE RATES                                                           LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------------------  -------------  ------------------  -----------------
 6.001%-  6.500%...........................................................            1     $      64,107.12            0.07%
 6.501 -  7.000............................................................            1           223,812.36            0.26
 7.001 -  7.500............................................................            3           356,965.35            0.41
 7.501 -  8.000............................................................           13         1,538,231.50            1.77
 8.001 -  8.500............................................................           44         5,438,580.43            6.24
 8.501 -  9.000............................................................           88        11,238,605.29           12.90
 9.001 -  9.500............................................................          116        15,330,230.23           17.60
 9.501 - 10.000............................................................          122        16,166,619.59           18.56
10.001 - 10.500............................................................          119        17,034,479.08           19.55
10.501 - 11.000............................................................           62         8,130,863.48            9.33
11.001 - 11.500............................................................           44         5,668,579.32            6.51
11.501 - 12.000............................................................           24         1,916,950.71            2.20
12.001 - 12.500............................................................           16         1,522,727.65            1.75
12.501 - 13.000............................................................           14         1,125,656.76            1.29
13.001 - 13.500............................................................            6           401,921.46            0.46
13.501 - 14.000............................................................            8           551,903.66            0.63
14.001 - 14.500............................................................            4           407,993.37            0.47
                                                                                     ---    ------------------         ------
    Total:.................................................................          685     $  87,118,227.36          100.00%
                                                                                     ---    ------------------         ------
                                                                                     ---    ------------------         ------

    The weighted average Minimum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 9.94% per annum.

                      GROSS MARGINS OF THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                                AGGREGATE
                                                                                                PRINCIPAL        % OF AGGREGATE
                                                                                                 BALANCE        PRINCIPAL BALANCE
                                                                               NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
GROSS MARGINS                                                                    LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------------------  -------------  ------------------  -----------------
3.001%- 3.500%.............................................................            1     $      64,107.12            0.07%
4.501 - 5.000..............................................................            7         1,254,100.01            1.44
5.001 - 5.500..............................................................           14         1,752,244.98            2.01
5.501 - 6.000..............................................................          389        53,692,859.18           61.63
6.001 - 6.500..............................................................          165        20,404,979.46           23.42
6.501 - 7.000..............................................................           98         9,019,168.28           10.35
7.001 - 7.500..............................................................            9           724,506.68            0.83
7.501 - 8.000..............................................................            1            66,476.24            0.08
8.001 - 8.500..............................................................            1           139,785.41            0.16
                                                                                     ---    ------------------         ------
    Total..................................................................          685     $  87,118,227.36          100.00%
                                                                                     ---    ------------------         ------
                                                                                     ---    ------------------         ------

    The weighted average Gross Margin of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was approximately 6.02%.

                  NEXT ADJUSTMENT DATES FOR THE MORTGAGE LOANS
                             ADJUSTABLE RATE GROUP

                                                                                                AGGREGATE
                                                                                                PRINCIPAL        % OF AGGREGATE
                                                                                                 BALANCE        PRINCIPAL BALANCE
                                                                               NUMBER OF    OUTSTANDING AS OF   OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE                                                    LOANS       THE CUT-OFF DATE   THE CUT-OFF DATE
---------------------------------------------------------------------------  -------------  ------------------  -----------------
1997-07....................................................................            1     $     748,221.79            0.86%
1997-08....................................................................           16         2,765,978.18            3.17
1997-09....................................................................           35         4,793,491.98            5.50
1997-10....................................................................           38         5,926,901.99            6.80
1997-11....................................................................           49         6,860,847.04            7.88
1997-12....................................................................           19         2,095,744.93            2.41
1998-05....................................................................            7         1,332,279.00            1.53
1998-06....................................................................            5           701,800.00            0.81
1998-09....................................................................            2           190,652.86            0.22
1998-11....................................................................            1           390,617.80            0.45
1998-12....................................................................            1           114,455.03            0.13
1999-01....................................................................            4         1,359,308.99            1.56
1999-02....................................................................           51         6,446,938.55            7.40
1999-03....................................................................           89        11,413,938.21           13.10
1999-04....................................................................           98        10,924,971.82           12.54
1999-05....................................................................          200        24,205,546.16           27.78
1999-06....................................................................           55         5,394,800.00            6.19
1999-12....................................................................            4           183,825.93            0.21
2000-02....................................................................            3           517,013.17            0.59
2000-03....................................................................            1           268,573.66            0.31
2000-04....................................................................            2           118,777.82            0.14
2000-05....................................................................            2           189,056.52            0.22
2000-06....................................................................            1           128,000.00            0.15
2002-05....................................................................            1            46,485.93            0.05
                                                                                     ---    ------------------         ------
  Total....................................................................          685     $  87,118,227.36          100.00%
                                                                                     ---    ------------------         ------
                                                                                     ---    ------------------         ------

THE INDEX ON MORTGAGE LOANS

    As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan in the Adjustable Rate Group will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

    In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING STANDARDS; REPRESENTATIONS

    The Mortgage Loans will be acquired by the Depositor from the Sellers on the Closing Date. All of the Mortgage Loans were originated or acquired by Ocwen Federal Bank FSB or Ocwen Financial Services, Inc. (each, an "Originator" and together, the "Originators"), generally in accordance with the underwriting criteria described herein. LMAC, Inc. will acquire the Mortgage Loans originated or acquired by Ocwen Financial Services, Inc. contemporaneously with the transfer of the Mortgage Loans by LMAC, Inc. to the Depositor.

    The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination), in which case the combined loan-to-value ratios of such related mortgage loans may not exceed 95%. The Originators, however, will not themselves provide second lien financing on a mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by the Originators upon payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within one year, two years, three years or five years from the date of origination of the related Mortgage Loan as described under "--General" above. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

    As a result of the Originators' underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the Originators' delinquency, foreclosure and loss experience than on those of lenders whose mortgage loans are originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 45.69% and 13.83% of the Mortgage Loans in the Fixed Rate Group, each by aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the State of California and Florida. Approximately 19.01% and 10.75% of the Mortgage Loans in the Adjustable Rate Group, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California and Illinois, respectively. If the California, Florida or Illinois residential real estate markets should experience an overall decline in property values after the dates of origination of the

Mortgage Loans, the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

    All originations by the Originators of one- to four-family residential mortgage loans are based on loan application packages submitted through approved correspondents and brokers. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable correspondent or broker and submitted to the Originators for approval and purchase. The correspondents and brokers receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of their quality control procedures, the Originators maintain a file with respect to each correspondent and broker including a copy of such correspondent's or broker's license and reports of any complaints received with respect to such correspondent or their brokers.

    Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originators require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Properties that are to secure single-family (otherwise referred to herein as one- to four-family) mortgage loans are appraised or reviewed by qualified independent appraisers who are approved by the Originators' internal appraisal department. Such appraisers inspect the interior and/or exterior and appraise the subject property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Every independent appraisal is reviewed by either the Originators or by another independent appraiser approved by the Originators before the mortgage loan is made and to the extent that such review appraisal determines a market value more than five percent less than the market value determined by the initial appraisal, such review appraisal is used in place of the initial appraisal.

    The Mortgage Loans were underwritten by the Originators' regular lending divisions pursuant to the Originators' "Full Documentation," "Lite Documentation," and "Stated Income Documentation" residential loan programs. Under each of the programs, the Originators' regular lending divisions review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, review the credit history of the applicant, calculate the Debt Ratio to determine the applicant's ability to repay the loan, review the type and use of the property being financed and review the property for compliance with the Originators' standards. In determining the ability of the applicant to repay the loan, the Originators use the interest rate of the loan being applied for (the "Qualifying Rate"). The Originators' underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations and requires their underwriters and/ or the in-house appraiser to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports the outstanding loan balance.

    In general, the maximum loan amount for mortgage loans originated under the regular lending program is $750,000; however, mortgage loans on a case by case basis may be originated for a higher loan amount. None of the Mortgage Loans has a principal balance at origination higher than $1,200,000. The Originators underwrite one to four-family loans with Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and Debt Ratio, as well as the type and use of the property. Under each class of underwriting criteria, the maximum combined loan-to-value ratio at origination, including any then existing second deeds of trust subordinate to the Originators' first deed of trust, is 95%. The Originators, however, will not themselves provide second lien financing on a mortgaged property. Generally, none of the mortgage loans originated or acquired by the Originators will be covered by a primary mortgage insurance policy.

    The Originators verify the income of each borrower and the source of funds under their various programs as follows: under the Full Documentation program, borrowers are generally required to submit verification of stable income for a two year period. Under the Lite Documentation program, borrowers are generally required to submit verification of stable employment for the past six months. Under the Stated Income program, the borrowers may be qualified based upon the monthly income stated on the mortgage application, without verification. The income stated must be reasonable and customary for the borrower's line of work and a copy of the business license is required or other generally acceptable evidence of business conduct. Under all of the programs, the correspondent, or an Originator if originated by an Originator, generally performs a telephone verification of the borrower's employment. For self-employed borrowers the business location and telephone number must be confirmed through an independent source, such as directory assistance or a published telephone directory.

    The Originators use the following categories and characteristics as guidelines to grade the mortgage loans:

       "A" RISK. Under the "A" risk category, account ratings cannot be greater than 30-days past due. A maximum of 0x30-day late payment in the last 12 months, and 1x30 day late payment in the last 24 months is acceptable (or 0x30 for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs). No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period," i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. All judgments, garnishments and liens of record must be paid in full at funding. No bankruptcies may have occurred during the preceding 24 months and no notice of default may have occurred in the preceding 36 months. All bankruptcies must have been discharged or dismissed. Two years re-established excellent credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 85% (or 75% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 80% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property originated under the Full Documentation program. All nonowner occupied loans have a maximum Loan-to-Value Ratio of 75% (or 70% and 65% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs, respectively.) The required Debt Ratio is 42% or less.

       "A-" RISK. Under the "A-" risk category, account ratings cannot be greater than 30-days past due. A maximum of 2x30-day late payments in the last 12 months is acceptable on a mortgage loan. No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period," i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 70% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 24 months. All bankruptcies must have been discharged or dismissed. No notice of default may have occurred in the preceding 24 months. Two years reestablished credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation program or 80% under the Stated Income Documentation program) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 80% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property under the Full Documentation program only. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% under the Full Documentation program or 75% under the Lite Documentation program (or 70% for mortgage loans originated under the Stated Income program). The maximum Debt Ratio is 50%.

       "B" RISK. Under the "B" risk category, account ratings cannot be greater than 60-days past due. A maximum of 4x30 or 2x30 and 1x60 day late payments in the last 12 months is acceptable on a mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period, i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 70% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 24 months. All bankruptcies must have been discharged or dismissed. Two years' re-established credit since discharge of dismissal is required. No notice of default may have occurred in the preceding 24 months. A maximum Loan-to-Value Ratio of 85% (or 80% for mortgage loans originated under the Lite Documentation program or 75% under the Stated Income Documentation program) is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 75% under the Full Documentation, 70% under the Lite Documentation and 65% under the Stated Income Documents programs. The maximum Debt Ratio is 55%.

       "C" RISK. Under the "C" risk category, account ratings cannot be greater than 90-days past due. The majority of the credit must not be currently delinquent. A maximum of 6x30 or 3x30 and 1x60 or 2x30 and 1x90 day late payments in the last 12 months is acceptable. For purposes of determination whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period," i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. When the Loan-to-Value Ratio is equal to 70% or less, judgments and collections that do not appear in the public records need not to be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 24 months and all bankruptcies must have been discharged or dismissed. Two years re-established credit since discharge or dismissal is required. No notice of default may have occurred in the preceding 12 months. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 70% under the Full Documentation, 65% under the Lite Documentation and 60% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

       "D" RISK. Under the "D" risk category, account ratings cannot be greater than 180-days past due in the last 12 months. A maximum 120 days past due (or over 120 days with a Loan-to-Value ratio of 70% or less) in the last 12 months is acceptable. No notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period," i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. Mortgagor cannot be currently in bankruptcy on a purchase but a recent discharge or dismissal is allowed. On refinances the mortgagor can be currently in a Chapter 11 or 12 bankruptcy. The proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 70% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

       "D-" RISK. Under the "D-" risk category, account ratings are not taken into consideration. Notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originators use a "rolling 30-day period," i.e. the Originators generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor can be currently in bankruptcy and proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 65% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans are allowed at a maximum Loan-to-Value Ratio of 60% regardless of the documentation program. The maximum Debt Ratio is 60%.

       EXCEPTIONS. As described above the Originators use the foregoing categories and characteristics as guidelines only. On a case by case basis only, the Originators may determine that the prospective mortgagor warrants a risk upgrade or an exception from certain requirements of a particular risk category. A one level credit upgrade in "B" and "C" risk grade loans only may be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio, stable employment, ownership of current residence of 5 or more years and condition of the property. An exception may also be granted if the applicant has tendered a minimum down payment of 20% or more, the new loan reduces the applicant's housing expense by more than 25% and if the mortgage credit history is rated 0x30 or 1x30 in the last 12 months.

    The Originators will make representations and warranties with respect to the Mortgage Loans as of the Closing Date. The Originators will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties has occurred (other than those breaches which have been cured).

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Ocwen Mortgage Loan Asset-Backed Certificates Series, 1997-1, (the "Certificates") will consist of (i) the Class A-1 Certificates (the "Fixed Rate Certificates"), (ii) the Class A-2 Certificates (the "Adjustable Rate Certificates," and, collectively with the Fixed Rate Certificates, the "Class A Certificates"), (iii) the Class X-1 and Class X-2 Certificates (the "Class X Certificates") and (iv) the Class R Certificates (the "Class R Certificates"). The Class X and Class R Certificates are referred to collectively as the "Subordinate Certificates".

DEPOSITS TO COLLECTION ACCOUNT

    The Master Servicer will establish and maintain on behalf of the Trustee an account (the "Collection Account") for the benefit of the holders of the Certificates (the "Certificateholders"). The Collection Account will be an Eligible Account. Amounts deposited in the Collection Account may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account on the related Monthly Remittance Date. "Permitted Investments" are

        (a) Direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

        (b) Federal Housing Administration debentures rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

        (c) Consolidated senior debt obligations of any Federal Home Loan Banks rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

        (d) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 or better by Moody's;

        (e) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB or better by S&P) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

        (f) Investment agreements approved by the Certificate Insurer, subject to the limitations set forth in the Pooling and Servicing Agreement;

        (g) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-l+ or AA, respectively, or better by S&P, subject to the limitations set forth in the Pooling and Servicing Agreement;

        (h) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of S&P and Moody's; and

        (i) Investments in no load money market funds rated AAAm or AAAm-g by S&P and Aaa by Moody's;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in the Pooling and Servicing Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

    An "Eligible Account" is an account that is (i) maintained with a federal or state chartered depository institution or trust company whose short-term unsecured debt obligations at the time of any deposit therein have the highest short-term rating by the Rating Agencies, (ii) one or more accounts with a depository institution or trust company which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the holders of the Certificates have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained,
(iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to the Certificate Insurer and each Rating Agency as evidenced by a letter from the Certificate Insurer and each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

DISTRIBUTION DATES

    On each Distribution Date, the holders of each Class of the Class A Certificates will be entitled to receive, from amounts then on deposit in the distribution account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Distribution Account") and until the Class Certificate Balance of such Class of Class A Certificates is reduced to zero, the aggregate Class A Distribution Amount as of such Distribution Date, allocated among the Classes of the Class A Certificates as described below. Distributions will be made in immediately available funds to holders of Class A Certificates by wire transfer or otherwise, as provided in the Pooling and Servicing Agreement, to the account of such holders at a domestic bank or other entity having appropriate facilities therefor, if such holders have so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or at such other location specified in the notice to Certificate holders of such final distribution.

    The Pooling and Servicing Agreement will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement and the Policy except to the extent of a Reimbursement Amount on such Certificate, in which case the Certificate Insurer will be subrogated to the rights of such Certificateholder and the Certificate will not be deemed canceled.

    Each holder of record of the related Class of the Class A Certificates will be entitled to receive such holder's Percentage Interest in the amounts due such Class on such Distribution Date. The "Percentage Interest" of a Class A Certificate as of any Distribution Date will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the related Distribution Date (prior to giving effect to distribution of principal on such date) by the Class Certificate Balance for the related Class of the Class A Certificates as of the related Distribution Date (prior to giving effect to distribution of principal on such date).

DISTRIBUTIONS

    Upon receipt, the Trustee will be required to deposit into the Distribution Account (i)(a) payments other than those specified in clauses (b) and (c) of this paragraph collected or advanced on or prior to the related Determination Date with respect to the related Due Period, (b) any Prepayments collected during the related Prepayment Period and (c) any Curtailments and Net Liquidation Proceeds collected during the related Due Period, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, together with any Substitution Adjustment and any Loan Purchase Price amount (the "Monthly Remittance"), (ii) any Insured Payment, and (iii) the proceeds of any liquidation of the Trust Fund.

    The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a "Pass-Through Rate") as set forth herein.

    On each Distribution Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Distribution Account as specified below in the following order of priority of each such transfer and disbursement:

        (i) first, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to such Loan Group and Distribution Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Loan Group and Distribution Date) in the following order of priority:

           (A) first, such Total Monthly Excess Cashflow with respect to each Loan Group shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses (iii)(A) and (D) below on such Distribution Date with respect to the related Loan Group in an amount equal to the amount, if any, by which (x) the Class A Distribution Amount with respect to the related Loan Group (determined for this purpose only by reference to clause (b) of the definition of Principal Distribution Amount, but without any amount calculated under clause (I) of clause (B) of such definition and without any Subordination Increase Amount) for such Distribution Date exceeds (y) the Available Funds with respect to such Loan Group for such Distribution Date (the amount of such difference with respect to a Loan Group being an "Available Funds Shortfall" for such Loan Group);

           (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the application described in clause (A) above shall be allocated against any Available Funds Shortfall with respect to the other Loan Group;

           (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount owed to the Certificate Insurer with respect to the related Loan Group;

           (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Loan Group;

           (E) fifth, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A), (B), (C) and (D) above shall be allocated to the payment of the related Class A Distribution Amount pursuant to clauses (iii)(A) and
       (D) below on such Distribution Date with respect to the related Loan Group in an amount equal to the amount, if any, calculated under clause
       (I) of clause (b) of the definition of Principal Distribution Amount that was excluded from the calculation of the related Available Funds Shortfall; and

           (F) sixth, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A), (B), (C), (D) and (E) above shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses (iii)(A) and (D) below on such Distribution Date with respect to the other Loan Group in an amount equal to the amount, if any, calculated under clause
       (I) of clause (b) of the definition of Principal Distribution Amount that was excluded from the calculation of the Available Funds Shortfall for the other Loan Group.

        (ii) second, the Trustee shall apply the amount, if any, of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clause (i) above (the "Net Monthly Excess Cashflow") with respect to such Loan Group for such Distribution Date in the following order of priority:

           (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause
       (iii) below, any Subordination Deficiency Amount (as defined in the Pooling and Servicing Agreement) with respect to such Loan Group as of such Distribution Date;

           (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause

       (iii) below, the Subordination Deficiency Amount, if any, with respect to the other Loan Group; and

           (C) Third, any Net Monthly Excess Cashflow remaining after the application described in clauses (A) and (B) above shall be paid to the Master Servicer to the extent of any unreimbursed P&I Advances and unreimbursed Servicing Advances.

       (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts then on deposit in the Distribution Account with respect to the related Loan Group, the Trustee shall distribute:

           (A) to the holders of the Class A Certificates of the related Certificate Group, the related Current Interest, on a pro rata basis without any priority among such Class A Certificates, until the Class A Certificate Balances thereof are reduced to zero;

           (B) to the Certificate Insurer, for the related Loan Group, the pro rated Insurance Premium Amount determined by the relative Class Certificate Balance of the related Classes of Class A Certificates for such Distribution Date;

           (C) to the Trustee, the Trustee Fees (as set forth in the Pooling and Servicing Agreement) with respect to such Loan Group then due;

           (D) to the holders of the related Class of Class A Certificates, (I) the Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed to the holders of the Class A-1 Certificates, until the Class A-1 Certificate Balance thereof is reduced to zero; and (II) the Principal Distribution Amount applicable to the Adjustable Rate Group shall be distributed to the holders of the Class A-2 Certificates, until the Class A-2 Certificate Balance thereof is reduced to zero;

           (E) to the Adjustable Rate Certificates, the Basis Risk Carryover Amount outstanding on such Distribution Date;

           (F) to the holders of the related Class of Class A Certificates, any Net Prepayment Interest Shortfalls or the interest portion of reductions due to the Relief Act incurred by such Class of Certificates which remain outstanding on such Distribution Date, on a pro rata basis among such Classes of Certificates; and

           (G) to the Depositor and the Master Servicer to the extent of costs, expenses and liabilities, and to the holders of the Subordinate Certificates, all remaining distributable amounts as specified in the Pooling and Servicing Agreement.

    "Available Funds" as to any Loan Group and Distribution Date is the amount on deposit in the Distribution Account with respect to such Loan Group on such Distribution Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments with respect to such Loan Group to be made on such Distribution Date).

    "Total Available Funds" as to any Loan Group and Distribution Date is (x) the amount on deposit in the Distribution Account with respect to such Loan Group (net of Total Monthly Excess Cashflow with respect to such Loan Group) on such Distribution Date plus (y) any amounts of Total Monthly Excess Cashflow with respect to the other Loan Group to be applied on such Distribution Date to such Loan Group, disregarding, in either case the amount of any Insured Payment with respect to either Loan Group to be made on such Distribution Date.

    The Trustee shall (i) receive as attorney-in-fact of each holder of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each holder of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of such Class A

Certificates, if any, the Certificate Insurer will be subrogated to the rights of such holders of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments plus any amounts due and owing the Certificate Insurer pursuant to the terms of the Pooling and Servicing Agreement (the "Reimbursement Amount") to the extent provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to holders of Class A Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Policy.

    The Pooling and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the holders of the Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Adjustable Rate Certificates by reference to the quotations, as set forth on the Telerate Screen Page 3750 offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on such Telerate Screen Page, the Trustee may request each of the Reference Banks to provide such offered quotations at such time. LIBOR will be established by the Trustee on each LIBOR Determination Date as follows:

        (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

        (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

        (c) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be a rate equal to 5.6875% per annum.

    Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Trustee; and
(iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and its calculation of the rate of interest for the applicable classes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

    As used herein, "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the City of London, England are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY CERTIFICATES

    The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") may elect to hold their Class A Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each Class of Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customer's securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $1,000 and integral multiples thereof, except that one Certificate for each Class of Certificates may be issued in a lesser amount. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Class A Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Certificates--Book-Entry Registration of Securities" in the Prospectus.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement) beneficial owners having not less than 51% of the Voting Rights (as defined in the Pooling and Servicing Agreement) evidenced by the Class A Certificates advise the Trustee and DTC through the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of Class A Certificates under the Pooling and Servicing Agreement.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures and those outlined in the Prospectus under "Description of the Certificates--Book-Entry Registration of Securities," in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

REPORTS TO CLASS A CERTIFICATEHOLDERS

    On the second Business Day following the Determination Date, the Master Servicer shall provide to the Trustee such information as the Trustee will require, in a format as previously specified by the Trustee, in order for the Trustee to prepare the statement referred to below and to prepare a Notice for the Certificate Insurer, if necessary, for the related Determination Date.

    On each Distribution Date, the Trustee will forward to each Class A Certificateholder and to the Certificate Insurer a statement generally setting forth as to each Loan Group and as to the Trust Fund, as applicable:

        (i) the amount of the related distribution to Class A Certificateholders of such Class of Certificates allocable to principal, separately identifying the aggregate amount of any Prepayments included therein, any principal portion of any Carry Forward Amount included in such distribution and any remaining principal portion of any Carry Forward Amount after giving effect to such distribution;

        (ii) the amount of such distribution to Class A Certificateholders of such Class of Certificates allocable to interest, any Compensating Interest, any interest portion of any Carry Forward Amount included in such distribution, any remaining interest portion of any Carry Forward Amount after giving effect to such distribution, any amount paid on account of any outstanding Basis Risk Carryover Amount and any remaining Basis Risk Carryover Amount after giving effect to such distribution;

       (iii) the Class Certificate Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Distribution Date;

        (iv) the aggregate Loan Balance of the Mortgage Loans in each Loan Group for the following Distribution Date;

        (v) the related amount of the Servicing Fees, Insurance Premium Amount and Trustee Fee paid to or retained by the Master Servicer or paid to the Certificate Insurer or the Trustee;

        (vi) the Pass-Through Rate for such Class of Class A Certificates with respect to the current Accrual Period;

       (vii) the amount of P&I Advances and Servicing Advances, stated separately, included in the distribution on such Distribution Date and the aggregate amount of P&I Advances and Servicing Advances, stated separately, outstanding as of the close of business on such Distribution Date;

      (viii) the number and aggregate Loan Balance of the Mortgage Loans (a) delinquent one payment, (b) delinquent two payments, (c) delinquent three or more payments, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which related mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (it being understood that for purposes of calculating the information described in clauses (a), (b), and (c) above, a Mortgage Loan is delinquent one payment if payment on such Mortgage Loan is one calendar month past due on a contractual basis, a Mortgage Loan is delinquent two payments if payment on such Mortgage Loan is two calendar months past due on a contractual basis and a Mortgage Loan is delinquent three payments if payment on such Mortgage Loan is three calendar months past due on a contractual basis);

        (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Loan Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

        (x) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

        (xi) the amount of any Insured Payment included in the amounts distributed to the holders of each Class of the Class A Certificates on such Distribution Date;

       (xii) the aggregate Loan Balance of all Mortgage Loans and the aggregate Loan Balance of the Mortgage Loans in each Loan Group after giving effect to any payment of principal on such Distribution Date;

      (xiii) the Subordinated Amount and Subordination Deficit for each Loan Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

       (xiv) information furnished by the Master Servicer as such information is required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the holders of the Class A Certificates in computing their market discount;

       (xv) the total of any Substitution Adjustment or Loan Purchase Price amounts included in such distribution with respect to each Loan Group;

       (xvi) the weighted average Mortgage Rate of the Mortgage Loans with respect to each Loan Group;

      (xvii) such other information as the Certificate Insurer may reasonably request with respect to delinquent Mortgage Loans and which the Master Servicer has provided to the Trustee; and

      (xviii) the largest Loan Balance outstanding.

    Certain obligations of the Trustee to provide information to the Class A Certificateholders and the Certificate Insurer are conditioned upon such information being received from the Master Servicer.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year and the Certificate Insurer a statement containing information necessary to enable Certificateholders to prepare their tax returns as specified in the Pooling and Servicing Agreement. Such statements will not have been examined and reported upon by an independent public accountant.

                               CREDIT ENHANCEMENT

THE POLICY

    The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy (the "Policy"), thereby unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Payment will be paid to the Trustee, or its successor, as trustee for the Owners (the "Trustee") on behalf of the Owners by the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in such Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

    Payment of claims on the Policy made in respect of Insured Payments will be made by the Certificate Insurer following receipt by the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A Certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the holder of Class A Certificates is required to return principal or interest paid on the Class A Certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a Certificate of such holder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder, in such form as is reasonably required by the Certificate Insurer and provided to such holder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such holder relating to or arising under the Class A Certificates against the Trust Fund or otherwise with respect to such preference payment, or (ii) the date of receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, the Certificate Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any holder of Class A Certificates directly (unless a holder of Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such holder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided in the Pooling and Servicing Agreement.

    The Certificate Insurer shall be subrogated to the rights of Owners to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payments by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly, to the Owners, the Certificate Insurer will be subrogated to the rights of the Owners, as applicable, with respcet to such Insured Payment and shall be deemed to the extent of the payments to be an Owner for purposes of payment. Further, unless the Certificate Insurer is in default under the Pooling and Servicing Agreement for failure to make any payment under the Policy, the Certificate Insurer will be entitled to exercise certain rights of the holder of the Class A Certificates, without the consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer.

    The following terms shall have the following meanings:

    "Agreement" means the Pooling and Servicing Agreement dated as of June 1, 1997, among the Depositor, the Sellers, the Master Servicer, and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

    "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

    "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

    "Owner" means each Owner (as defined in the Agreement) of any Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the Class A Certificates to payment thereunder.

    "Loan Group" means the Fixed Rate Group or the Adjustable Rate Group, as the case may be.

    Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    The Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The Policy is not cancelable for any reason. The premium on each Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

THE CERTIFICATE INSURER

    The following information has been supplied by Financial Security Assurance Inc. for inclusion in this Prospectus Supplement. No representation is made by the Underwriter, the Sellers, the Master Servicer, the Depositor, the Trustee or any of their affiliates as to the accuracy or completeness of such information. Terms defined herein are exclusive to this section.

    GENERAL. Financial Security Assurance Inc. (the "Certificate Insurer") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities-- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

    The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

    The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

    REINSURANCE. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

    RATINGS OF CLAIMS-PAYING ABILITY. The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings" herein.

    CAPITALIZATION. The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1997 (in thousands). The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                                                                                MARCH 31, 1997
                                                                                --------------
                                                                                   (UNAUDITED)

Deferred Premium Revenue (net of prepaid reinsurance premiums)................   $    361,589
                                                                                --------------
Shareholder's Equity:
  Common Stock................................................................         15,000
  Additional Paid-In Capital..................................................        654,127
  Unrealized Loss on Investments (net of deferred income taxes)...............         (2,030)
  Accumulated Earnings........................................................        157,842
                                                                                --------------
Total Shareholder's Equity....................................................        824,939
                                                                                --------------

Total Deferred Premium Revenue and Shareholder's Equity.......................   $  1,186,528
                                                                                --------------
                                                                                --------------

    For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement:

    (a) Annual Report on Form 10-K for the year ended December 31, 1996, and

    (b) Quarterly Report on Form 10-Q for the period ended March 31, 1997.

    All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written requires of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to Morgan Stanley ABS Capital I Inc., 1585 Broadway, 2nd Floor, New York, New York 10036.

    INSURANCE REGULATION. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

OVERCOLLATERALIZATION PROVISIONS

    OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. The Pooling and Servicing Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related Classes of Class A Certificates then entitled to receive distributions of principal but only to the limited extent hereafter described. "Net Monthly Excess Cashflow" equals the excess of
(i) the sum of (I) the excess, if any of (x) the interest which is collected on the Mortgage Loans in such Loan Group prior to the related Determination Date for payments due during the related Due Period or otherwise remitted in connection with any Prepayment made during the related Prepayment Period or other interest portion of any Net Liquidation Proceeds received during the related Due Period (net of the Servicing Fee, the Trustee Fee and the Insurance Premium Amount with respect to such Loan Group) plus the interest portion of any P&I Advances and any Compensating Interest paid by the Master Servicer with respect to such Due Period over (y) the sum of the interest which accrues on the related Classes of Class A Certificates during the related Accrual Period (such excess, the "Total Monthly Excess Spread" with respect to such Loan Group) and
(II) the Subordination Reduction Amount with respect to such Loan Group and such Distribution Date, over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover the amounts described in subparagraph (i) under "Description of the Certificates--Distributions."

    This has the effect of accelerating the amortization of the related Classes of Class A Certificates then entitled to receive distributions of principal relative to the amortization of the Mortgage Loans in the related Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used (and is not required to satisfy requirements with respect to the other Loan Group), the Pooling and Servicing Agreement provides that it will be used to reimburse the Master Servicer with respect to any amounts owing to it, or paid to the holders of the Subordinate Certificates.

    Pursuant to the Pooling and Servicing Agreement, each Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Classes of Class A Certificates then entitled to receive distributions of principal until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in such Loan Group as of the close of business on the last day of the related Due Period (taking into account all payments of principal, other than Prepayments, due during the related Due Period and received on or prior to the related Determination Date or, in connection with Curtailments and Net Liquidation Proceeds, collected during the related

Due Period together with all Prepayments received on such Mortgage Loans in such Loan Group during the related Prepayment Period) over (y) the related Class Certificate Balance of the Class A Certificates as of such Distribution Date after taking into account the payment of the Class A Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount with respect to such Loan Group on such Distribution Date). With respect to each Loan Group, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount for each Loan Group with respect to a Distribution Date is the "Specified Subordinated Amount." The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount may, over time, decrease or increase, subject to certain floors, caps and triggers.

    In the event that the required level of the Specified Subordinated Amount with respect to a Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Class A Certificateholders on such Distribution Date may be distributed to the holders of the Subordinate Certificates on such Distribution Date. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Mortgage Loans and of reducing the related Subordinated Amount. With respect to any Loan Group and Distribution Date, the excess, if any, of (x) the Subordinated Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of Subordination Reduction Amounts as described in this paragraph) over (y) the Specified Subordinated Amount is the "Excess Subordinated Amount" for such Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related Class A Certificates on such Distribution Date may instead be distributed to the holders of the Subordinate Certificates (subject to certain other prior applications as described below under "-- Crosscollateralization Provisions") in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates relating to the applicable Loan Group on such Distribution Date; such amount being the "Subordination Reduction Amount" with respect to the related Loan Group for such Distribution Date. As a result of the cash flow structure of the Trust Fund, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the Specified Subordinated Amount. That is because the holders of the Class A Certificates generally will, except for the provisions relating to the Subordination Reduction Amount, be entitled to receive 100% of collected principal with respect to the related Loan Group even though the Class A Class Certificate Balance, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, will be less than 100% of the related Loan Group's aggregate loan balance. Accordingly, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.

    The Pooling and Servicing Agreement provides generally that, on any Distribution Date, all amounts (other than Prepayments) collected on account of principal on or prior to the related Determination Date (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to payments due on the Mortgage Loans in a Loan Group during the related Due Period, plus any Curtailments and Liquidation Proceeds received during the related Due Period and any Prepayments received during the related Prepayment Period, will be distributed to the Class A Certificateholders then entitled to receive distributions of principal on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any provisions which require that the amount of any Realized Loss be distributed to the Class A Certificateholders on the Distribution Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the holders of the Subordinate Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which such holders would otherwise receive.

    OVERCOLLATERALIZATION AND THE POLICY. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Loan Group and Distribution Date to be the amount, if any, by which (x) the aggregate of the Class Certificate Balances relating to such Loan Group after taking into account all distributions to be made on such Distribution Date, exceeds (y) the aggregate Loan Balances of the Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Due Period (taking into account all payments of principal, other than Prepayments, due during the related Due Period and received on or prior to the related Determination Date or, in connection with Curtailments and Net Liquidation Proceeds, collected during the related Due Period, together with all Prepayments received on such Mortgage Loans in such Loan Group during the related Prepayment Period). The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the Class A Certificates entitled to such Insured Payment on such Distribution Date. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the Mortgage Loans, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the holders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the relevant Policy. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the holders of the Class A Certificates are insulated from shortfalls in Available Funds (to the extent such shortfall results in a Subordination Deficit) that may arise.

CROSSCOLLATERALIZATION PROVISIONS

    In addition to the use of Total Monthly Excess Cashflow with respect to a Loan Group to cover related Subordination Increase Amounts, Available Funds Shortfalls and Subordination Deficits, such Total Monthly Excess Cashflow will be available to cover such requirements for the other Loan Group as described under the caption "Description of the Certificates--Distributions" herein.

                      THE POOLING AND SERVICING AGREEMENT

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

    The Sellers will make the representations, among others, as to each Mortgage Loan conveyed by the Sellers to the Depositor as of the Closing Date.

    Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Sellers, the Master Servicer, the Certificate Insurer or the Trustee that any representations and warranties with respect to the Mortgage Loans were untrue in any material respect as of the Closing Date with the result that the interests of the holders of the Certificates or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

    Upon the earliest to occur of a Seller's discovery or its receipt of notice of breach from any of the other parties, the Seller will be required promptly to cure such breach in all material respects or, on the second Monthly Remittance Date next succeeding such discovery or receipt of notice, the Seller shall (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account on behalf of the Trust Fund on such Monthly Remittance Date or (ii) purchase such Mortgage Loan from the Trust Fund at a purchase price equal to the Loan Purchase Price (as defined below) thereof. A "Substitution Adjustment" means, with respect to any deleted Mortgage Loan, if the Loan Balance of such deleted Mortgage Loan is greater than the outstanding and principal balance of the related Qualified Replacement Mortgage, an amount equal to such difference together with the sum of (i) all P&I Advances and Servicing Advances made with respect to such deleted Mortgage Loan, to the extent unreimbursed to the Master Servicer and (ii) all P&I Advances and Servicing Advances which the Master Servicer has not previously remitted with respect to such deleted Mortgage Loan. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that such a repurchase or substitution would not give rise to a tax imposed as a result of a "prohibited transaction" under the Code (a "Prohibited Transaction Tax") for the Trust Fund or otherwise subject the Trust Fund to tax and would not jeopardize the status of either the Master REMIC or the Subsidiary REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. The obligation of the Seller so to substitute or purchase any Mortgage Loan constitutes the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the holders of the Certificates, the Trustee and the Certificate Insurer except as provided below.

    Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Sellers agree to indemnify the Trust Fund for any breach of a representation or warranty relating to the legality of the Mortgage Loans (including, without limitation, the origination of such Mortgage Loans) and the mortgage loan documents thereto.

    "Loan Purchase Price" means the outstanding loan balance of the related Mortgage Loan on the Cut-off Date, less any principal amounts previously distributed to the holders of the Certificates relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Master Servicer has already remitted to the Trustee all amounts in the Collection Account on the related Monthly Remittance Date less amounts that the Master Servicer is authorized to withdraw from the Collection Account in accordance with the Pooling and Servicing Agreement), plus one month's interest at the related Mortgage Rate on the outstanding Loan Balance thereof together with the aggregate amount of all unreimbursed P&I Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, all P&I Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan and all reimbursed P&I Advances to the extent that the reimbursement is not made from the mortgagor or from proceeds with respect to a Liquidated Mortgage Loan.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

    On the Closing Date, the Sellers will, pursuant to the Pooling and Servicing Agreement, sell and assign to the Depositor without recourse (except as provided therein) their entire interest in and to the

Mortgage Loans, including the Mortgages on the Mortgaged Properties securing the Mortgage Loans and the right to receive all payments on, and proceeds with respect to, the Mortgage Loans after the Cut-off Date. On the Closing Date, simultaneously with the sale from the Sellers to the Depositor, the Depositor will, pursuant to the Pooling and Servicing Agreement, sell and assign to the Trust Fund, without recourse (except as otherwise provided therein), its entire interest in and to the Mortgage Loans, including the Mortgages on the Mortgaged Properties securing the Mortgage Loans and the right to receive all payments on, or proceeds with respect to, the Mortgage Loans after the Cut-off Date. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. The Trustee will, concurrently with the sale and assignment of the Mortgage Loans as described above, countersign and deliver the Certificates to or upon the order of the Depositor.

    The Depositor will deliver to the Trustee with respect to each Mortgage Loan
(i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of he Depositor in the appropriate offices for real property records. The Trustee, concurrently with the Depositor's assignment, will deliver the Certificates to the Depositor in exchange for the Mortgage Loans. In certain circumstances, the original of the mortgage note may be unavailable, in which case the Seller will deliver a lost note affidavit with a copy of the mortgage note attached as more particularly set forth in the Pooling and Servicing Agreement.

    The Files (as defined in the Pooling and Servicing Agreement) will be delivered to the Trustee on the Closing Date. Thereafter the Trustee will review the Files and if any document required to be included in any Loan File is found to be defective in any material respect and such defect is not cured within 30 days following notification thereof to the Master Servicer by the Trustee, the Seller will be required to repurchase or substitute the related Mortgage Loan.

THE MASTER SERVICER

    The information set forth in the following paragraphs has been provided by the Master Servicer. None of the Depositor, the Trustee, the Underwriter, the Certificate Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

    Ocwen Federal Bank FSB, a federally-chartered savings bank, headquartered in West Palm Beach, Florida, will serve as the Master Servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"). The Master Servicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At March 31, 1997, the Master Servicer had approximately $2.566 billion in assets, approximately $2.316 billion in liabilities and approximately $250 million in equity. At March 31, 1997, the Master Servicer's tangible and leveraged capital ratio was approximately 9.48% and its risk-based capital ratio was approximately 13.22%. For the year ended December 31, 1996, the Master Servicer's income from continuing operations was approximately $49 million and for the quarter ended March 31, 1997, the Master Servicer's income from continuing operations was approximately $19 million.

    The major business of the Master Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans. The Master Servicer is a market leader in the nonperforming mortgage loan acquisition business, having acquired in excess of $3.8 billion of such mortgage loans over the past six years.

    The following table sets forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by the Master Servicer as of December 31, 1995, December 31, 1996, and as of March 31, 1997 certain information relating to the delinquency experience (including loans in foreclosure included in the Master Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserved by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLAR IN THOUSANDS)

                                      AS OF DECEMBER 31, 1995                           AS OF DECEMBER 31, 1996
                          ------------------------------------------------  ------------------------------------------------
                            BY NO.                PERCENT BY   PERCENT BY     BY NO.                PERCENT BY   PERCENT BY
                              OF       BY DOLLAR    NO. OF       DOLLAR         OF       BY DOLLAR    NO. OF       DOLLAR
                             LOANS      AMOUNT       LOANS       AMOUNT        LOANS      AMOUNT       LOANS       AMOUNT
                          -----------  ---------  -----------  -----------  -----------  ---------  -----------  -----------
Total Portfolio.........       1,694   $ 194,717         100%         100%       2,834   $ 305,085         100%         100%
Period of Delinquency:
  30-59 Days............          35       3,201        2.07%        1.64%         107      10,554        3.78%        3.46%
  60-89 Days............          18       2,157        1.06%        1.11%          38       4,321        1.34%        1.42%
  90 days or more.......          37       5,676        2.18%        2.91%         138      17,969        4.87%        5.89%
                               -----   ---------         ---          ---        -----   ---------         ---        -----
Total Delinquent
  Loans.................          90      11,034        5.31%        5.67%         283      32,844        9.99%       10.77%
                               -----   ---------         ---          ---        -----   ---------         ---        -----
                               -----   ---------         ---          ---        -----   ---------         ---        -----
Loans in
  Foreclosure(1)........          29   $   4,292        1.71%        2.20%         136   $  17,805        4.80%        5.84%
                               -----   ---------         ---          ---        -----   ---------         ---        -----
                               -----   ---------         ---          ---        -----   ---------         ---        -----

                                        AS OF MARCH 31, 1997
                          ------------------------------------------------
                            BY NO.                PERCENT BY   PERCENT BY
                              OF       BY DOLLAR    NO. OF       DOLLAR
                             LOANS      AMOUNT       LOANS       AMOUNT
                          -----------  ---------  -----------  -----------
Total Portfolio.........       3,276   $ 355,480         100%         100%
Period of Delinquency:
  30-59 Days............          68       7,565        2.08%        2.13%
  60-89 Days............          56       6,195        1.71%        1.74%
  90 days or more.......         182      22,078        5.56%        6.21%
                               -----   ---------         ---        -----
Total Delinquent
  Loans.................         306   $  35,838        9.34%       10.08%
                               -----   ---------         ---        -----
                               -----   ---------         ---        -----
Loans in
  Foreclosure(1)........         172   $  20,905        5.25%        5.88%
                               -----   ---------         ---        -----
                               -----   ---------         ---        -----

------------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                               REAL ESTATE OWNED
                             (DOLLAR IN THOUSANDS)

                                                AS OF DECEMBER 31,      AS OF DECEMBER 31,
                                                       1995                    1996            AS OF MARCH 31, 1997
                                              ----------------------  ----------------------  ----------------------
                                                BY NO.                  BY NO.                  BY NO.
                                                  OF       BY DOLLAR      OF       BY DOLLAR      OF       BY DOLLAR
                                                 LOANS      AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT
                                              -----------  ---------  -----------  ---------  -----------  ---------
Total Portfolio.............................       1,694   $ 194,717       2,834   $ 305,085       3,276   $ 355,480
Foreclosed Loans(1).........................           0           0          34       3,329          22       2,396
Foreclosed Ratio(2).........................        0.00%       0.00%       1.20%       1.09%       0.67%       0.67%

------------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen Federal Bank FSB.

(2) The Foreclosure Ratio is equal to the aggregate principle balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                          LOAN GAIN (LOSS) EXPERIENCE
                             (DOLLAR IN THOUSANDS)

                                                                                                   FOR THE PERIOD
                                                               FOR THE YEAR       FOR THE YEAR     ENDED MARCH 31,
                                                              ENDED DECEMBER     ENDED DECEMBER         1997
                                                                 31, 1995           31, 1996       ---------------
                                                             -----------------  -----------------     BY DOLLAR
                                                             BY DOLLAR AMOUNT   BY DOLLAR AMOUNT       AMOUNT
                                                             -----------------  -----------------  ---------------
Total Portfolio(1).........................................      $ 194,717          $ 305,085         $ 355,480
Net Gains/(Losses)(2)......................................      $       0          $      24         $    (142)
Net Gains/(Losses) as a Percentage of Total Portfolio......           0.00%              0.01%            -0.04%

------------------------------

(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses are calculated after repayment of all principal, prepayment penalties, foreclosure costs and accrued interest to the date of liquidation. However, premium paid to purchase the loans and other direct origination costs are not included in the calculation.

SERVICING AND SUB-SERVICING

    The Master Servicer is required to deposit to the Collection Account, within one Business Day following receipt, all principal and interest collections on the Mortgage Loans received after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan net of expenses and unreimbursed P&I Advances and Servicing Advances ("Net Liquidation Proceeds") and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation (including any Servicing Fees and other servicing compensation for prior months not paid in full including, without limitation, any such insufficiency which relates to Compensating Interest), (ii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Mortgage Loan, plus (II) accrued and unpaid interest on such Mortgage Loan (net of the Servicing Fee) to the date of such liquidation, (iii) reimbursements for P&I Advances not otherwise reimbursed from Liquidation Proceeds, and (iv) reimbursement for amounts deposited in the Collection Account representing payments of principal and/or interest on a Mortgage Loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

    The Master Servicer may make withdrawals for its own account from the amounts on deposit in the Collection Account with respect to each Loan Group, for the following purposes:

        (i) to withdraw investment earnings on amounts on deposit in the Collection Account;

        (ii) to withdraw amounts that have been deposited to the Collection Account in error;

       (iii) to reimburse the Master Servicer for any P&I Advance or Servicing Advance that the Master Servicer has determined to be a Nonrecoverable Advance; and

        (iv) to clear and terminate the Collection Account following the termination of the Trust Fund.

    The Master Servicer will remit to the Trustee for deposit in the Distribution Account the Monthly Remittance Amount not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Adjustments two Business Days following the related purchase or substitution, as the case may be.

    The Master Servicer may reimburse itself for any P&I Advances paid from the Master Servicer's own funds, from collections on the Mortgage Loans with respect to the related Loan Group or from Net Monthly Excess Cashflow. The Master Servicer will not be obligated to make a P&I Advance if it determines that such P&I Advance, if made, would be a Nonrecoverable Advance. In the event that the Master Servicer determines that a P&I Advance would be a Nonrecoverable Advance, the Master Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the holders of the Certificates; PROVIDED, FURTHER, that the Master Servicer shall be entitled to recover any unreimbursed P&I Advances from the Liquidation Proceeds for the related Mortgage Loan.

    The Master Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, certain amounts due with respect to senior liens and property restoration or preservation expenses ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and attorneys' fees associated with the foregoing and (iii) the cost of the management and liquidation of Mortgaged Property acquired by the Master Servicer on behalf of the Trustee through foreclosure or deed-in-lieu of foreclosure (each, an "REO Property") in satisfaction of the related Mortgage, but the Master Servicer shall not be obligated to make any such Servicing Advance if the Master Servicer has determined that such Servicing Advance would be a Nonrecoverable Advance. Such costs will constitute "Servicing Advances." The Master Servicer may reimburse itself for a Servicing Advance (x) to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from

Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y) from funds deposited in the Collection Account as specified in the Pooling and Servicing Agreement. A "Nonrecoverable Advance" means any portion of a P&I Advance or a Servicing Advance proposed to made or previously made which has not been previously reimbursed to the Master Servicer, and which the Master Servicer has determined in its good faith business judgment will not or, in the case of a proposed P&I Advance or Servicing Advance, would not, be ultimately recoverable by the Master Servicer from payments and collections on the related Mortgage Loan.

    Subject to the terms of the Pooling and Servicing Agreement, the Master Servicer, and in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer, will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trustee.

    The Master Servicer is required to cause to be liquidated any Mortgage Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Master Servicer or sub-servicer on behalf of the Trust Fund and which has not been liquidated within the later of (a) two years after the acquisition of the Mortgaged Property by the Trust Fund, (b) the extended time period granted by the Internal Revenue Service, or (c) the extended time period deemed to be granted pursuant to the provisions of Section 1.856-6(g)(s) of the Treasury Regulations following the failure of the Internal Revenue Service to respond an extension request letter at such price as the Master Servicer deems necessary to comply with this requirement.

    If so required by the terms of any Mortgage Loan, the Master Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums therefor if not paid by the mortgagor if permitted by the terms of such Mortgage Loan to the extent that such insurance is available at commercially reasonable rates.

    The Master Servicer will be permitted under the Pooling and Servicing Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with (i) any institution which is a FHLMC or FNMA approved seller-servicer for mortgage loans and has equity of at least $1,500,000, or (ii) any institution which is an affiliate of the Master Servicer. The Certificate Insurer will have the right to remove a sub-servicer and approve the appointment of a sub-servicer as and to the extent provided in the Pooling and Servicing Agreement.

    Notwithstanding any subservicing agreement, the Master Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Master Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Master Servicer by such sub-servicer and nothing contained in such sub-servicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

    The Master Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies: (1) on or before March 31 of each year, commencing in 1998, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; and (2) on or before March 31 of each year, commencing in 1998, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate

Insurer dated as of the date of the Master Servicer's fiscal audit stating that such firm has examined the Master Servicer's overall servicing operations substantially in accordance with the requirements of either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced for FHLMC, and stating such firm's conclusions relating thereto.

    The Master Servicer will be entitled to receive a fee on each Mortgage Loan for each Due Period (the "Servicing Fee") equal to one twelfth of the product of 0.50% (the "Servicing Fee Rate") and the Loan Balance of such Mortgage Loan as of the beginning of such Due Period or, with respect to the first Due Period, the principal balance for the Mortgage Loan as of the Cut-off Date. In addition, the Master Servicer will retain any benefit from the investment of funds in the Collection Account and will collect and retain, as additional servicing compensation, any late fees, penalty charges, prepayment premiums, bad check fees, extension, modification or extension fees and other assumption fees or similar charges allowed by applicable laws with respect to the Mortgage Loans.

    When a Mortgage Loan is prepaid in full (a "Prepayment") or in part (a "Curtailment") between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments by borrowers received from the day after the prior Determination Date to and including the Determination Date in the month of a Distribution Date (the "Prepayment Period") will be distributed to holders of the Certificates on such Distribution Date. Pursuant to the Pooling and Servicing Agreement, to the extent not otherwise covered by amounts otherwise described in the Pooling and Servicing Agreement, the Servicing Fee for any month will be reduced by an amount of not more than one-half of the Servicing Fee with respect to any shortfall in an interest payment which arises from such Prepayment (a "Prepayment Interest Shortfall") sufficient to pass through to holders of the Certificates the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date (such amount is herein referred to as "Compensating Interest"). To the extent the Compensating Interest does not cover a Prepayment Interest Shortfall, such amount (a "Net Prepayment Interest Shortfall") shall not, unless covered by distributions discussed in "Description of the Certificates--Distributions," be paid to Certificateholders. If shortfalls in interest as a result of prepayments in any month exceed the Compensating Interest for such month, the amount of interest available to be distributed to holders of the Certificates will be reduced by the amount of such excess.

REMOVAL AND RESIGNATION OF MASTER SERVICER

    The Certificate Insurer or the holders of the Class A Certificates as provided in the Pooling and Servicing Agreement, with the consent of the Certificate Insurer, will have the right pursuant to the Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of: (a) certain acts of bankruptcy or insolvency on the part of the Master Servicer; (b) certain failures on the part of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement; or (c) the failure to cure material breaches of the Master Servicer's representations in the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement also provides that the Certificate Insurer may remove the Master Servicer upon the occurrence of certain additional events.

    The Master Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such conflict being of a type and nature carried on by the Master Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Master Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

    Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor Master Servicer and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee, it if is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller/servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") having equity of not less than $1,500,000 (or such lower level as may be acceptable to the Certificate Insurer) and acceptable to the Certificate Insurer and the holders of the Class R Certificates (provided that if the Certificate Insurer and such holders cannot agree as to the acceptability of such successor Master Servicer, the decision of the Certificate Insurer shall control) as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

    No removal or resignation of the Master Servicer will become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

AMENDMENT

    The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Sellers, the Master Servicer and the Trustee with the consent of the Certificate Insurer and without the consent of the holders of the Certificates, (i) to cure any ambiguity (ii) to correct or supplement any provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement that shall not be inconsistent with the provisions of the Pooling and Servicing Agreement provided that such action pursuant to clause (iii) will not, in the opinion of counsel satisfactory to the Trustee and the Certificate Insurer, adversely affect in any material respect the interest of any holder of the Certificates or the Certificate Insurer. The Pooling and Servicing Agreement may also be amended by the Depositor, the Sellers, the Master Servicer and the Trustee, with the consent of the holders of Certificates evidencing not less than a majority of the aggregate Class Certificate Balance of the Class of Certificates affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of the Certificates or the terms of the Policy; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

    The Pooling and Servicing Agreement may also be amended, from time to time, by the Master Servicer, the Depositor, the Sellers and the Trustee, with the consent of the Certificate Insurer and without consent of the holders of the Certificates, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (i) maintain the qualification of the REMICs, under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, or (ii) prevent the Trust Fund from entering into any "prohibited transaction" as defined in the Code.

    Notwithstanding the foregoing, no amendment may be made unless the Trustee shall have received an opinion of counsel to the effect that such amendment will not cause either the Master REMIC or the Subsidiary REMIC to be disqualified as a REMIC, or subject the Trust to "prohibited transaction" or "prohibited contribution" taxes.

    Class A Certificates held by either the Depositor or any affiliate thereof will not be counted as outstanding for purposes of the approval of any amendment, waiver or other consent or vote required by the Pooling and Servicing Agreement.

LIST OF CERTIFICATEHOLDERS

    Upon written request of the Master Servicer, the Trustee will provide to the Master Servicer, within 15 days after receipt of such request, a list of the names and addresses of all holders of the Certificates of record as of the most recent Record Date. Upon written request by three or more holders of the Class A Certificates who in the aggregate hold Certificates that evidence not less than 25% of the aggregate Class Certificate Balance of the Class A Certificates and if such request is accompanied by a copy of the communication that such holders propose to transmit, the Trustee or the Certificate Registrar, at its discretion, will either afford such holders access during business hours to the current list of holders of the Class A Certificates for purposes of communicating with other holders of the Class A Certificates with respect to their rights under the Pooling and Servicing Agreement or the Trustee will disseminate such communication to all holders of the Certificates.

    The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of holders of the Certificates.

TERMINATION; RETIREMENT OF THE CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired by foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Class R Optionholder, the Master Servicer or the Certificate Insurer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each holder of a Certificate by the Trustee.

    At its option, the Class R Optionholder (or if the Class R Optionholder does not exercise such option, the Master Servicer or the Certificate Insurer) may purchase on any Distribution Date on which such a purchase is permitted as described below, all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Fund but in no event less than at a price equal to the greater of (i) the sum of 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period, plus one month's interest on such amount computed at the weighted average Mortgage Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed P&I Advances and Servicing Advances unpaid plus P&I Advances which the Master Servicer has theretofore failed to remit and (ii) the aggregate Class Certificate Balances of the Class A Certificates on such date of purchase, one month's interest at the Pass-Through Rate for each of the outstanding Class A Certificates on the date of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer. The right of the Class R Optionholder (or if the Class R Optionholder does not exercise such option, the Master Servicer or the Certificate Insurer) to make any such purchase is not exercisable until the Distribution Date on which, after giving effect to principal distributions on the Certificates that would otherwise be made on such Distribution Date, the aggregate Loan Balance of the Mortgage Loans has declined to less than 10% (the "Optional Termination Date") of the sum of the Original Loan Group Balances. The termination of the Trust Fund is required to be effected in a manner consistent with applicable federal income tax regulations and its REMIC status.

    In addition to the foregoing, following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Master REMIC or the Subsidiary REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination") the Trustee shall within 30 calendar days following such Final Determination adopt a plan of complete liquidation of each of the Master REMIC and the Subsidiary REMIC as contemplated by Section 860F(a)(4) of the Code and the Trust Fund shall be terminated within 90 days of the adoption of such plan.

                                  THE TRUSTEE

    Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will initially serve as custodian for the Files.

    Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Master Servicer, the Certificate Insurer and holders of the Certificates and shall resign in the manner and with the effect specified in the Pooling and Servicing Agreement.

    Pursuant to the Pooling and Servicing Agreement the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") equal to one twelfth of the product of a percentage (The "Trustee Fee Rate") specified in the Pooling and Servicing Agreement and the Class A Certificate Balance. The Trustee Fee will not be paid by the Master Servicer out of the Master Servicer's Fee.

    The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain events of bankruptcy or insolvency on the part of the Trustee; or (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

    If any such event occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld) (x) the Master Servicer or (y) the holders of a majority of the percentage interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the percentage interests represented by the Class X-1, Class X-2 and Class R Certificates, may appoint a successor trustee.

    The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Master Servicer, the Depositor and the Certificate Insurer. Upon receiving notice of resignation, the Master Servicer is required to promptly appoint a successor trustee or trustees, with the consent of the Certificate Insurer, meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

    At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

                      YIELD AND PREPAYMENT CONSIDERATIONS

DELAY IN DISTRIBUTIONS ON THE FIXED RATE CERTIFICATES

    The effective yield to holders of the Fixed Rate Certificates will be less than the yields otherwise produced by their Pass-Through Rates and purchase prices because (i) on each Distribution Date the interest payable thereon is the interest accrued during the calendar month preceding the month of such Distribution Date which ends 24 days prior to such Distribution Date and (ii) during each Accrual Period, interest accrues on a Certificate Principal Balance that is less than the Certificate Principal Balance of the Fixed Rate Certificates actually outstanding for the first 24 days of such Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

    When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans, but only to the extent of one-half of its Servicing Fee for the related Mortgage Loans for the related Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Master Servicer from its own funds ("Compensating Interest"), or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided herein under "Description of the Certificates--Distributions" and "--Overcollateralization Provisions." The Policy will not cover any such shortfalls.

GENERAL PREPAYMENT CONSIDERATIONS

    The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of the principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal repayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sellers, as the case may
be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to a majority of the Mortgage Loans in each Loan Group, a prepayment may subject the related mortgagor to a prepayment charge.

    Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of the principal to the holders of the Class A Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Yield and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the rate or principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which Class A Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, in the case of Class A Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the related Class A Certificates. As a result, in the case of Class A Certificates of any class, the effect on an investor's yield of principal payments occurring on the related Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such class of Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate, and the prepayment charges imposed in connection with prepayments on certain of the Mortgage Loans will have an uncertain effect on the rate and timing of prepayments on the Mortgage Loans in the related Loan Group. Moreover, the timing of prepayments on the Mortgage Loans in each Loan Group may significantly affect the actual yield to maturity on the related Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield and Prepayment Considerations" in the Prospectus.

    In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

BALLOON MORTGAGE LOANS

    The Balloon Mortgage Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon Mortgage Loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to fully refinance the Balloon Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the Balloon Mortgage Loan or to sell the related Mortgaged Property, there is a risk that the Balloon Mortgage Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Balloon Mortgage Loan may delay distributions of principal on the related Class A Certificates and thereby extend the weighted average life of the related Class A Certificates and, if the related Class A Certificates were purchased at a discount, reduce the yield thereon.

SPECIAL YIELD CONSIDERATIONS WITH RESPECT TO THE FIXED RATE CERTIFICATES

    Because the Mortgage Rates on the Mortgage Loans in the Fixed Rate Group are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Fixed Rate Certificates were to rise, the market value of the Fixed Rate Certificates may decline.

SPECIAL YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE RATE CERTIFICATES

    The Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group adjust semi-annually based upon the Index, whereas the Pass-Through Rate on the Adjustable Rate Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the Available Funds Cap and the Net Lifetime Cap, with the result that increase in the Pass-Through Rate on the Adjustable Rate Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the Mortgage Loans in the Adjustable Rate Group during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Adjustable Rate Certificates during the related Interest Accrual Period, however, any such shortfall will be payable to the holders of the Adjustable Rate Certificates as limited by the Net Lifetime Cap to the extent and in the priority provided herein. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in a Basis Risk Excess to holders of the Adjustable Rate Certificates. The Policy does not cover any Basic Risk Excess or Basic Risk Carryover Amounts.

WEIGHTED AVERAGE LIVES

    Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans in the Fixed Rate Group of 100% of the Prepayment Vector, and a prepayment rate for the Mortgage Loans in the Adjustable Rate Group of 25% CPR. A 100% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 3.00% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.545% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 20% CPR for the remainder of the life of such pool. An 80% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of 2.40% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.236% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 16% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Fixed Rate Group will prepay at the above-described rates or any other rate. The Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 20% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans in the Adjusted Rate Group will prepay at 20% CPR or any other rate.

                              PREPAYMENT SCENARIOS

                                                      SCENARIO I       SCENARIO II     SCENARIO III      SCENARIO IV
                                                    ---------------  ---------------  ---------------  ---------------
Fixed Rate Group(1)...............................             0%              50%             100%             150%
Adjustable Rate Group(2)..........................             0%              15%              25%              40%

                                                     SCENARIO V
                                                    -------------
Fixed Rate Group(1)...............................          200%
Adjustable Rate Group(2)..........................           50%

------------------------------

(1) As a percentage of the Prepayment Assumption

(2) CPR

    The table on page S-74 indicates the percentage of the initial Certificate Principal Balance of the Class A Certificates of each class that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such classes of Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of thirteen Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in July 1997, (iii) the Mortgage Loans prepay at the percentages indicated in the table above, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Sellers, the majority holder of the Class R Certificates, the Certificate Insurer, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote (2) in the tables, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 1997, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in June 1997, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on June 27, 1997, (x) the Index remains constant at 5.8750% per annum and the Mortgage Rate on each Adjustable Rate Group Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) one-month LIBOR remains constant at 5.6875% per annum, (xii) the monthly payment on each Adjustable Rate Group Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the sum of the Servicing Fee Rate and the Trustee Fee Rate and the Insurance Premium Rate, expressed as a percentage, is equal to 0.73% per annum.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

  PRINCIPAL BALANCE                     GROSS          ORIGINAL           REMAINING           MONTHS
      AS OF THE                     MORTGAGE RATE   AMORTIZING TERM    AMORTIZING TERM        TO NEXT       GROSS MARGINS
  CUT-OFF DATE ($)     LOAN GROUP        (%)           (MONTHS)           (MONTHS)          ADJUSTMENT           (%)
---------------------  -----------  -------------  -----------------  -----------------  -----------------  -------------
         90,526.13     Fixed              9.450              360                343(1)             N/A              N/A
      2,135,027.09     Fixed             10.388              187                184                N/A              N/A
     15,501,446.78     Fixed             10.736              360                358                N/A              N/A
        748,219.84     Adjustable         9.750              360                355                  1            6.000
      2,765,970.96     Adjustable         9.505              360                356                  2            6.162
      4,793,479.47     Adjustable         9.301              360                357                  3            6.034
      5,926,886.52     Adjustable         9.285              360                358                  4            5.809
      6,860,829.13     Adjustable         9.378              360                359                  5            5.835
      2,226,989.12     Adjustable         8.969              360                360                  6            5.898
      1,902,824.03     Adjustable         9.681              360                359                 11            6.051
     60,441,071.68     Adjustable        10.175              360                358                 22            6.044
      1,405,243.43     Adjustable        10.030              360                357                 33            6.301
         46,485.82     Adjustable        11.750              360                359                 59            7.000

                                         INITIAL
  PRINCIPAL BALANCE       MAXIMUM       PERIODIC        SUBSEQUENT
      AS OF THE        MORTGAGE RATE      RATE       PERIODIC RATE CAP
  CUT-OFF DATE ($)          (%)          CAP (%)            (%)
---------------------  -------------  -------------  -----------------
         90,526.13             N/A            N/A              N/A
      2,135,027.09             N/A            N/A              N/A
     15,501,446.78             N/A            N/A              N/A
        748,219.84          16.250          1.000            1.000
      2,765,970.96          16.182          1.124            1.034
      4,793,479.47          15.843          1.029            1.010
      5,926,886.52          15.793          1.010            1.000
      6,860,829.13          15.878          1.033            1.000
      2,226,989.12          15.469          1.000            1.000
      1,902,824.03          16.227          1.000            1.000
     60,441,071.68          16.674          2.992            1.000
      1,405,243.43          16.530          3.000            1.000
         46,485.82          18.250          3.000            1.000

------------------------

(1)  Remaining term to stated maturity is 163 months.

    There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Class Certificate Balance outstanding (and the weighted average life) of each class of the Class A Certificate set forth in the table. In addition, since the actual Mortgage Loans included in each Loan Group will have characteristics that differ from those assumed in preparing the table set forth below and, with respect to the Adjustable Rate Certificates, since it is not likely the level of the Index will remain constant as assumed, the Class A Certificates of each class may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of each class of the Class A Certificates and sets forth the percentages of the initial Class Certificate Balance of each such class of the Class A Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in either Loan Group. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Certificate Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.

        PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                  CLASS A-1 CERTIFICATES
                                                       -----------------------------------------------------------------------------
DISTRIBUTION DATE                                       SCENERIO I     SCENERIO II    SCENERIO III      SCENERIO IV     SCENERIO V
-----------------------------------------------------  -------------  -------------  ---------------  ---------------  -------------
  Closing Date .............                                   100            100             100              100             100
  June 25, 1998 .............                                   97             90              83               75              68
  June 25, 1999 .............                                   96             80              65               52              39
  June 25, 2000 .............                                   95             71              51               36              24
  June 25, 2001 .............                                   94             63              40               25              14
  June 25, 2002 .............                                   93             56              32               17               8
  June 25, 2003 .............                                   92             49              25               12               5
  June 25, 2004 .............                                   90             44              20                8               3
  June 25, 2005 .............                                   89             39              16                5               1
  June 25, 2006 .............                                   87             34              12                4               1
  June 25, 2007 .............                                   85             30              10                2               0
  June 25, 2008 .............                                   83             26               7                1               0
  June 25, 2009 .............                                   80             23               6                1               0
  June 25, 2010 .............                                   78             20               4                0               0
  June 25, 2011 .............                                   74             17               3                0               0
  June 25, 2012 .............                                   71             15               2                0               0
  June 25, 2013 .............                                   68             13               2                0               0
  June 25, 2014 .............                                   66             11               1                0               0
  June 25, 2015 .............                                   63             10               1                0               0
  June 25, 2016 .............                                   60              8               0                0               0
  June 25, 2017 .............                                   57              7               0                0               0
  June 25, 2018 .............                                   53              6               0                0               0
  June 25, 2019 .............                                   49              5               0                0               0
  June 25, 2020 .............                                   45              4               0                0               0
  June 25, 2021 .............                                   40              3               0                0               0
  June 25, 2022 .............                                   35              2               0                0               0
  June 25, 2023 .............                                   29              2               0                0               0
  June 25, 2024 .............                                   23              1               0                0               0
  June 25, 2025 .............                                   15              0               0                0               0
  June 25, 2026 .............                                    7              0               0                0               0
  June 25, 2027 .............                                    0              0               0                0               0
Weighted Average Life
 in Years (1)........................................        19.69           7.80            4.33             2.90            2.15
Weighted Average Life
 in Years (2)........................................        19.66           6.91            3.80             2.47            1.84

                                                                                  CLASS A-2 CERTIFICATES
                                                       -----------------------------------------------------------------------------

DISTRIBUTION DATE                                       SCENERIO I     SCENERIO II    SCENERIO III      SCENERIO IV     SCENERIO V

-----------------------------------------------------  -------------  -------------  ---------------  ---------------  -------------

  Closing Date .............                                   100            100             100              100             100

  June 25, 1998 .............                                   96             82              72               57              47

  June 25, 1999 .............                                   96             68              53               33              22

  June 25, 2000 .............                                   95             57              39               20              12

  June 25, 2001 .............                                   95             48              29               12               6

  June 25, 2002 .............                                   94             41              22                7               3

  June 25, 2003 .............                                   94             34              16                4               1

  June 25, 2004 .............                                   93             29              12                2               0

  June 25, 2005 .............                                   92             24               9                1               0

  June 25, 2006 .............                                   91             20               7                0               0

  June 25, 2007 .............                                   90             17               5                0               0

  June 25, 2008 .............                                   89             14               3                0               0

  June 25, 2009 .............                                   87             12               2                0               0

  June 25, 2010 .............                                   86             10               2                0               0

  June 25, 2011 .............                                   84              8               1                0               0

  June 25, 2012 .............                                   82              7               1                0               0

  June 25, 2013 .............                                   80              6               0                0               0

  June 25, 2014 .............                                   77              5               0                0               0

  June 25, 2015 .............                                   74              4               0                0               0

  June 25, 2016 .............                                   71              3               0                0               0

  June 25, 2017 .............                                   68              2               0                0               0

  June 25, 2018 .............                                   64              2               0                0               0

  June 25, 2019 .............                                   59              1               0                0               0

  June 25, 2020 .............                                   54              1               0                0               0

  June 25, 2021 .............                                   48              1               0                0               0

  June 25, 2022 .............                                   42              0               0                0               0

  June 25, 2023 .............                                   35              0               0                0               0

  June 25, 2024 .............                                   27              0               0                0               0

  June 25, 2025 .............                                   19              0               0                0               0

  June 25, 2026 .............                                    9              0               0                0               0

  June 25, 2027 .............                                    0              0               0                0               0

Weighted Average Life
 in Years (1)........................................        21.45           5.49            3.23             1.85            1.37

Weighted Average Life
 in Years (2)........................................        21.41           5.16            3.00             1.73            1.28


------------------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class R Certificates exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agree-ment--Termination; Retirement of the Certificate" herein.

    There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates of any class will conform to any of the weighted average life assumptions set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Class A Certificates of each class is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment or Index level assumptions.

    The characteristics of the Mortgage Loans in each Loan Group will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that, in the case of the Adjustable Rate Group, the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and, in the case of the Adjustable Rate Group, the level of the Index is consistent with the expectations of investors.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates offered hereunder. This discussion and the discussion under "Federal Income Tax Consequences" in the Prospectus is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by a REMIC) should be aware that under applicable Treasury regulations a provider of advice of specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences" in the Prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    Upon the issuance of the Class A Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as two separate REMICs under the Code.

    For federal income tax purposes, the Class A Certificates and the Class X Certificates will represent "regular interests" in the Master REMIC and will generally be treated as representing ownership of debt instruments issued by the Master REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Federal Income Tax Consequences--Taxation of the REMIC and Its Holders" in the Prospectus. Holders of Class A Certificates and Class X Certificates must report income attributable to such investment under an accrual method of accounting, regardless of their usual method of accounting for federal income tax purposes.

    For federal income tax reporting purposes, the Class A Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A-1 Certificates and the Class A-2 Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Vector and 25% CPR. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequen-ces--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates such as the Class A Certificates that provide for payments based on a variable rate. It is possible that the IRS could determine that some or all of the scheduled interest payments are not "qualified stated interest" and should be included in the Class A Certificates' stated redemption price at maturity (i.e. principal) resulting in the Class A Certificates having original issue discount. A determination that the Class A Certificates are issued with original issue discount could cause the holders of Class A Certificates to have taxable interest income in respect of their investment before they receive cash distributions to which such income relates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-1 Certificates and Class A-2 Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    A reasonable method of reporting original issue discount with respect to the Class A Certificates if the IRS determines such Certificates do not bear qualified stated interest and are therefore issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount
(i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each Class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--Taxation of Debt Securities-- Interest and Acquisition Discount" in the Prospectus.

    The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--General--Premium" in the Prospectus.

    The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. To the extent the manufactured housing loans meet the requirements of
Section 25(e)(10) of the Code, the Class A Certificates will be treated as assets described in the foregoing sections of the Code. Moreover, the Class A Certificates will represent qualifying assets under Section

860G(a)(3) of the Code if acquired by a REMIC within the time periods prescribed by the Code and, effective September 1, 1997, will be treated as "permitted assets" for a financial securitization investment trust ("FASIT") under Section 860L(c)(1)(G) of the Code. See "Servicing the Mortgage
Loans--Termination" herein and "Federal Income Tax
Consequences--General--Taxation of Debt
Securities--Status as Real Property Loans" in the Prospectus.

    It is possible that the Trust Fund could be considered to be a "single class REMIC." In that case, a portion of its servicing, administrative and other non-interest expenses will be allocated as a separate item to those Class A and Class X Certificateholders that are pass-through interest holders. In general, a "single class REMIC" is a REMIC that either (i) would be classified as an investment trust in the absence of a REMIC election, or (ii) is substantially similar to an investment trust and was structured with the principal purpose of avoiding the allocation of "allocable investment expenses" (that is, expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees) to holders of REMIC regular interests. Under temporary Treasury regulations, each holder of a regular or a residual interest in a single class REMIC is allocated (i) a share of the REMIC's allocable investment expenses and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual trust or estate to deduct miscellaneous itemized expenses (including Section 212 expenses) only to the extent such expenses, in the aggregate, exceed 2% of such holder's adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions, is less than 2% of its adjusted gross income. Any such additional income would be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deduction otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($121,200, or, in the case of a separate return of a married individual within the meaning of Code Section 7703 for the taxable year 1997, $60,100, each as adjusted for inflation for each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for each taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial and may reduce the after-tax yield to such holders of an investment in the Certificates of an affected REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to a single class REMIC are not deductible for purposes of the alternative minimum tax ("AMT"). Absent further clarification as to whether the Trust Fund would be a single-class REMIC, the tax returns of the REMICs and reports to Certificateholders will be prepared on the basis that it will not be so classified. Prospective purchasers of Class A Certificates that are individuals or pass-through entities having individual members are advised to consult their tax advisors as to the applicability and effect of the single class REMIC rules.

    The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income which, with limited exceptions, is subject to U.S. federal income tax.

    Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Taxation on Holders of Residual Interest Securities" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Taxation of Holders of

Residual Interest Securities" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Federal Income Tax Consequences" in the Prospectus.

    For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase 100% of the aggregate principal amount of each Class of Class A Certificates.

    The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Class A Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Class A Certificates to be purchased by them if any are taken.

    The Underwriter and the Depositor have agreed that the closing of the sale of the Class A Certificates to the Underwriter will occur six business days after the date of this Prospectus Supplement or such later date as they may mutually agree.

    The Underwriter initially proposes to offer all or part of the Class A Certificates directly to the public at offering prices for each series as set forth herein and may offer a portion of the Class A Certificates to dealers at a price which represents a concession not in excess of the of the amounts (approximate) set forth below for the respective Class of the Class A Certificates. The Underwriter may allow, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective Class of the Class A Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriters.

                                                                     CONCESSIONS  REALLOWANCE
                                                                     TO DEALERS   CONCESSION
                                                                     -----------  -----------
Class A-1..........................................................        0.18%        0.12%
Class A-2..........................................................        0.18%        0.12%

    The Sellers have agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933, as amended.

    The Underwriter intends to make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Class A Certificates with a sufficient level of liquidity of, or trading markets for, the Class A Certificates.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                USE OF PROCEEDS

    The Depositor will apply the net proceeds of the sale of the Class A Certificates to purchase the Mortgage Loans from the Sellers.

                               REPORT OF EXPERTS

    The consolidated financial statements of Financial Security Assurance Inc. for the three years ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                LEGAL INVESTMENT

    The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.

    The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Class A Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

    See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

    Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates or any other person proposing to use the assets of a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code (including under the prohibited transactions rules described below) of the acquisition and ownership of such Certificates.

    Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

PROHIBITED TRANSACTIONS

    GENERAL

    Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA, collectively "Parties in Interest") who have certain specified relationships to the Plan, unless an exemption applies (see below). Therefore, a Plan fiduciary or any other person using the assets of a Plan considering an investment in the Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether there is an applicable exemption.

PLAN ASSET REGULATION

    The United States Department of Labor ("DOL") has issued final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (29 C.F.R. Section 2510.3-101, the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the assets of the entity will be treated as assets of the Plan unless certain exceptions apply. If the Certificates were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Certificates. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be Parties in Interest with respect to such Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the Trust Fund's assets.

    Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

THE UNDERWRITER'S EXEMPTION

    The DOL has granted to Morgan Stanley & Co. Incorporated ("Morgan Stanley") an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. Morgan Stanley believes that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

        (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

        (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from one of Standard & Poor's, Moody's, Duff & Phelps Inc. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch");

        (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Trust Fund must also meet the following requirements:

           (i) the corpus of the Trust Fund must consists solely of assets of the type that have been included in other investment pools;

           (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the Class A Certificates; and

           (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Class A Certificates.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Sellers, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Certificate Insurer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of any of such parties (the "Restricted Group").

    The Exemption may apply to the acquisition, holding and transfer of the Class A Certificates by Plans if all of the conditions of the Exemption are met, including those within the control of the investor. As of the date hereof, there is no single Mortgage Loan included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

INSURANCE COMPANY PURCHASERS

    Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption ("PTE") 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                 LEGAL MATTERS

    The validity of the Certificates and certain income tax matters will be passed upon for the Depositor by Latham & Watkins. In addition, Latham & Watkins will pass upon certain legal matters on behalf of the Underwriter. Morrison & Foerster LLP will pass upon certain legal matters on behalf of the Sellers.

                                    RATINGS

    It is a condition to the issuance to the Class A Certificates that they be rated AAA by S&P and Aaa by Moody's.

    The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

    The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

    The ratings of the Rating Agencies do not address (i) the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or (ii) the ability of the Trust Fund to pay any Basis Risk Carryover Amount.

    The security ratings assigned to the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

    The Depositor has not requested a rating of the Class A Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Class A Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

TERM                                                                                                 PAGE
------------------------------------------------------------------------------------------  ----------------------
401(c) Regulations........................................................................                    S-82
Accrual Period............................................................................                    S-10
Adjustable Rate Group.....................................................................               S-8, S-25
Adjustable Rate Margin....................................................................                     S-6
Adjustable Rate Certificates..............................................................               S-6, S-45
Adjustment Date...........................................................................               S-9, S-32
AMT.......................................................................................                    S-77
Agreement.................................................................................                    S-54
Available Funds Cap.......................................................................                     S-6
Available Funds Shortfall.................................................................                    S-48
Available Funds...........................................................................                    S-51
Balloon Payment...........................................................................                    S-26
Balloon Mortgage Loan.....................................................................               S-9, S-26
Basic Risk Excess.........................................................................                    S-12
Basic Risk Carryover Amount...............................................................                    S-12
BCD Mortgage Loan.........................................................................                    S-61
beneficial owner..........................................................................                    S-51
BIF.......................................................................................                    S-46
Book-Entry Certificates...................................................................                    S-51
Business Day..............................................................................              S-11, S-54
Carry Forward Amount......................................................................                    S-12
Cede......................................................................................                     S-8
Cedel.....................................................................................                     S-7
Certificate Group.........................................................................                    S-11
Certificate Owners........................................................................               S-7, S-51
Certificate Insurer.......................................................................               S-7, S-55
Certificateholders........................................................................                    S-45
Certificates..............................................................................               S-6, S-45
Chase.....................................................................................                     S-8
Citibank..................................................................................                     S-8
Class A Certificates......................................................................         S-6, S-10, S-45
Class R Certificates......................................................................              S-10, S-45
Class X Certificates......................................................................              S-10, S-45
Class Certificate Balance.................................................................                     S-6
Class A Distribution Amount...............................................................                    S-10
Class R Optionholder......................................................................                    S-19
Class.....................................................................................                     S-6
Closing Date..............................................................................                     S-7
Code......................................................................................              S-20, S-75
Collection Account........................................................................              S-17, S-45
Compensating Interest.....................................................................              S-67, S-69
CPR.......................................................................................                    S-72
Current Interest..........................................................................                    S-11
Curtailment...............................................................................                    S-65
Cut-Off Date..............................................................................               S-7, S-25
Debt Ratio................................................................................                    S-41
Definitive Certificate....................................................................                    S-53
Depositor.................................................................................                     S-7
Determination Date........................................................................                    S-14
Distribution Date.........................................................................               S-7, S-10
Distribution Account......................................................................                    S-47
DOL.......................................................................................                    S-80

TERM                                                                                                 PAGE
------------------------------------------------------------------------------------------  ----------------------
DTC.......................................................................................               S-7, S-51
Due Date..................................................................................                    S-26
Due Period................................................................................                    S-14
Duff & Phelps.............................................................................                    S-81
Eligible Account..........................................................................                    S-46
ERISA.....................................................................................              S-20, S-79
Euroclear.................................................................................                     S-7
European Depositaries.....................................................................               S-7, S-51
Excess Subordinated Amount................................................................                    S-58
Exemption.................................................................................                    S-80
FASIT.....................................................................................                    S-77
FHLML.....................................................................................                    S-66
Final Determination.......................................................................                    S-68
Final Scheduled Distribution Amount.......................................................                    S-19
Fitch.....................................................................................                    S-81
Fixed Rate Certificates...................................................................               S-6, S-45
Fixed Rate Group..........................................................................               S-8, S-45
FNMA......................................................................................                    S-66
Full Documentation........................................................................                    S-42
Gross Margin..............................................................................               S-9, S-32
HUD.......................................................................................                    S-61
Index.....................................................................................                    S-26
Insurance Premium Amount..................................................................                    S-12
Insurance Premium Rate....................................................................                    S-12
Insured Payments..........................................................................                    S-16
Introductory Rate Loans...................................................................                    S-32
IRS.......................................................................................                    S-76
LIBOR Determination Date..................................................................                    S-50
LIBOR Business Day........................................................................                    S-51
Liquidated Mortgage Loan..................................................................                    S-14
Lite Documentation........................................................................                    S-42
Loan Balance..............................................................................                    S-60
Loan Purchase Price.......................................................................                    S-60
Loan Group................................................................................               S-8, S-55
Master Servicer...........................................................................           S-7, S-, S-61
Maximum Mortgage Rate.....................................................................                    S-32
Minimum Mortgage Rate.....................................................................                    S-32
Modeling Assumptions......................................................................                    S-72
Monthly Remittance Date...................................................................                    S-14
Moody's...................................................................................              S-49. S-70
Morgan Stanley............................................................................                    S-80
Mortgaged Properties......................................................................               S-8, S-25
Net Liquidation Proceeds..................................................................                    S-63
Net Lifetime Cap..........................................................................                    S-12
Net Prepayment Interest Shortfall.........................................................                    S-65
Net Monthly Excess Cashflow...............................................................              S-50, S-57
Nonrecoverable Advance....................................................................                    S-64
Notice....................................................................................                    S-54
Original Pool Balance.....................................................................                    S-19
OID Regulations...........................................................................                    S-76
One-Month LIBOR...........................................................................               S-6, S-50
Optional Termination Date.................................................................              S-18, S-67
Order.....................................................................................                    S-54
Originators...............................................................................               S-7, S-41

TERM                                                                                                 PAGE
------------------------------------------------------------------------------------------  ----------------------
Owner.....................................................................................                    S-54
P&I Advances..............................................................................                    S-17
Participants..............................................................................                    S-51
Parties in Interest.......................................................................                    S-80
Pass-Through Rate.........................................................................                    S-47
Percentage Interest.......................................................................                    S-47
Periodic Rate Cap.........................................................................                    S-32
Permitted Investments.....................................................................                    S-45
Plan Sponsor..............................................................................                    S-82
Plan Asset Regulation.....................................................................                    S-80
Plan......................................................................................                    S-79
Policy....................................................................................                    S-53
Pooling and Servicing Agreement...........................................................                    S-10
Prepayment Period.........................................................................                    S-65
Prepayment Assumption.....................................................................                    S-71
Prepayment................................................................................                    S-65
Prepayment Interest Shortfall.............................................................                    S-65
Preservation Expenses.....................................................................                    S-63
Principal Distribution Amount.............................................................                    S-13
prohibited contribution...................................................................                    S-66
prohibited transaction....................................................................                    S-66
PTE.......................................................................................                    S-82
Qualifying Rate...........................................................................                    S-42
Rating Agency.............................................................................                    S-21
Realized Loss.............................................................................                    S-58
Record Date...............................................................................                    S-10
Reference Banks...........................................................................                    S-50
Register..................................................................................                    S-47
Registrar.................................................................................                    S-47
Regular Interests.........................................................................                    S-50
Reimbursement Amount......................................................................                    S-42
Relevant Depository.......................................................................                    S-51
Relief Act................................................................................                    S-69
REMIC Opinion.............................................................................                    S-60
REMIC.....................................................................................              S-19, S-58
REO Property..............................................................................                    S-63
Reserve Interest Rate.....................................................................                    S-42
Residual Interest.........................................................................                    S-50
Restricted Group..........................................................................                    S-82
Riegle Act................................................................................                    S-23
S&P.......................................................................................              S-21, S-24
SAIF......................................................................................                    S-46
Sellers...................................................................................                     S-7
Servicing Advances........................................................................                    S-63
Servicing Fee Rate........................................................................              S-17, S-65
Servicing Fee.............................................................................              S-17, S-65
Six-Month LIBOR...........................................................................                    S-41
SMMEA.....................................................................................              S-20, S-79
Specified Subordinated Amount.............................................................                    S-58
Stated Income Documentation...............................................................                    S-42
Subordinate Certificates..................................................................              S-10, S-39
Subordinated Amount.......................................................................                    S-57

TERM                                                                                                 PAGE
------------------------------------------------------------------------------------------  ----------------------
Subordination Deficit...................................................          S-15, S-59
Subordination Increase Amount...........................................          S-15, S-58
Subordination Reduction Amount..........................................                S-58
Substitution Adjustment.................................................                S-60
Tax Counsel.............................................................                S-20
Tax Avoidance Potential.................................................                S-66
Total Available Funds...................................................                S-49
Total Monthly Excess Cashflow...........................................                S-47
Total Monthly Excess Spread.............................................                S-57
Trust Fund..............................................................                 S-2
Trustee.................................................................           S-7, S-46
Trustee Fee.............................................................                S-68
Trustee Fee Rate........................................................                S-68
Underwriting Agreement..................................................                S-78

PROSPECTUS
                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR
                                 $1,000,000,000
                               (AGGREGATE AMOUNT)
                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                            ------------------------

    THIS PROSPECTUS RELATES TO THE ISSUANCE OF ASSET BACKED CERTIFICATES (THE "CERTIFICATES") AND ASSET BACKED NOTES (THE "NOTES" AND, TOGETHER WITH THE CERTIFICATES, THE "SECURITIES"), WHICH MAY BE SOLD FROM TIME TO TIME IN ONE OR MORE SERIES (EACH, A "SERIES") BY MORGAN STANLEY ABS CAPITAL I INC. (THE "DEPOSITOR") OR BY A TRUST FUND (AS DEFINED BELOW) ON TERMS DETERMINED AT THE TIME OF SALE AND DESCRIBED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES OF A SERIES WILL CONSIST OF CERTIFICATES WHICH EVIDENCE BENEFICIAL OWNERSHIP OF A TRUST ESTABLISHED BY THE DEPOSITOR (EACH, A "TRUST FUND"), AND/OR NOTES SECURED BY THE ASSETS OF A TRUST FUND. AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE TRUST FUND FOR A SERIES OF SECURITIES WILL INCLUDE ASSETS (THE "TRUST FUND ASSETS") WHICH WILL CONSIST OF: (A) SINGLE FAMILY MORTGAGE LOANS (THE "LOANS"), INCLUDING (I) MORTGAGE LOANS SECURED BY FIRST, SECOND AND/OR MORE SUBORDINATE LIENS ON ONE- TO FOUR-FAMILY RESIDENTIAL PROPERTIES, (II) CLOSED-END AND/OR MORE REVOLVING HOME EQUITY LOAN (THE "HOME EQUITY LOANS") SECURED BY FIRST, SECOND AND/OR MORE SUBORDINATE LIENS ON ONE- TO FOUR-FAMILY RESIDENTIAL PROPERTIES, (III) HOME IMPROVEMENT INSTALLMENT SALE CONTRACTS AND INSTALLMENT LOAN AGREEMENTS (THE "HOME IMPROVEMENT CONTRACTS") THAT ARE EITHER UNSECURED OR SECURED BY FIRST, SECOND AND/OR MORE SUBORDINATE LIENS ON ONE- TO FOUR-FAMILY RESIDENTIAL PROPERTIES, OR BY PURCHASE MONEY SECURITY INTERESTS IN THE HOME IMPROVEMENTS FINANCED THEREBY (THE "HOME IMPROVEMENTS"), INCLUDING LOANS INSURED UNDER THE FHA TITLE I CREDIT INSURANCE PROGRAM ADMINISTERED PURSUANT TO THE NATIONAL HOUSING ACT OF 1934, AND (IV) MANUFACTURED HOUSING INSTALLMENT SALES CONTRACTS AND INSTALLMENT LOAN AGREEMENTS (THE "MANUFACTURED HOUSING CONTRACTS," AND TOGETHER WITH THE HOME IMPROVEMENT CONTRACTS, THE "CONTRACTS") SECURED BY FIRST, SECOND AND/OR MORE SUBORDINATE LIENS ON MANUFACTURED HOMES (AS DEFINED HEREIN) OR BY MORTGAGES ON REAL ESTATE ON WHICH THE RELATED MANUFACTURED HOMES ARE LOCATED; (B) MORTGAGE-BACKED SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION ("GNMA"), THE FEDERAL NATIONAL MORTGAGE ASSOCIATION ("FNMA") OR THE FEDERAL HOME LOAN MORTGAGE CORPORATION ("FHLMC") (THE "AGENCY SECURITIES"); (C) PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES ("PRIVATE MORTGAGE-BACKED SECURITIES" OR "PMBS"); AND (D) ALL MONIES DUE THEREUNDER NET, IF AND AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, OF CERTAIN AMOUNTS PAYABLE TO THE SERVICER OF THE LOANS, AGENCY SECURITIES OR PRIVATE MORTGAGE-BACKED SECURITIES. THE TRUST FUND ASSETS WILL BE ACQUIRED BY THE DEPOSITOR, EITHER DIRECTLY OR INDIRECTLY, FROM ONE OR MORE INSTITUTIONS (EACH, A "SELLER"), WHICH MAY BE AFFILIATES OF THE DEPOSITOR, AND CONVEYED BY THE DEPOSITOR TO THE RELATED TRUST FUND. A TRUST FUND MAY INCLUDE A NUMBER OF DIFFERENT TYPES AND CONCENTRATIONS OF TRUST FUND ASSETS TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST FUND ALSO MAY INCLUDE INSURANCE POLICIES, SURETY BONDS, CASH ACCOUNTS, REINVESTMENT INCOME, GUARANTIES OR LETTERS OF CREDIT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 127 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.
                           --------------------------
     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                                  SECURITIES,
              SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 18.
                            ------------------------

    THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED
 TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE
  DEPOSITOR, MORGAN STANLEY & CO. INCORPORATED, THE MASTER SERVICER, ANY
   SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE
    RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE
     INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY
      OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN  EACH
       CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
      SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

    PRIOR TO ISSUANCE THERE WILL HAVE BEEN NO MARKET FOR THE SECURITIES OF ANY SERIES AND THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY SECURITIES WILL DEVELOP, OR IF IT DOES DEVELOP, THAT IT WILL CONTINUE OR PROVIDE SECURITYHOLDERS WITH A SUFFICIENT LEVEL OF LIQUIDITY OF INVESTMENT.

    THE SECURITIES OFFERED BY THIS PROSPECTUS AND BY THE RELATED PROSPECTUS SUPPLEMENT ARE OFFERED BY MORGAN STANLEY & CO. INCORPORATED ("MORGAN STANLEY") AND THE OTHER UNDERWRITERS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, IF ANY, SUBJECT TO PRIOR SALE, TO WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE TO, DELIVERY TO AND ACCEPTANCE BY MORGAN STANLEY AND THE OTHER UNDERWRITERS, IF ANY, AND CERTAIN FURTHER CONDITIONS. RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                           --------------------------
                              MORGAN STANLEY & CO.
       INCORPORATED

JUNE 5, 1997

    Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

    Distributions to holders of Securities ("Securityholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller or each originator (the "Originator") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

    The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors --Prepayment and Yield Considerations and Reinvestment Risk" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination" herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

    Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the securities covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.
                            ------------------------

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and
(xiii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

    All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

    The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

    Requests to the Depositor should be directed in writing to Morgan Stanley ABS Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000. The Depositor has determined that its financial statements are not material to the offering of any class of Securities.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders."

                               TABLE OF CONTENTS

Summary of Terms......................................................................          5

Risk Factors..........................................................................         18

The Trust Fund........................................................................         28

Use of Proceeds.......................................................................         44

The Depositor.........................................................................         44

Description of the Securities.........................................................         44

Credit Enhancement....................................................................         60

Yield and Prepayment Considerations...................................................         65

The Agreements........................................................................         68

Certain Legal Aspects of the Loans....................................................         82

Federal Income Tax Consequences.......................................................         97

State Tax Consequences................................................................        119

Erisa Considerations..................................................................        119

Legal Investment......................................................................        123

Method of Distribution................................................................        125

Legal Matters.........................................................................        125

Financial Information.................................................................        125

Rating................................................................................        126

Index of Defined Terms................................................................        127

                                SUMMARY OF TERMS

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WITH RESPECT TO THE SERIES OF SECURITIES OFFERED THEREBY AND TO THE RELATED AGREEMENT (AS SUCH TERM IS DEFINED BELOW) WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF SECURITIES. UNLESS OTHERWISE SPECIFIED, CAPITALIZED TERMS USED AND NOT DEFINED IN THIS SUMMARY OF TERMS HAVE THE MEANINGS GIVEN TO THEM IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 127 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

Title of Securities.................  Asset Backed Certificates (the "Certificates") and
                                      Asset Backed Notes (the "Notes" and, together with
                                      the Certificates, the "Securities"), which are
                                      issuable in Series.

Depositor...........................  Morgan Stanley ABS Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc. None of
                                      Morgan Stanley, Morgan Stanley Group Inc. or any
                                      other affiliate of the Depositor, the Master
                                      Servicer, the Trustee or the Seller has guaranteed or
                                      is otherwise obligated with respect to the Securities
                                      of any Series. See "The Depositor."

Trustee.............................  The trustee(s) (the "Trustee") for each Series of
                                      Securities will be specified in the related
                                      Prospectus Supplement. See "The Agreements" herein
                                      for a description of the Trustee's rights and
                                      obligations.

Master Servicer.....................  The entity or entities named as Master Servicer (the
                                      "Master Servicer") in the related Prospectus
                                      Supplement. See "The Agreements--Certain Matters
                                      Regarding the Master Servicer and the Depositor."

Trust Fund Assets...................  Assets of the Trust Fund for a Series of Securities
                                      will include assets (the "Trust Fund Assets") which
                                      will consist of Loans, Agency Securities and/or
                                      Private Mortgage-Backed Securities, together with
                                      payments in respect of such Trust Fund Assets, as
                                      specified in the related Prospectus Supplement. At
                                      the time of issuance of Securities of a Series, the
                                      Depositor will cause Loans, Agency Securities and/or
                                      Private Mortgage-Backed Securities comprising the
                                      related Trust Fund to be assigned to the Trustee,
                                      without recourse. The Loans, Agency Securities and/or
                                      Private Mortgage-Backed Securities will be collected
                                      in a pool (each, a "Pool") as of the first day of the
                                      month of the issuance of the related Series of
                                      Securities or such other date specified in the
                                      related Prospectus Supplement (the "Cut-off Date"). A
                                      Trust Fund may include a number of different types
                                      and concentrations of Trust Fund Assets to the extent
                                      described in the related Prospectus Supplement. Trust
                                      Fund Assets also may include insurance policies,
                                      surety bonds, cash accounts, spread accounts,
                                      reinvestment income, guaranties, letters of credit,
                                      interest rate cap agreements or interest rate swap
                                      agreements. See "Credit Enhancement." In addition, if
                                      the related Prospectus Supplement so provides, the
                                      related Trust

                                      Funds Asset will include the funds on deposit in an
                                      account (a "Pre-Funding Account") which will be used
                                      to purchase additional Loans during the period
                                      specified in such Prospectus Supplement. See "The
                                      Agreements--Pre-Funding Account."

A. Loans............................  The Loans will consist of (i) mortgage loans secured by first, second and/or more subordinate liens on
                                      one-to four-family residential properties or security
                                      interests in shares issued by cooperative housing
                                      corporations (each, a "Mortgage Loan"), (ii)
                                      closed-end loans (the "Closed-End Loans") and/or
                                      revolving home equity loans or certain balances
                                      thereof (the "Revolving Credit Line Loans," together
                                      with the Closed-End Loans, the "Home Equity Loans")
                                      secured by first, second and/or more subordinate
                                      liens on one- to four-family residential properties,
                                      (iii) home improvement installment sales contracts
                                      and installment loan agreements (the "Home
                                      Improvement Contracts") that are either unsecured or
                                      secured by first, second and/or more subordinate
                                      liens on one- to four-family residential properties,
                                      or by security interests in the home improvements
                                      financed thereby (the "Home Improvements"), including
                                      loans insured under the FHA Title I Credit Insurance
                                      program administered pursuant to the National Housing
                                      Act of 1934, and (iv) manufactured housing
                                      installment sales contracts and installment loan
                                      agreements (the "Manufactured Housing Contracts" and
                                      together with the Home Improvement Contracts, the
                                      "Contracts") secured by first, second and/or more
                                      subordinate liens on Manufactured Homes (as defined
                                      herein) or by mortgages on real estate on which the
                                      related Manufactured Homes are located. All Loans,
                                      Agency Securities and Private Mortgage-Backed
                                      Securities will have been purchased by the Depositor,
                                      either directly or through an affiliate, from one or
                                      more Sellers.

                                      As specified in the related Prospectus Supplement,
                                      the Home Equity Loans will, and the Contracts may, be
                                      secured by mortgages or deeds of trust or other
                                      similar security instruments creating a lien on a
                                      Mortgaged Property, which may be subordinated to one
                                      or more senior liens on the Mortgaged Property, as
                                      described in the related Prospectus Supplement. As
                                      specified in the related Prospectus Supplement,
                                      Contracts may be unsecured or secured by purchase
                                      money security interests in the Home Improvements or
                                      Manufactured Homes financed thereby. The Mortgaged
                                      Properties, Home Improvements and Manufactured Homes
                                      are collectively referred to herein as the
                                      "Properties."

B. Agency Securities................  The Agency Securities will consist of (i) fully modified pass-through mortgage-backed certificates
                                      guaranteed as to timely payment of principal and
                                      interest by the Government

                                      National Mortgage Association ("GNMA Certificates"),
                                      (ii) guaranteed mortgage pass-through certificates
                                      issued and guaranteed as to timely payment of
                                      principal and interest by the Federal National
                                      Mortgage Association ("FNMA Certificates"), (iii)
                                      mortgage participation certificates issued and
                                      guaranteed as to timely payment of interest and,
                                      unless otherwise specified in the related Prospectus
                                      Supplement, ultimate payment of principal by the
                                      Federal Home Loan Mortgage Corporation ("FHLMC
                                      Certificates"), (iv) stripped mortgage-backed
                                      securities representing an undivided interest in all
                                      or a part of either the principal distributions (but
                                      not the interest distributions) or the interest
                                      distributions (but not the principal distributions)
                                      or in some specified portion of the principal and
                                      interest distributions (but not all of such
                                      distributions) on certain GNMA, FNMA, FHLMC or other
                                      government agency or government- sponsored agency
                                      certificates and, unless otherwise specified in the
                                      related Prospectus Supplement, guaranteed to the same
                                      extent as the underlying securities, (v) another type
                                      of guaranteed pass-through certificate issued or
                                      guaranteed by GNMA, FNMA, FHLMC or other government
                                      agency or government-sponsored agency and described
                                      in the related Prospectus Supplement, or (vi) a
                                      combination of such Agency Securities. All GNMA
                                      Certificates will be backed by the full faith and
                                      credit of the United States. No FNMA or FHLMC
                                      Certificates will be backed, directly or indirectly,
                                      by the full faith and credit of the United States.
                                      The Agency Securities may consist of pass-through
                                      securities issued under the GNMA I Program, the GNMA
                                      II Program, FHLMC's Cash or Guarantor Program or
                                      another program specified in the Prospectus
                                      Supplement. The payment characteristics of the
                                      Mortgage Loans underlying the Agency Securities will
                                      be described in the related Prospectus Supplement.
                                      See "The Trust Fund--Agency Securities."

C. Private Mortgage-Backed            Private Mortgage-Backed Securities may include (i)
  Securities........................  pass-through certificates representing beneficial interests in certain mortgage loans or (ii)
                                      collateralized mortgage obligations ("CMOs") secured
                                      by such mortgage loans. Although mortgage loans
                                      underlying a Private Mortgage-Backed Security may be
                                      insured or guaranteed by the United States or an
                                      agency or instrumentality thereof, they need not be,
                                      and the Private Mortgage-Backed Securities themselves
                                      will not be, so insured or guaranteed. Unless
                                      otherwise specified in the Prospectus Supplement
                                      relating to a Series of Securities, payments on the
                                      Private Mortgage-Backed Securities will be
                                      distributed directly to the Trustee as registered
                                      owner of such Private Mortgage-Backed Securities. The
                                      Prospectus Supplement for each Series of Securities
                                      will specify, with respect to any Private
                                      Mortgage-Backed Securities owned by the related Trust
                                      Fund: (i) the aggregate

                                      approximate principal amount and type of Private
                                      Mortgage-Backed Securities; (ii) certain
                                      characteristics of the mortgage loans underlying the
                                      Private Mortgage-Backed Securities, including (A) the
                                      payment features of such mortgage loans, (B) the
                                      approximate aggregate principal amount, if known, of
                                      the underlying mortgage loans which are insured or
                                      guaranteed by a governmental entity, (C) the
                                      servicing fee or range of servicing fees with respect
                                      to such mortgage loans, and (D) the minimum and
                                      maximum stated maturities of the mortgage loans at
                                      origination; (iii) the maximum original
                                      term-to-stated maturity of the Private
                                      Mortgage-Backed Securities; (iv) the weighted average
                                      term-to-stated maturity of the Private
                                      Mortgage-Backed Securities; (v) the pass-through or
                                      certificate rate or ranges thereof for the Private
                                      Mortgage-Backed Securities; (vi) the weighted average
                                      pass-through or certificate rate of the Private
                                      Mortgage-Backed Securities; (vii) the issuer of the
                                      Private Mortgage-Backed Securities (the "PMBS
                                      Issuer"), the servicer of the Private Mortgage-Backed
                                      Securities (the "PMBS Servicer") and the trustee of
                                      the Private Mortgage-Backed Securities (the "PMBS
                                      Trustee"); (viii) certain characteristics of credit
                                      support, if any, such as reserve funds, insurance
                                      policies, letters of credit, financial guaranty
                                      insurance policies or third party guarantees,
                                      relating to the mortgage loans underlying the Private
                                      Mortgage-Backed Securities, or to such Private
                                      Mortgage-Backed Securities themselves; (ix) the terms
                                      on which underlying mortgage loans for such Private
                                      Mortgage-Backed Securities may, or are required to,
                                      be repurchased prior to stated maturity; and (x) the
                                      terms on which substitute mortgage loans may be
                                      delivered to replace those initially deposited with
                                      the PMBS Trustee. See "The Trust Fund-- Private
                                      Mortgage-Backed Securities."

Description of the Securities.......  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust
                                      Fund created by the Depositor pursuant to an
                                      Agreement among the Depositor, the Master Servicer
                                      and the Trustee for the related Series. The
                                      Securities of any Series may be issued in one or more
                                      classes as specified in the related Prospectus
                                      Supplement. A Series of Securities may include one or
                                      more classes of senior Securities (collectively, the
                                      "Senior Securities") and one or more classes of
                                      subordinate Securities (collectively, the
                                      "Subordinated Securities"). Certain Series or classes
                                      of Securities may be covered by insurance policies or
                                      other forms of credit enhancement, in each case as
                                      described under "Credit Enhancement" herein and in
                                      the related Prospectus Supplement.

                                      One or more classes of Securities of each Series (i)
                                      may be entitled to receive distributions allocable
                                      only to principal, only to interest or to any
                                      combination thereof; (ii) may be entitled to receive
                                      distributions only of prepayments of

                                      principal throughout the lives of the Securities or
                                      during specified periods; (iii) may be subordinated
                                      in the right to receive distributions of scheduled
                                      payments of principal, prepayments of principal,
                                      interest or any combination thereof to one or more
                                      other classes of Securities of such Series throughout
                                      the lives of the Securities or during specified
                                      periods or may be subordinated with respect to
                                      certain losses and delinquencies; (iv) may be
                                      entitled to receive such distributions only after the
                                      occurrence of events specified in the related
                                      Prospectus Supplement; (v) may be entitled to receive
                                      distributions in accordance with a schedule or
                                      formula or on the basis of collections from
                                      designated portions of the related Trust Fund Assets;
                                      (vi) as to Securities entitled to distributions
                                      allocable to interest, may be entitled to receive
                                      interest at a rate per annum specified, or calculated
                                      in the method described, in the related Prospectus
                                      Supplement; and (vii) as to Securities entitled to
                                      distributions allocable to interest, may be entitled
                                      to distributions allocable to interest only after the
                                      occurrence of events specified in the related
                                      Prospectus Supplement and may accrue interest until
                                      such events occur, in each case as specified in the
                                      related Prospectus Supplement. The timing and amounts
                                      of such distributions may vary among classes or over
                                      time, as specified in the related Prospectus
                                      Supplement.

Distributions on the Securities.....  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such
                                      other intervals and on the dates specified in the
                                      related Prospectus Supplement (each, a "Distribution
                                      Date") out of the payments received in respect of the
                                      assets of the related Trust Fund or Funds or other
                                      assets pledged for the benefit of the Securities as
                                      described under "Credit Enhancement" herein to the
                                      extent specified in the related Prospectus
                                      Supplement. The amount allocable to payments of
                                      principal and interest on any Distribution Date will
                                      be determined as specified in the related Prospectus
                                      Supplement. The Prospectus Supplement for a Series of
                                      Securities will describe the method of allocating
                                      distributions among Securities of different classes
                                      as well as the method for allocating distributions
                                      among Securities for any particular class.

                                      Unless otherwise specified in the related Prospectus
                                      Supplement, the aggregate original principal balance
                                      of the Securities will not exceed the aggregate
                                      distributions allocable to principal that such
                                      Securities will be entitled to receive. If specified
                                      in the related Prospectus Supplement, the Securities
                                      will have an aggregate original principal balance
                                      equal to the aggregate unpaid principal balance of
                                      the Trust Fund Assets as of the related Cut-off Date
                                      and will bear interest in the aggregate at a rate
                                      equal to the interest rate borne by the underlying
                                      Loans (the "Loan Rate") net of the aggregate
                                      servicing fees and any other amounts specified in
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                                      the related Prospectus Supplement (the "Pass-Through
                                      Rate") or at such other interest rate as may be
                                      specified in such Prospectus Supplement. If specified
                                      in the related Prospectus Supplement, the aggregate
                                      original principal balance of the Securities and
                                      interest rates on the classes of Securities will be
                                      determined based on the cash flow on the Trust Fund
                                      Assets.

                                      The rate at which interest will be passed through or
                                      paid to holders of each class of Securities entitled
                                      thereto may be a fixed rate or a rate that is subject
                                      to change from time to time from the time and for the
                                      periods, in each case, as specified in the related
                                      Prospectus Supplement. Any such rate may be
                                      calculated on a loan-by-loan, weighted average or
                                      notional amount, as applicable, in each case as
                                      described in the related Prospectus Supplement.

Credit Enhancement..................  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the
                                      benefit of one or more types of credit enhancement as
                                      described in the related Prospectus Supplement. The
                                      protection against losses afforded by any such credit
                                      support may be limited. The type, characteristics and
                                      amount of credit enhancement will be determined based
                                      on the characteristics of the Trust Fund Assets and
                                      other factors and will be established on the basis of
                                      requirements of each Rating Agency rating the
                                      Securities of such Series. See "Credit Enhancement."

A. Subordination....................  A Series of Securities may consist of one or more classes of Senior Securities and one or more classes
                                      of Subordinated Securities. The rights of the holders
                                      of the Subordinated Securities of a Series to receive
                                      distributions with respect to the assets in the
                                      related Trust Fund will be subordinated to such
                                      rights of the holders of the Senior Securities of the
                                      same Series to the extent described in the related
                                      Prospectus Supplement. This subordination is intended
                                      to enhance the likelihood of regular receipt by
                                      holders of Senior Securities of the full amount of
                                      monthly payments of principal and interest due them.
                                      The protection afforded to the holders of Senior
                                      Securities of a Series by means of the subordination
                                      feature will be accomplished by (i) the preferential
                                      right of such holders to receive, prior to any
                                      distribution being made in respect of the related
                                      Subordinated Securities, the amounts of interest
                                      and/or principal due them on each Distribution Date
                                      out of the funds available for distribution on such
                                      date in the related Security Account and, to the
                                      extent described in the related Prospectus
                                      Supplement, by the right of such holders to receive
                                      future distributions on the assets in the related
                                      Trust Fund that would otherwise have been payable to
                                      the holders of Subordinated Securities; (ii) reducing
                                      the ownership interest (if applicable) of the related
                                      Subordinated Securities; (iii) a combination of
                                      clauses (i) and (ii) above; or
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                                      (iv) as otherwise described in the related Prospectus
                                      Supplement. If so specified in the related Prospectus
                                      Supplement, subordination may apply only in the event
                                      of certain types of losses not covered by other forms
                                      of credit support, such as hazard losses not covered
                                      by standard hazard insurance policies or losses due
                                      to the bankruptcy or fraud of the borrower. The
                                      related Prospectus Supplement will set forth
                                      information concerning, among other things, the
                                      amount of subordination of a class or classes of
                                      Subordinated Securities in a Series, the
                                      circumstances in which such subordination will be
                                      applicable, and the manner, if any, in which the
                                      amount of subordination will decrease over time.

B. Reserve Account..................  One or more reserve accounts or other cash accounts
                                      (each, a "Reserve Account") may be established and
                                      maintained for each Series of Securities. The related
                                      Prospectus Supplement will specify whether or not
                                      such Reserve Accounts will be included in the corpus
                                      of the Trust Fund for such Series and will also
                                      specify the manner of funding such Reserve Accounts
                                      and the conditions under which the amounts in any
                                      such Reserve Accounts will be used to make
                                      distributions to holders of Securities of a
                                      particular class or released from such Reserve
                                      Accounts.

C. Letter of Credit.................  If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters
                                      of credit. A letter of credit may provide limited
                                      protection against certain losses in addition to or
                                      in lieu of other credit support, such as, in the case
                                      of Loans, losses resulting from delinquent payments,
                                      losses from risks not covered by standard hazard
                                      insurance policies, losses due to bankruptcy of a
                                      borrower and application of certain provisions of the
                                      federal Bankruptcy Code, and losses due to denial of
                                      insurance coverage due to misrepresentations made in
                                      connection with the origination or sale of a Loan.
                                      The issuer of the letter of credit (the "L/C Bank")
                                      will be obligated to honor demands with respect to
                                      such letter of credit, to the extent of the amount
                                      available thereunder to provide funds under the
                                      circumstances and subject to such conditions as are
                                      specified in the related Prospectus Supplement. The
                                      liability of the L/C Bank under its letter of credit
                                      will be reduced by the amount of unreimbursed
                                      payments thereunder.

                                      The maximum liability of a L/C Bank under its letter
                                      of credit will be an amount equal to a percentage
                                      specified in the related Prospectus Supplement of the
                                      initial aggregate outstanding principal balance of
                                      the Loans in the related Trust Fund or one or more
                                      Classes of Securities of the related Series (the "L/C
                                      Percentage"). The maximum amount available at any
                                      time to be paid under a letter of credit will be
                                      determined in the manner specified therein and in the
                                      related Prospectus Supplement.
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D. Insurance Policies; Surety Bonds   If so specified in the related Prospectus Supplement,
  and Guarantees....................  credit support for a Series may be provided by an insurance policy and/or a surety bond issued by one
                                      or more insurance companies or sureties. Such
                                      certificate guarantee insurance or surety bond will
                                      guarantee timely distributions of interest and/or
                                      full distributions of principal on the basis of a
                                      schedule of principal distributions set forth in or
                                      determined in the manner specified in the related
                                      Prospectus Supplement. If specified in the related
                                      Prospectus Supplement, one or more bankruptcy bonds,
                                      special hazard insurance policies, other insurance or
                                      third-party guarantees may be used to provide
                                      coverage for the risks of default or types of losses
                                      set forth in such Prospectus Supplement.

E. Over-Collateralization...........  If so provided in the Prospectus Supplement for a
                                      Series of Securities, a portion of the interest
                                      payment on each Loan may be applied as an additional
                                      distribution in respect of principal to reduce the
                                      principal balance of a certain class or classes of
                                      Securities and, thus, accelerate the rate of payment
                                      of principal on such class or classes of Securities.

F. Loan Pool Insurance Policy.......  A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any
                                      Series of Securities, which shall be limited in
                                      scope, covering defaults on the related Loans in an
                                      initial amount equal to a specified percentage of the
                                      aggregate principal balance of all Loans included in
                                      the Pool as of the related Cut-off Date.

G. FHA Insurance....................  If specified in the related Prospectus Supplement, all or a portion of the Loans relating to any Series
                                      of Securities may be (i) insured by the Federal
                                      Housing Administration (the "FHA") and/or (ii)
                                      partially guaranteed by the Department of Veterans'
                                      Affairs (the "VA"). See "Certain Legal Aspects of the
                                      Loans--The Title I Program."

H. Cross-Collateralization..........  If specified in the related Prospectus Supplement, separate classes of a Series of Securities may
                                      evidence the beneficial ownership of, or be secured
                                      by, separate groups of assets included in a Trust
                                      Fund. In such case, credit support may be provided by
                                      a cross- collateralization feature which requires
                                      that distributions be made with respect to Securities
                                      evidencing a beneficial ownership interest in, or
                                      secured by, one or more asset groups prior to
                                      distributions to Subordinated Securities evidencing a
                                      beneficial ownership interest in, or secured by,
                                      other asset groups within the same Trust Fund. See
                                      "Credit Enhancement--Cross-Collateralization."

                                      If specified in the related Prospectus Supplement,
                                      the coverage provided by one or more forms of credit
                                      support may apply concurrently to two or more
                                      separate Trust Funds. If applicable, the related
                                      Prospectus Supplement will identify the Trust Funds
                                      to which such credit support relates and the
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                                      manner of determining the amount of the coverage
                                      provided to such Trust Funds thereby and of the
                                      application of such coverage to the identified Trust
                                      Funds. See "Credit
                                      Enhancement--Cross-Collateralization."

I. Other Arrangements...............  Other arrangements as described in the related
                                      Prospectus Supplement including, but not limited to,
                                      one or more bankruptcy bonds, special hazard
                                      insurance policies, other insurance or third-party
                                      guarantees, interest rate swap agreements, interest
                                      rate cap agreements or other similar arrangements
                                      will be described in the related Prospectus
                                      Supplement. An interest rate swap agreement involves
                                      an agreement between two parties under which one
                                      party makes to the other party periodic payments
                                      based on a fixed rate of interest and receives in
                                      return periodic payments based on a variable rate of
                                      interest, which rates of interest are calculated on
                                      the basis of a specified notional amount of principal
                                      for a specified period of time as will be described
                                      in the related Prospectus Supplement. An interest
                                      rate cap agreement involves an agreement between two
                                      parties in which one party agrees to make payments to
                                      the other party when a designated market interest
                                      rate goes above a designated level on predetermined
                                      dates or during a specified time period as will be
                                      described in the related Prospectus Supplement.

Advances............................  The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool
                                      on behalf of the Master Servicer (each, a
                                      "Sub-Servicer") may be obligated to advance amounts
                                      (each, an "Advance") corresponding to delinquent
                                      interest and/or principal payments on such Loan
                                      (including, in the case of Cooperative Loans, unpaid
                                      maintenance fees or other charges under the related
                                      proprietary lease), net of the Servicing Fee if so
                                      specified in the related Prospectus Supplement, until
                                      the date, as specified in the related Prospectus
                                      Supplement, following the date on which the related
                                      Property is sold at a foreclosure sale or the related
                                      Loan is otherwise liquidated. Any obliga- tion to
                                      make Advances may be subject to limitations as
                                      specified in the related Prospectus Supplement. If so
                                      specified in the related Prospectus Supplement,
                                      Advances may be drawn from a cash account available
                                      for such purpose as described in such Prospectus
                                      Supplement. Advances will be reimbursable to the
                                      extent described under "Description of the
                                      Securities--Advances" herein and in the related
                                      Prospectus Supplement.

                                      In the event the Master Servicer or Sub-Servicer
                                      fails to make a required Advance, the Trustee may be
                                      obligated to advance such amounts otherwise required
                                      to be advanced by the Master Servicer or
                                      Sub-Servicer. See "Description of the
                                      Securities--Advances."
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Optional Termination................  The Master Servicer or the party specified in the related Prospectus Supplement, including the holder
                                      of the residual interest in a REMIC, may have the
                                      option to effect early retirement of a Series of
                                      Securities through the purchase of the Trust Fund
                                      Assets. The Master Servicer will deposit the proceeds
                                      of any such purchase in the Security Account for each
                                      Trust Fund as described under "The Agreements--
                                      Payments on Loans; Deposits to Security Account." Any
                                      such purchase of Trust Fund Assets and property
                                      acquired in respect of Trust Fund Assets evidenced by
                                      a Series of Securities will be made at the option of
                                      the Master Servicer, such other person or, if
                                      applicable, such holder of the REMIC residual
                                      interest, at a price specified in the related
                                      Prospectus Supplement. The exercise of such right
                                      will effect early retirement of the Securities of
                                      that Series, but the right of the Master Servicer,
                                      such other person, or, if applicable, such holder of
                                      the REMIC residual interest, to so purchase is
                                      subject to the principal balance of the related Trust
                                      Fund Assets being less than the percentage specified
                                      in the related Prospectus Supplement of the aggregate
                                      principal balance of the Trust Fund Assets at the
                                      Cut-off Date for the Series. Upon such requirement
                                      being satisfied, the parties specified in the related
                                      Prospectus Supplement may purchase all Trust Fund
                                      Assets and thereby effect retirement of such Series
                                      of Securities. In such event, the applicable purchase
                                      price will be sufficient to pay the aggregate
                                      outstanding principal balance of such Series of
                                      Securities and any undistributed shortfall in
                                      interest of such Series of Securities as will be
                                      described in the related Prospectus Supplement. The
                                      foregoing is subject to the provision that if a REMIC
                                      election is made with respect to a Trust Fund, any
                                      repurchase pursuant to clause (ii) above will be made
                                      only in connection with a "qualified liquidation"
                                      within the meaning of Section 860F(g)(4) of the Code.

Legal Investment....................  The Prospectus Supplement for each series of
                                      Securities will specify which, if any, of the classes
                                      of Securities offered thereby constitute "mortgage
                                      related securities" for purposes of the Secondary
                                      Mortgage Market Enhancement Act of 1984 ("SMMEA").
                                      Classes of Securities that qualify as "mortgage
                                      related securities" will be legal investments for
                                      certain types of institutional investors to the
                                      extent provided in SMMEA, subject, in any case, to
                                      any other regulations which may govern investments by
                                      such institutional investors. Institutions whose
                                      investment activities are subject to review by
                                      federal or state authorities should consult with
                                      their counsel or the applicable authorities to
                                      determine whether an investment in a particular class
                                      of Securities (whether or not such class constitutes
                                      a "mortgage related security") complies with
                                      applicable guidelines, policy statements or
                                      restrictions. See "Legal Investment."
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Federal Income Tax Consequences.....  The federal income tax consequences to
                                      Securityholders will vary depending on whether one or
                                      more elections are made to treat the Trust Fund or
                                      specified portions thereof as a REMIC under the
                                      provisions of the Internal Revenue Code of 1986, as
                                      amended (the "Code"). The Prospectus Supplement for
                                      each Series of Securities will specify whether such
                                      an election will be made. If a REMIC election is
                                      made, Securities representing regular interests in a
                                      REMIC will generally be taxable to holders in the
                                      same manner as evidences of indebtedness issued by
                                      the REMIC. Stated interest on such regular interests
                                      will be taxable as ordinary income and taken into
                                      account using the accrual method of accounting,
                                      regardless of the holder's normal accounting method.
                                      If no REMIC election is made, interest (other than
                                      original issue discount ("OID")) on Securities that
                                      are characterized as indebtedness for federal income
                                      tax purposes will be includible in income by holders
                                      thereof in accordance with their usual method of
                                      accounting. Certain classes of Securities may be
                                      issued with OID. A holder should be aware that the
                                      Code and the Treasury regulations promulgated
                                      thereunder do not adequately address certain issues
                                      relevant to prepayable securities, such as the
                                      Securities. Holders that will be required to report
                                      income with respect to the related Securities under
                                      the accrual method of accounting will do so without
                                      giving effect to delays and reductions in
                                      distributions attributable to a default or
                                      delinquency on the Trust Fund Asset, except possibly
                                      to the extent that it can be established that such
                                      amounts are uncollectible. As a result, the amount of
                                      income (including OID) reported by a holder of a
                                      Security in any period could significantly exceed the
                                      amount of cash distributed to such holder in that
                                      period.

                                      If a REMIC election is made with respect to a Series
                                      of Securities, then, upon the issuance of those
                                      Securities, special counsel to the Depositor will
                                      issue an opinion generally to the effect that the
                                      arrangement by which such Securities are issued will
                                      be treated as a REMIC as long as all of the
                                      provisions of the applicable Agreement are complied
                                      with and the statutory and regulatory requirements
                                      are satisfied. Such Securities will be designated as
                                      "regular interests" or "residual interests" in a
                                      REMIC. A REMIC will not be subject to entity-level
                                      tax. Rather, the taxable income or net loss of a
                                      REMIC will be taken into account by the holders of
                                      residual interests. Such holders will report their
                                      proportionate share of the taxable income of the
                                      REMIC whether or not they receive cash distributions
                                      from the REMIC attributable to such income. A portion
                                      (or, in some cases, all) of the income from a
                                      residual interest (i) may not be subject to offset by
                                      losses from other activities, (ii) for a holder that
                                      is subject to tax under the Code on unrelated
                                      business taxable income, may be treated as unrelated
                                      business
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                                      taxable income and (iii) for a foreign holder, may
                                      not qualify for exemption from or reduction of
                                      withholding. In addition, (i) residual interests are
                                      subject to transfer restrictions and (ii) certain
                                      transfers of residual interests will not be
                                      recognized for federal income tax purposes. Further,
                                      individual holders are subject to limitations on the
                                      deductibility of expenses of the REMIC.

                                      If so specified in the Prospectus Supplement for a
                                      Series of Securities, then, upon the issuance of
                                      those Securities, special counsel to the Depositor
                                      will issue an opinion generally to the effect that
                                      the arrangement by which such Securities are issued
                                      will be classified as a grantor trust under Subpart
                                      E, Part I of Subchapter J of the Code and not as an
                                      association taxable as a corporation. If so provided
                                      in the Prospectus Supplement for a Series of
                                      Securities representing interests in Trust Fund
                                      Assets, holders of Securities of such Series will be
                                      treated as owning directly rights to receive certain
                                      payments of interest or principal, or both, on the
                                      assets held in the Trust Fund for such Series. All
                                      income with respect to a Stripped Security will be
                                      accounted for as OID and, unless otherwise specified
                                      in the related Prospectus Supplement, will be
                                      reported by the Trustee on an accrual basis, which
                                      may be prior to the receipt of cash associated with
                                      such income.

                                      If so specified in the Prospectus Supplement for a
                                      Series of Securities, special counsel to the
                                      Depositor will issue an opinion generally to the
                                      effect that the Trust Fund will not be treated as an
                                      association or a publicly traded partnership taxable
                                      as a corporation as long as all of the provisions of
                                      the applicable Agreement are complied with and the
                                      statutory and regulatory requirements are satisfied.
                                      If Notes are issued by such Trust Fund, such Notes
                                      will be treated as indebtedness for federal income
                                      tax purposes. The holders of the Certificates issued
                                      by such Trust Fund, if any, will agree to treat the
                                      Certificates as equity interests in a partnership.

                                      Generally, gain or loss will be recognized on a sale
                                      of Securities in the amount equal to the difference
                                      between the amount realized and the seller's tax
                                      basis in the Securities sold. The material federal
                                      income tax consequences for investors associated with
                                      the purchase, ownership and disposition of the
                                      Securities are set forth herein under "Federal Income
                                      Tax Consequences." The material federal income tax
                                      consequences for investors associated with the
                                      purchase, ownership and disposition of Securities of
                                      any particular Series will be set forth under the
                                      heading "Federal Income Tax Consequences" in the
                                      related Prospectus Supplement. See "Federal Income
                                      Tax Consequences."

Erisa Considerations................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the
                                      Employee Retirement Income Security Act of 1974, as
                                      amended ("ERISA"), or the
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                                      Code should carefully review with its legal advisors
                                      whether the purchase or holding of Securities could
                                      give rise to a transaction prohibited or not
                                      otherwise permissible under ERISA or the Code.
                                      Certain exemptions from the prohibited transaction
                                      rules could be applicable to the acquisition of the
                                      Securities. See "ERISA Considerations." The U.S.
                                      Department of Labor has issued an individual
                                      exemption, Prohibited Transaction Exemption 90-24, to
                                      Morgan Stanley & Co. Incorporated that generally
                                      exempts from the application of certain of the
                                      prohibited transaction provisions of ERISA and the
                                      Code, transactions relating to the purchase, sale and
                                      holding of pass-through certificates underwritten by
                                      such underwriter such as certain classes of the
                                      Securities and the servicing and operation of asset
                                      pools, provided that certain conditions are satisfied
                                      as will be described in the related Prospectus
                                      Supplement. Certain classes of Securities may not be
                                      transferred unless the Trustee and the Depositor are
                                      furnished with a letter of representation or an
                                      opinion of counsel to the effect that such transfer
                                      will not result in a violation of the prohibited
                                      transaction provisions and will not subject the
                                      Trustee, the Depositor or the Master Servicer to
                                      additional obligations. See "Description of the
                                      Securities--General" and "ERISA Considerations."

Rating..............................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and
                                      the related Prospectus Supplement be rated by at
                                      least one Rating Agency in one of its four highest
                                      applicable rating categories. The rating or ratings
                                      applicable to Securities of each Series offered
                                      hereby and by the related Prospectus Supplement will
                                      be as set forth in the related Prospectus Supplement.
                                      A securities rating should be evaluated independently
                                      of similar ratings on different types of securities.
                                      A securities rating does not address the effect that
                                      the rate of prepayments on Loans for a Series may
                                      have on the yield to investors in the Securities of
                                      such Series. See "Risk Factors--Ratings are not
                                      Recommendations."

Risk Factors........................  For a discussion of certain risks associated with an investment in the Securities, see "Risk Factors" on
                                      page 18 herein and in the related Prospectus
                                      Supplement.
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                                  RISK FACTORS

    Investors should consider the following factors in connection with the purchase of the Securities.

LACK OF SECONDARY MARKET LIMITS LIQUIDITY

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series. Morgan Stanley & Co. Incorporated, through one or more of its affiliates, and the other underwriters, if any, specified in the related
Prospectus Supplement, presently expect to make a secondary market in securities, but have no obligation to do so.

LIMITED SOURCES OF PAYMENTS--NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
  SERVICER

    The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust
Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities.
Further, at the times set forth in the related Prospectus Supplement, certain
Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related
Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be to obtain certain representations and warranties from each Seller or each originator (the
"Originator") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Trust Fund Asset, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or Originator of such Trust Fund Asset, or (ii) to the extent provided in the related Prospectus
Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund
Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master Servicer may be required to repurchase or substitute for any Trust Fund Asset with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

    The only obligations of any Seller or Originator with respect to Trust Fund
Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A
Seller or Originator may be required to repurchase or substitute for any Trust
Fund Asset with respect to which such representations and warranties or document delivery requirements are

                                       18

breached. There is no assurance, however, that such Seller or Originator will have the financial ability to effect such repurchase or substitution.

LIMITATIONS ON CREDIT ENHANCEMENT FOR PROTECTION AGAINST LOSSES

    LIMITATION REGARDING TYPES OF LOSSES COVERED. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement."

    DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A Series of Securities may include one or more classes of Subordinated Securities, if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related Senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a Series are made in a specified order of priority, any related credit enhancement may be exhausted before the principal of the later paid classes of Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Trust Fund Assets may fall primarily upon those classes of Securities having a latter right of payments. Moreover, if a form of credit enhancement covers the Securities of more than one Series and losses on the related Trust Fund Assets exceed the amount of such credit enhancement, it is possible that the holders of Securities of one (or more) such Series will be disproportionately benefited by such credit enhancement to the detriment of the holders of Securities of one (or more) other such Series. The amount of any applicable credit enhancement supporting one or more other classes of Securities will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities as described below under "--Ratings are not Recommendations."

    LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS. The related Prospectus Supplement will specify the number and percentage of Title I Loans, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to the Title I Program. Since the FHA insurance amount for the Title I Loans is limited as described herein under "Certain Legal Aspects of the Loans--The Title I Program" and in the related Prospectus Supplement, and since the adequacy of such FHA insurance is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance is or will be adequate to cover 90% of all potential losses on the Title I Loans included in the related Trust Fund. If the FHA insurance for the Title I Loans is reduced to zero, such Loans will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Loans are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Loan. See "Certain Legal Aspects of the Loans--The Title I Program."

    The availability of FHA reimbursement following a default on a Title I Loan is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA claims administrator, the Master Servicer and any subservicer with the FHA regulations in originating and servicing such Title I Loan, and limits on the aggregate insurance coverage available in the lender's insurance company reserve account. For example, the FHA Regulations provide that, prior to originating a Title I Loan, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans have been originated and serviced in compliance with all FHA regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA regulations will not become more strict in the future. See "Certain Legal Aspects of the Loans--The Title I Program."

BASIS RISK AND POSSIBLE INTEREST SHORTFALLS

    The Trust Fund Assets may accrue interest at variable rates based on changes in specified indexes (as set forth in the related Prospectus Supplement) which may adjust monthly, quarterly, annually or otherwise. The Securities, however, may accrue interest at interest rates based on different indexes and may adjust on different periods. As a result, there may be periods during which the weighted average rate of interest at which the Trust Fund Assets are accruing interest is less than the rate of interest on the Securities. The resulting shortfall in interest collections on the Trust Fund Assets vis-a-vis the amount of interest owed on the Securities will, unless otherwise specified in the related Prospectus Supplement, be borne by the holders of such Securities.

PREPAYMENT AND YIELD CONSIDERATIONS AND REINVESTMENT RISK

    PREPAYMENT AND YIELD CONSIDERATIONS; YIELD MAY VARY. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the rate, timing and extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by a Seller, an Originator or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of such Seller's, such Originator's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. The "yield to maturity" is the rate of return an investor in a Security will receive if such Security is held to its maturity date taking into account the purchase price, redemption value, time to maturity, interest rate borne by such Security and the time between interest payments. The "weighted average life" of a Security refers to the amount of time that would elapse from the date of its issuance until each dollar applicable to principal of such Security is distributed to the investor. The yields to maturity and weighted average lives of the Securities will also be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. A delay in distributions of principal resulting in an extension of the weighted average life of a Security or an acceleration in distributions of principal resulting in a reduction of the weighted average life of a Security may adversely impact the yield to maturity anticipated by an investor in such Security. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

    REINVESTMENT RISK DUE TO PREPAYMENT OF LOANS. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. Amounts received by an investor from distributions on a Security may be reinvested at prevailing interest rates which may be higher or lower than the interest rate payable on the Securities. In general, if prevailing interest rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. If, however, prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. Thus, an investor may receive accelerated principal payments on the Securities held by the investor for reinvestment at a time when prevailing interest rates are lower than the interest rate payable on such Securities. Conversely, an investor may not receive any prepayments on such Securities at a time when any such prepayments could be reinvested at interest rates higher than those payable on the Securities. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities--Distributions on Securities--Distributions of Interest."

GREATER RISK CONSIDERATIONS DUE TO GEOGRAPHIC CONCENTRATION

    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Loans relating to any Series of Securities in any such region may present risk considerations in addition to those generally present for similar loan-backed securities without such concentration. See "The Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Loans underlying the Securities of any Series.

NATURE OF SECURITY MAY AFFECT PAYMENTS ON LOANS

    LOW CREDIT QUALITY BORROWERS MAY AFFECT PAYMENTS. Certain of the Loans underlying a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional lending sources, and customers with a derogatory credit report, including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average Loan Rate on those Loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside.

    BALLOON PAYMENTS MAY AFFECT PAYMENTS. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

    PROPERTY VALUES MAY BE INSUFFICIENT. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

    DELAYS IN LIQUIDATION AND RECEIPT OF PROCEEDS DUE TO LITIGATION. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES MAY AFFECT
PROCEEDS. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

    HOME EQUITY LOANS; JUNIOR LOANS CREATE ADDITIONAL RISK OF LOSS. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

    CONSUMER PROTECTION LAWS MAY AFFECT LOANS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans."

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

    Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks."

SECURITY INTEREST RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

    SECURITY INTERESTS RELATING TO CONTRACTS SECURED BY HOME IMPROVEMENTS OR MANUFACTURED HOMES. Certain Contracts may be secured by security interests in Home Improvements or Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Home Improvements or Manufactured Homes and enforcement of rights to realize upon the value of such Home Improvements or Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in Home Improvements or a Manufactured Home will vary from state to state. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Master Servicer to the applicable Trustee and will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Home Improvements or a Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Home Improvements or Manufactured Home may not be effective against creditors of the Master Servicer or a trustee in bankruptcy of the Master Servicer. While the Depositor cannot quantify the expense and administrative burden involved by the Master Servicer taking such actions, in a transaction with a diversified pool of Contracts consisting of a large number of Contracts with relatively small principal balances, the expense and administrative burden of such actions may be prohibitive. If any related credit enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Home Improvements or Manufactured Home securing such Contract. Certain other factors may limit the ability of the Master Servicer to realize upon the Home Improvements or Manufactured Homes or may limit the amount realized to less than the amount due.

    Manufactured Homes, unlike Mortgaged Properties, and Home Improvement, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract. The Home Improvement Contracts will be originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. For more information concerning Home Improvement Contracts and Manufactured Housing Contracts, see "The Trust Fund--The Loans--Home Improvement Contracts" and "--Manufactured Housing Contracts."

    UNSECURED CONTRACTS. The obligations of the borrower under certain Contracts included as part of the related Trust Fund Assets may not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an unsecured Contract, the obligations of the borrower under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Contract as if such obligations were secured by a family residence owned by such borrower.

CERTAIN FEDERAL LAWS MAY AFFECT THE LOANS

    CONSUMER PROTECTION LAWS MAY AFFECT COLLECTIONS. The Loans may also be subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

       (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    These laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of such laws. In addition, violation of such laws may limit the ability to collect all or a part of the principal of or interest on the Loans and could subject assignees to damages and administrative enforcement. See "Certain Legal Aspects of the Loans--Consumer Protection Laws."

    THE RIEGLE ACT MAY AFFECT ENFORCEABILITY OF LOANS. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    HOLDER IN DUE COURSE RULES MAY AFFECT COLLECTIONS. The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the related Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See "Certain Legal Aspects of the Loans."

RATINGS ARE NOT RECOMMENDATIONS

    It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating."

BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY

    If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders, as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

    In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities."

REINVESTMENT RISK RELATED TO PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash from the proceeds of the issuance of the related Series of Securities in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than three months after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY AND INSOLVENCY RISKS

    INSOLVENCY OF DEPOSITOR MAY CAUSE LOSSES AND DELAYS. The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans by the Depositor to the Trust Fund as a borrowing by the Depositor, secured by a pledge of the Loans. In such a case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities. If the sale of the Loans by the Depositor to the Trust Fund is recharacterized as a borrowing by the Depositor, the Loans will be part of the Depositor's bankruptcy estate and may be available to repay other creditors of the Depositor as well as the Trust Fund. Depending on the priority of the Trustee's security interest in the Loans, the successful recharacterization of such sale as a borrowing may result in an insufficient amount remaining to pay the Trust Fund after the claims of other secured creditors of the Depositor have been reimbursed from any cash flow relating to the Loans or proceeds from the disposition of the Loans and/or other creditors have shared in the distribution of such cash flow or proceeds. Even if the sale of the Loans is not so recharacterized, any litigation due to the bankruptcy of the Depositor could result in a delay in payments from the cash flow of the Loans to the Trustee.

    INSOLVENCY OF MASTER SERVICER MAY PREVENT REPLACING MASTER SERVICER. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Master Servicer.

    Each Agreement will specify the time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date and such time period will also be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

    INSOLVENCY OF LOAN DEBTOR MAY CAUSE LOSSES AND DELAYS. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance for the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

TAX CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

    Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences--General--Interest and Acquisition Discount" and "--Market Discount" herein.

VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT

    There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

VALUE OF INDEXED SECURITIES MAY BE AFFECTED

    An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable) on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Trust Fund Assets, structure of the cash flows and the value of the applicable currency commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

                                 THE TRUST FUND

GENERAL

    The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans, Agency Securities and/or Private Mortgage-Backed Securities as specified in the related Prospectus Supplement, together with payments in respect of such Loans, and certain other accounts, obligations or agreements, in each case, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

    The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from sellers (the "Sellers"). The Sellers may be affiliates of the Depositor. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described below under "The Loans-- Underwriting Standards." The Depositor will cause the Trust Fund Assets to be assigned without recourse to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "The Agreements." With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

    As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

    Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers or the Originators and to assign to the Trustee for such Series the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under

------------------------

* Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans, Agency Securities or Private Mortgage-Backed Securities in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

"Description of the Securities--Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans, Agency Securities and/or Private Mortgage-Backed Securities relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

    GENERAL. Unless otherwise specified in the related Prospectus Supplement, Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans." If so specified, the Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The Loans will have been originated in accordance with the underwriting criteria specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

    (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. As specified in the related Prospectus Supplement, the Loans will provide either for payments in level monthly installments (except in the case of Loans with balloon payments) consisting of interest equal to one-twelfth of the specified interest rate borne by such Loan (the "Loan Rate") times the unpaid principal balance, with the remainder of such payment applied to principal, for payments that are allocated to principal and interest according to the daily simple interest method, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Loan Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

    (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

    (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

    (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

    A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

    The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties." Home Improvement Contracts and Manufactured Housing Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts and Manufactured Housing Contracts may be unsecured or secured by purchase money security interests in the Home Improvements and Manufactured Homes financed thereby. The Mortgaged Properties, and the Home Improvements and the Manufactured Homes are collectively referred to herein as the "Properties." The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or "mixed used properties" which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

    The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

    HOME EQUITY LOANS. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

    HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

    MANUFACTURED HOUSING CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts" and together with the Home Improvement Contracts, the "Contracts"), originated by a manufactured housing dealer in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located.

    Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the "Manufactured Homes") securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

    ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, Home Improvements or Manufactured Homes), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

    The "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

    No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

    UNDERWRITING STANDARDS. The Loans will be acquired by the Depositor, either directly or through affiliates, from the Sellers. The Depositor does not originate Loans and has not identified specific Originators or Sellers of Loans from whom the Depositor, either directly or through affiliates, will purchase Loans. Unless otherwise specified in the related Prospectus Supplement, the Loans will be originated in accordance with the following underwriting criteria. Each Seller or Originator will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller or Originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property, Home Improvements or Manufactured Home, as applicable, as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including, among other things, the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller or Originator. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal, if applicable, will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the collateral. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

    The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

    Each Seller's or Originator's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

    After obtaining all applicable employment, credit and property information, the related Seller or Originator will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

    Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

MODIFICATION OF LOANS

    The Master Servicer may agree, subject to the terms and conditions set forth in the related Agreement, to modify, waive or amend any term of a Loan in a manner that is consistent with the servicing standard set forth in the related Agreement and related Prospectus Supplement; PROVIDED HOWEVER, that such modification, waiver or amendment may not affect the tax status of the Trust Fund or cause any tax to be imposed on the Trust Fund or materially impair the security for the related Loan.

AGENCY SECURITIES

    Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development ("HUD"). Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

    The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA

Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

    If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

    All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

    Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

    Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

    GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

    GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

    FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

    FNMA CERTIFICATES. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust Fund for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

    FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

    Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

    FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in such mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program. Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the

FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

    FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

    Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

    Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

    FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

    FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust Fund that includes FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

    STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

    OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans (the "PMBS Servicer") will have entered into the PMBS Agreement with a trustee (the "PMBS Trustee") under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

    The Issuer of the PMBS (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. If the PMBS Issuer is not an affiliate of the Depositor, the related PMBS (i) will be acquired in the secondary market and not pursuant to an initial offering of such PMBS, (ii) such PMBS Issuer will generally not be involved in the issuance of the Securities other than as set forth in the next two succeeding sentences and (iii) such PMBS will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING LOANS. The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no mortgage loan underlying the Private Mortgage-Backed Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

    CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the related Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

    Each Seller or Originator will have made representations and warranties in respect of the Loans sold by such Seller or originated by such Originator and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Originator by the Seller or the Depositor or from the Seller by or on behalf of the Depositor; (ii) that the Seller or Originator had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If so specified in the related Prospectus Supplement, the representations and warranties of a Seller or Originator in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Originator sold the Loan to the Seller or the Depositor or such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller or Originator do not address events that may occur following the sale of a Loan by such Seller or Originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Originator to the Seller or the Depositor or by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller or Originator will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller or Originator of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

    The Master Servicer or the Trustee, if the Master Servicer is the Seller or Originator, will promptly notify the relevant Seller or Originator of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller or Originator cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller or Originator will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller or Originator is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the Master Servicer is the Seller or Originator, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller or Originator.

    Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller or Originator) will be obligated to purchase or substitute a Loan if a Seller or Originator defaults on its obligation to do so, and no assurance can be given that Sellers or Originators will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller or Originator may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

    Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. Substitution of Trust Fund Assets will be permitted if, among other things, the credit criteria relating to the origination of the initial Trust Fund Assets is the same as the credit criteria relating to the origination of the substitute Trust Fund Assets. The related Prospectus Supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to establish any Pre-Funding Account, Capitalized Interest Account or Reserve Account as described in the related Prospectus Supplement and (iii) to pay the costs of structuring and issuing such Securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement". The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

    Morgan Stanley ABS Capital I Inc., the Depositor, is a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the Depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                         DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement.

GENERAL

    Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

    Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); PROVIDED, HOWEVER, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

    The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Trustee, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Trustee or the Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

INDEXED SECURITIES

    To the extent specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled payment date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent will in the absence of manifest error be binding on all parties.

    Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of the Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

DISTRIBUTIONS ON SECURITIES

    GENERAL. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating the distributions among Securities of a particular class.

    AVAILABLE FUNDS. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

    DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a rate per annum specified, or calculated in the method described, in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

    With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

    DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

    If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including payments received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal payments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination."

    UNSCHEDULED DISTRIBUTIONS. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

    To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, net of the Servicing Fee if so specified in the related Prospectus Supplement, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

    In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

        (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

        (ii) the amount of such distribution allocable to interest;

        (iii) the amount of any Advance;

        (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

        (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

        (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

        (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

        (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

        (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent
    (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

        (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

        (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

        (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

    The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

                 CATEGORIES OF CLASSES                                           DEFINITION
--------------------------------------------------------  --------------------------------------------------------

    Principal Types

    Accretion Directed..................................  A class that receives principal payments from the accreted interest from specified Accrual classes. An
                                                          Accretion Directed class also may receive principal
                                                          payments from principal paid on the underlying Trust
                                                          Fund Assets for the related Series.

    Component Securities................................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                                          principal and/or interest payment characteristics but
                                                          together constitute a single class. Each Component of a
                                                          class of Component Securities may be identified as
                                                          falling into one or more of the categories in this
                                                          chart.

    Notional Amount Securities..........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is
                                                          used for purposes of the determination of interest
                                                          distributions.

    Planned Principal Class (also sometimes referred to   A class that is designed to receive principal payments
    as "PACs")..........................................  using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the
                                                          underlying Trust Fund Assets. These two rates are the
                                                          endpoints for the "structuring range" for the Planned
                                                          Principal Class. The Planned Principal Classes in any
                                                          Series of Securities may be subdivided into different
                                                          categories (e.g., Primary Planned Principal Classes,
                                                          Secondary Planned Principal Classes and so forth) having
                                                          different effective structuring ranges and different
                                                          principal payment priorities. The structuring range for
                                                          the Secondary Planned Principal Class of a Series of
                                                          Securities will be narrower than that for the Primary
                                                          Planned Principal Class of such Series.

    Scheduled Principal Class...........................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is
                                                          not designated as a Planned Principal Class or Targeted
                                                          Principal Class. In many cases, the schedule is derived
                                                          by assuming two constant prepayment rates for the
                                                          underlying Trust Fund Assets. These two rates are the
                                                          endpoints for the "structuring range" for the Scheduled
                                                          Principal Class.

    Sequential Pay Class................................  Classes that receive principal payments in a prescribed sequence, that do not have

                 CATEGORIES OF CLASSES                                           DEFINITION
--------------------------------------------------------  --------------------------------------------------------
                                                          predetermined principal balance schedules and that under
                                                          all circumstances receive payments of principal
                                                          continuously from the first Distribution Date on which
                                                          they receive principal until they are retired. A single
                                                          class that receives principal payments before or after
                                                          all other classes in the same Series of Securities may
                                                          be identified as a Sequential Pay Class.

    Strip...............................................  A class that receives a constant proportion, or "strip,"
                                                          of the principal payments on the underlying Trust Fund
                                                          Assets.

    Support Class (also sometimes referred to as          A class that receives principal payments on any
    "companion classes")................................  Distribution Date only if scheduled payments have been made on specified Planned Principal Classes, Targeted
                                                          Principal Classes and/or Scheduled Principal Classes on
                                                          such Distribution Date.

    Targeted Principal Class (also sometimes referred to  A class that is designed to receive principal payments as "TACs")..........................................  using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the
                                                          underlying Trust Fund Assets.

INTEREST TYPES

    Fixed Rate..........................................  A class with an interest rate that is fixed throughout the life of the class.

    Floating Rate.......................................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                                          with changes in such index as specified in the related
                                                          Prospectus Supplement. Interest payable to a Floating
                                                          Rate class on a Distribution Date may be subject to a
                                                          cap based on the amount of funds available to pay
                                                          interest on such Distribution Date.

    Inverse Floating Rate...............................  A class with an interest rate that resets periodically based upon a designated index as specified in the
                                                          related Prospectus Supplement and that varies inversely
                                                          with changes in such index.

    Variable Rate.......................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                                          interest applicable to specified assets or instruments
                                                          (e.g., the Loan Rates borne by the underlying Loans).

    Auction Rate........................................  A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of
                                                          auction procedures described in the related Prospectus
                                                          Supplement.

                 CATEGORIES OF CLASSES                                           DEFINITION
--------------------------------------------------------  --------------------------------------------------------
    Interest Only.......................................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or
                                                          other assets of the Trust Fund and little or no
                                                          principal. Interest Only classes have either a nominal
                                                          principal balance or a notional amount. A nominal
                                                          principal balance represents actual principal that will
                                                          be paid on the class. It is referred to as nominal since
                                                          it is extremely small compared to other classes. A
                                                          notional amount is the amount used as a reference to
                                                          calculate the amount of interest due on an Interest Only
                                                          class that is not entitled to any distributions in
                                                          respect of principal.

    Principal Only......................................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

    Partial Accrual.....................................  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the
                                                          principal balance of such class on each applicable
                                                          Distribution Date, with the remainder of such accrued
                                                          interest to be distributed currently as interest on such
                                                          class. Such accretion may continue until a specified
                                                          event has occurred or until such Partial Accrual class
                                                          is retired.

    Accrual.............................................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will
                                                          be added as principal to the principal balance of such
                                                          class on each applicable Distribution Date. Such
                                                          accretion may continue until some specified event has
                                                          occurred or until such Accrual Class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

    Unless otherwise specified in the related Prospectus Supplement, the indices applicable to Floating Rate and Inverse Floating Rate Classes either will be LIBOR, the Eleventh District Cost of Funds Index, the Treasury Index or the Prime Rate, in each case calculated as described below.

LIBOR

    Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR

Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

    LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

    (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

    (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

    (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

    Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

    The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

    The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits,

(iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

    A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

    The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

    The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

    Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

    The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

    Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

    Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period, shall (in the absence of manifest error) be final and binding.

PRIME RATE

    Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

    Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences --Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes --Backup Withholding." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

    If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinate Securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

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
    If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

    As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

    If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

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
OVER-COLLATERALIZATION

    If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

    If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

    The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

    Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of

                                       62
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the rating then assigned to such Securities by any such Rating Agency; (viii)
interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; and (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

    If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement.

    Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing

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a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's or Originator's representations described above, and, in such events might give rise to an obligation on the part of such Seller or Originator to repurchase the defaulted Loan if the breach cannot be cured by such Seller or Originator. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

    If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups within the same Trust Fund to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

    If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support described in this Prospectus may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

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OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR
  INSTRUMENTS OR AGREEMENTS

    If specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the Trust Fund may also include interest rate swap agreements or interest rate cap agreements. An interest rate swap agreement involves an agreement between two parties under which one party makes to the other party periodic payments based on a fixed rate of interest and receives in return periodic payments based on a variable rate of interest, which rates of interest are calculated on the basis of a specified notional amount of principal for a specified period of time as will be described in the related Prospectus Supplement. An interest rate cap agreement involves an agreement between two parties in which one party agrees to make payments to the other party when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period as will be described in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

    The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases Securities in the secondary market at a price other than par will vary

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from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

    Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

    Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

    When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless otherwise provided in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid generally will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain

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liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

    If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

    Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements-- Termination; Optional Termination."

    The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

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                                 THE AGREEMENTS

    Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

    ASSIGNMENT OF THE LOANS. At the time of issuance of the Securities of a Series, and except as otherwise specified in the related Prospectus Supplement, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

    Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originators of such Loans.

    With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the Property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be

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stamped or otherwise marked to reflect their assignment to the Trustee.
Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Contracts."

    The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller or Originator.

    If such Seller or Originator cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller or Originator will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller or Originator will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Trust Fund -- Representations by Sellers or Originators; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller or Originator defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

    The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

    Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

    As described above under "--Assignment of the Trust Fund Assets," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller or Originator will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund-- Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

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
PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

    The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

        (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

        (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

       (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

        (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller or Originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

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
        (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

        (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

       (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

    The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

        (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

        (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

       (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

        (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

        (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

        (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

       (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

      (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

        (ix) to clear and terminate the Security Account upon termination of the Agreement.

    In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

    If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in an

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amount equal to the Pre-Funded Amount on the related Closing Date. The
Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. Each Subsequent Loan that is purchased by the related Trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related Agreement and in the related Prospectus Supplement. Such eligibility criteria will be determined in consultation with the applicable Rating Agency or Rating Agencies prior to the issuance of the related Series of Securities and are designed to ensure that if such Subsequent Loans were included as part of the initial Loans, the credit quality of such assets would be consistent with the initial rating or ratings of the Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the Subsequent Loans to the Trust Fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any Subsequent Loans to the Trust Fund that the applicable Rating Agency or Rating Agencies, after receiving prior notice of the proposed transfer of the Subsequent Loans to the Trust Fund, will not have advised the Depositor or the related Trustee that the conveyance of the Subsequent Loans to the Trust Fund will result in a qualification, modification or withdrawal of their current rating of any Securities of such Series. Upon the purchase by the Trustee of a Subsequent Loan, such Subsequent Loan will be included in the related Trust Fund Assets. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See the "Index of Defined Terms" on page 119 of this Prospectus for the location of the defined term "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. The Depositor will include information regarding the additional Subsequent Loans in a Current Report on Form 8K to the extent that such information, individually or in the aggregate, is material.

    In addition, if so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain, in the name of the Trustee on behalf of the related Securityholders, an account (the "Capitalized Interest Account") into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of a portion of the assets of the Trust Fund not being invested in Loans and the utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. Amounts on deposit in the Capitalized Interest Account will be distributed to Securityholders on the Distribution Dates occurring in the Funding Period to cover any shortfalls in interest on the related Series of Securities as described in the related Prospectus Supplement. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

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
SUB-SERVICING BY SELLERS

    Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

    The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, unless otherwise specified in the related Prospectus Supplement (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Each Agreement and the related Prospectus Supplement will specify the time period during which payments received by the Master Servicer may be commingled with the Master Servicer's own funds prior to each Distribution Date. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

    Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Loan may not be changed.

    With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

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
    In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

    Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to

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recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss

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
up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement."

    Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

    PRIMARY MORTGAGE INSURANCE POLICIES. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of Primary Mortgage Insurance Policies differ, each Primary Mortgage Insurance Policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgaged Property. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

    FHA INSURANCE; VA GUARANTIES. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans--The Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

    The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master

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Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

    Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    POOLING AND SERVICING AGREEMENT; MASTER SERVICING AGREEMENT. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests");
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment

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of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    Unless otherwise specified in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

    INDENTURE. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration,

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elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency

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requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; PROVIDED, HOWEVER, that no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

    POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences"), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Upon such requirement being satisfied, the parties specified in the related Prospectus Supplement may purchase all Trust Fund Assets and thereby effect retirement of such Series of Securities. In such event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of such Series of Securities and any undistributed shortfall in interest of such Series of Securities as will be described in the related Prospectus Supplement. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

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    INDENTURE.  The Indenture will be discharged with respect to a Series of
Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

    The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

    The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

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    COOPERATIVES.  Certain of Loans may be Cooperative Loans. The Cooperative
owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

    DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has

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expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

    MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

    Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

    COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally

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permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental

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Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

    Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

    If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

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    Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

    Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

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    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for

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
prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

    GENERAL. The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee, based upon, among other things, the practices and procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated. See "Risk Factors--Security Interest Risks Associated with Certain Loans."

    SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest

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in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    SECURITY INTERESTS IN THE MANUFACTURED HOMES. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the security interests of the related Trustee in the Manufactured Homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities. With respect to each transaction, a decision will be made as to whether or not the security interests of the related Trustee in the Manufactured Homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies. See "Risk Factors--Security Interest Risks Associated with Certain Loans." In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently

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attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

    Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

    CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the

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property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard

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insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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THE TITLE I PROGRAM

    GENERAL.

    Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

    There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such

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case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

    REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

    FHA INSURANCE COVERAGE. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's

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FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

    CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

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    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some case their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a summary of the material anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Latham & Watkins, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

    The federal income tax consequences to holders of Securities will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");
(iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) the Trust Fund relating to a particular Series of Certificates is treated as a partnership. The Prospectus Supplement for each

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Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of counsel to the Depositor with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

    GENERAL. If Securities of a Series being issued as Certificates or Notes are structured as indebtedness secured by the assets of the Trust Fund, assuming compliance with all provisions of the related documents and applicable law, Latham & Watkins, special counsel to the Depositor, is of the opinion that the Securities will be treated as debt for United States federal income tax purposes, and at the time such Securities are issued will deliver an opinion generally to that effect.

    STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related Prospectus Supplement, Latham & Watkins will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B) and (iii) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

    Debt Securities that are Compound Interest Securities (generally, securities all or a portion of the interest on which is not paid currently) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder of Debt Securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

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    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for such class will be treated as the fair market value of such class on such closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a Debt Security with a long first period which has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the DE MINIMIS rule OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

    Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt

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Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The Internal Revenue Services (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Trust Fund Accounts, the amount of OID for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of such accrual period, reduced by any payments of qualified stated interest allocable to such accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security on or before the first day of such accrual period, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
(ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to

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require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders of Securities will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Trust Fund Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Trust Fund Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust -- General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

    VARIABLE RATE DEBT SECURITIES. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

    MARKET DISCOUNT. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the

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Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    PREMIUM. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that

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such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    GENERAL. If a REMIC election is made with respect to a Series of Securities, then upon the issuance of those Securities, assuming such election is properly made, the provisions of the applicable Agreements are compiled with, and the statutory and regulatory requirements are satisfied, Latham & Watkins, special counsel to the Depositor, is of the opinion that the arrangement by which the Securities of that Series are issued will be treated as a REMIC and at the time the Securities are issued will deliver an opinion generally to that effect and to the effect that the Securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the Securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets), and (iii) effective September 1, 1997, Regular Interest Securities held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

    STATUS OF MANUFACTURED HOUSING CONTRACTS. The federal income tax regulations relating to a REMIC (the "REMIC Regulations") provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

    Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is a kind of customarily used at a fixed location.

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders

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of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued) (the "Startup Day"). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the DE MINIMIS rules. See "Federal

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Income Tax Consequences--General" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

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    LIMITATION ON LOSSES.  The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by

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(ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

    MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Mark-to-Market Regulations replace the temporary regulations which allowed a REMIC Residual Interest

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Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. If the related Prospectus Supplement does not specify that an election will be made to treat the assets of the Trust Fund as one or more REMICs or to treat the Trust Fund as a partnership, then Depositor will have structured the Trust Fund (or the portion of its assets for which a REMIC election will not be made) to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Latham & Watkins, special counsel to the Depositor, is of the opinion that, assuming compliance with the Agreements and with applicable law, such arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the Securities will be treated as representing ownership interests in the related Trust Fund assets (the Securities of such Series, "Pass-Through Securities") and at the time such Pass-Through Securities are issued, special counsel to the Depositor will deliver an opinion generally to that effect. In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee"), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years

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beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed DE MINIMIS amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A holder of a Security that acquires an interest in a Loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "-- Premium" above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

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    Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-DE MINIMIS discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to holders of Securities as OID, in the manner described above for Interest Weighted Securities.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the

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Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder of a Security, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders of Securities, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the holders of Securities and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal

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
income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

    Interest and OID of holders of Securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders of Residual Interest Securities should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

    If the related Prospectus Supplement specifies that an election will be made to treat the Trust Fund as a partnership, pursuant to Agreements upon which counsel shall conclude that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related Agreement and related documents and applicable law, Latham & Watkins, special counsel to the Depositor, is of the opinion that the Trust Fund will not be treated as an association (or as a publicly traded partnership) taxable as a corporation for United States federal income tax purposes, and upon the issuance of such Securities, will deliver an opinion generally to that effect. If the Securities are structured as indebtedness issued by the partnership, special counsel to the Depositor also will opine that the Securities should be treated as debt for United States federal income tax purposes, and, if the Securities are structured as equity interests in the partnership, will opine that the Securities should be treated as equity

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interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related Agreements and applicable law.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and holders of Certificates could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a holder of a Note as ordinary interest income when received or accrued in accordance with such holder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short- Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

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    SALE OR OTHER DISPOSITION.  If a holder of a Note sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular holder of a Note will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such holder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Interest payments made (or accrued) to a holder of a Note who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Depositor or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Note fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated

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
business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Master Servicer will agree, and the holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the holders of Certificates, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Stripped Securities, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each holder of a Certificate will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the holders of Certificates for such month; and (iv) any other amounts of income payable to the holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Certificates. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from

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
the Certificates on the accrual basis and holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of Certificates but holders of Certificates may be purchasing Certificates at different times and at different prices, holders of Certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    All of the taxable income allocated to a holder of a Certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of Certificates.

    DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Certificates.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute all of its assets and liabilities to a new partnership and, immediately thereafter, to liquidate by distributing interests in the new partnership to the Certificateholders, with the Trust Fund, as the new partnership, thereafter continuing the business of the partnership deemed liquidated. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A holder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

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    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a holder of a Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a holder of a Certificate sells its Certificates at a profit (loss), the purchasing holder of a Certificate will have a higher (lower) basis in the Certificates than the selling holder of a Certificate had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Owner Trustee (as defined in the applicable Prospectus Supplement) is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each holder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund

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information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the holders of Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Certificates, and, under certain circumstances, a holder of a Certificate may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    TAX CONSEQUENCES TO FOREIGN HOLDERS OF CERTIFICATES. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of Certificates pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of a Certificate who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of Certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

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    BACKUP WITHHOLDING.  Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

    Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities or any other person proposing to use the assets of a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA and the Code (including under the prohibited transactions rules described below) of the acquisition and ownership of such Securities.

    Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

PROHIBITED TRANSACTIONS

    GENERAL

    Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA, collectively "Parties in Interest") who have certain specified relationships to the Plan, unless an exemption applies (see below). Therefore, a Plan fiduciary or any other person using

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the assets of a Plan considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether there is an applicable exemption.

    PLAN ASSET REGULATION

    The United States Department of Labor ("DOL") has issued final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (29 C.F.R. Section 2510.3-101, the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the assets of the entity will be treated as assets of the Plan unless certain exceptions apply. If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be Parties in Interest with respect to such Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the Trust Fund's assets.

    Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

    EXEMPTION 83-1

    In Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Securities issued in a Series consisting of only a single class of Securities provided that the Securities evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage of future principal payments (greater than 0%) on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool.

    The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series if any Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such reserve account, subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to such Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

    THE UNDERWRITER'S EXEMPTION

    The DOL has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

        (1) the acquisition of the Securities by a Plan is on terms (including the price for such Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

        (3) the Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from one of Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch");

        (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting such Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the Trust Fund represents not more than the fair market value of such Trust Fund Assets; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the related Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Trust Fund must also meet the following requirements:

        (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the Securities; and

        (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

(iv) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Depositor, Morgan Stanley and the other underwriters set forth in the related Prospectus Supplement, the Trustee, the Master Servicer, the Pool Insurer, any obligor with respect to the Trust Fund Asset included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of any of such parties (the "Restricted Group").

    The Exemption may apply to the acquisition, holding and transfer of the Securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor. Notwithstanding any of the foregoing, the Exemption will not apply with respect to any Securities until such time as the balance of the related Pre-Funding Account, if any, is reduced to zero. Accordingly, until such time, the Securities may not be purchased by Plans pursuant to the Exemption. As of the date hereof, there is no single Trust Fund Asset included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

    INSURANCE COMPANY PURCHASERS

    Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption ("PTE") 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

    The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

    All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

    The Securities offered hereby and by the related Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Securities, underwriters may receive compensation from the Depositor or from purchasers of Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively, the Prospectus Supplement may specify that Securities will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts agent in the sale of Securities, Morgan Stanley will receive a selling commission with respect to such Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Securities as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

    The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

    Securities will be sold primarily to institutional investors. Purchaser of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    As to each Series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

    The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Latham & Watkins.

                             FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
401(c) Regulations....................................................................................         123
Accretion Directed....................................................................................          51
Accrual...............................................................................................          53
Accrual Securities....................................................................................          47
Advance...............................................................................................          13
Agency Securities.....................................................................................           1
Agreement.............................................................................................          29
Amortizable Bond Premium Regulations..................................................................         102
APR...................................................................................................          33
Auction Rate..........................................................................................          52
Available Funds.......................................................................................          47
Balloon payment.......................................................................................          31
Belgian Cooperative...................................................................................          58
beneficial owner......................................................................................          57
BIF...................................................................................................          70
Book-Entry Securities.................................................................................          57
borrower..............................................................................................          92
Buydown Fund..........................................................................................          31
Buydown Loans.........................................................................................          31
Calculation Agent.....................................................................................          53
Capitalized Interest Account..........................................................................          72
Cash Flow Bond Method.................................................................................         110
CEDEL Participants....................................................................................          58
CERCLA................................................................................................      23, 85
Certificates..........................................................................................        1, 5
Charter Act...........................................................................................          37
Claimable Amount......................................................................................          97
Class Security Balance................................................................................          47
Closed-End Loans......................................................................................       6, 30
CMO...................................................................................................       7, 40
Code..................................................................................................      15, 97
COFI Securities.......................................................................................          55
Collateral Value......................................................................................          33
Combined Loan-to-Value Ratio..........................................................................          33
Commission............................................................................................           3
Commodity Indexed Securities..........................................................................          46
companion classes.....................................................................................          52
Component Securities..................................................................................          51
Components............................................................................................          51
Contingent Regulations................................................................................         100
contracts.............................................................................................          89
Contracts.............................................................................................    1, 6, 32
Cooperative Loans.....................................................................................          30
Cooperatives..........................................................................................          30
Currency Indexed Securities...........................................................................          46
Cut-off Date Principal Balance........................................................................          45
Cut-off Date..........................................................................................       5, 28
Debt Securities.......................................................................................          98
debt-to-income ratio..................................................................................          34
Definitive Security...................................................................................          57
Depositor.............................................................................................        1, 5
Detailed Description..................................................................................          30
Disqualified Organization.............................................................................         107
Distribution Date.....................................................................................           9
DOL...................................................................................................         120
DTC...................................................................................................      26, 57
Duff & Phelps.........................................................................................         122

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Eleventh District.....................................................................................          54
EPA...................................................................................................          86
ERISA.................................................................................................     16, 119
Euroclear Operator....................................................................................          58
Euroclear Participants................................................................................          58
European Depositaries.................................................................................          57
excess servicing......................................................................................         110
Exchange Act..........................................................................................           3
Exemption.............................................................................................         121
Face Amount...........................................................................................          47
FASIT.................................................................................................         103
FHA Loans.............................................................................................          35
FHA...................................................................................................          12
FHLBSF................................................................................................          54
FHLMC.................................................................................................           1
FHLMC Certificates....................................................................................           7
FHLMC Act.............................................................................................          38
FHLMC Certificate Group...............................................................................          38
FHLMC Project Certificates............................................................................          40
Financial Intermediary................................................................................          57
Fitch.................................................................................................         122
Fixed Rate............................................................................................          52
Floating Rate.........................................................................................          52
FNMA Certificates.....................................................................................           7
FNMA SMBS.............................................................................................          37
FNMA MBS..............................................................................................          37
FNMA Project Issuers..................................................................................          37
FNMA..................................................................................................           1
foreign person........................................................................................         114
Funding Period........................................................................................          26
Garn-St Germain Act...................................................................................          88
GNMA Certificates.....................................................................................           7
GNMA Project Certificates.............................................................................          37
GNMA..................................................................................................           1
GNMA Issuer...........................................................................................          35
Guaranty Agreement....................................................................................          35
Holder in Due Course Rules............................................................................          25
Home Improvement Contracts............................................................................        1, 6
Home Improvements.....................................................................................        1, 6
Home Equity Loans.....................................................................................    1, 6, 30
Housing Act...........................................................................................          35
HUD...................................................................................................      35, 41
Indenture.............................................................................................          44
Index.................................................................................................          46
Indexed Currency......................................................................................          46
Indexed Principal Amount..............................................................................          46
Indexed Securities....................................................................................          46
Indexed Commodity.....................................................................................          46
Installment Contract..................................................................................          91
Insurance Proceeds....................................................................................          70
Insured Expenses......................................................................................          70
Interest Only.........................................................................................          53
Interest Weighted Securities..........................................................................         101
Inverse Floating Rate.................................................................................          52
IRS...................................................................................................         100
L/C Percentage........................................................................................      11, 61
L/C Bank..............................................................................................      11, 61
lender................................................................................................          91
Liquidation Expenses..................................................................................          70
Liquidation Proceeds..................................................................................          70

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Loan Rate.............................................................................................       9, 30
Loan-to-Value Ratio...................................................................................          33
Loans.................................................................................................           1
Lockout periods.......................................................................................          31
Manufactured Housing Contracts........................................................................    1, 6, 32
Manufactured Homes....................................................................................          32
Mark-to-Market Regulations............................................................................         107
Master Servicer.......................................................................................           5
Master Servicing Fee..................................................................................          77
Master Servicing Agreement............................................................................          29
mixed used properties.................................................................................          31
Moody's...............................................................................................     62, 122
Morgan................................................................................................          58
Morgan Stanley........................................................................................      1, 125
Mortgage Loan.........................................................................................           6
Mortgage..............................................................................................          68
Mortgaged Properties..................................................................................          31
mortgage related securities...........................................................................     14, 124
National Cost of Funds Index..........................................................................          55
NCUA..................................................................................................         124
1986 Act..............................................................................................         102
noneconomic residual interest.........................................................................         107
Nonresidents..........................................................................................         111
Notes.................................................................................................        1, 5
Notional Amount Securities............................................................................          51
OID Regulations.......................................................................................          98
OID...................................................................................................      15, 98
Originator............................................................................................       2, 18
OTS...................................................................................................          55
PACs..................................................................................................          51
Partial Accrual.......................................................................................          53
Parties in Interest...................................................................................         120
Pass-Through Securities...............................................................................         108
Pass-Through Rate.....................................................................................          10
Pay-Through Security..................................................................................         100
Percentage Interests..................................................................................          78
Permitted Investments.................................................................................          62
Planned Principal Class...............................................................................          51
Plan..................................................................................................         119
Plan Asset Regulation.................................................................................         120
PMBS Agreement........................................................................................          41
PMBS..................................................................................................           1
PMBS Issuer...........................................................................................       8, 40
PMBS Servicer.........................................................................................       8, 40
PMBS Trustee..........................................................................................       8, 40
Policy Statement......................................................................................         124
Pool Insurance Policy.................................................................................          63
Pool Insurer..........................................................................................          63
Pool..................................................................................................       5, 29
Pooling and Servicing Agreement.......................................................................          44
Principal Only........................................................................................          53
Purchase Price........................................................................................          43
Pre-Funded Amount.....................................................................................          26
Pre-Funding Account...................................................................................       6, 26
Prepayment Assumption.................................................................................         100
Primary Mortgage Insurance Policy.....................................................................          31
Prime Rate............................................................................................          56
Principal Prepayments.................................................................................          48
Private Mortgage-Backed Securities....................................................................           1
Properties............................................................................................       6, 31

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

TERM                                                                                                       PAGE
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
Property Improvement Loans............................................................................          94
PTE...................................................................................................         123
PTE 83-1..............................................................................................         120
publicly offered security.............................................................................         120
Purchase Price........................................................................................          43
Rating Agency.........................................................................................         126
Ratio Strip Securities................................................................................         109
RCRA..................................................................................................          86
Record Date...........................................................................................          45
Reference Banks.......................................................................................          53
Refinance Loan........................................................................................          33
Regular Interest Securities...........................................................................          98
Relevant Depositary...................................................................................          57
Relief Act............................................................................................          92
REMIC.................................................................................................   2, 46, 97
REMIC Regulations.....................................................................................         103
Reserve Account.......................................................................................      11, 47
Reserve Interest Rate.................................................................................          54
Residual Interest Security............................................................................         105
Restricted Group......................................................................................         123
Retained Interest.....................................................................................          45
Revolving Credit Line Loans...........................................................................           6
Riegle Act............................................................................................          24
Rules.................................................................................................          57
S&P...................................................................................................         122
SAIF..................................................................................................          70
Scheduled Principal Class.............................................................................          51
secured creditor exclusion............................................................................          86
Securities............................................................................................        1, 5
Securityholders.......................................................................................           2
Security Account......................................................................................          70
Security Owners.......................................................................................          57
Security Account......................................................................................          70
Security Register.....................................................................................          45
Seller................................................................................................       1, 29
Senior Securities.....................................................................................       8, 60
Sequential Pay Class..................................................................................          51
Series................................................................................................           1
Servicing Fee.........................................................................................         108
Short-Term Note.......................................................................................         113
Single Family Properties..............................................................................          31
Single Family Securities..............................................................................         120
SMMEA.................................................................................................     14, 123
Startup Day...........................................................................................         104
Stock Indexed Securities..............................................................................          46
Stock Index...........................................................................................          46
Strip.................................................................................................          52
Stripped Securities...................................................................................         108
Sub-Servicing Agreement...............................................................................          73
Sub-Servicer..........................................................................................      13, 29
Subordinated Securities...............................................................................       8, 60
Subsequent Loans......................................................................................          26
Support Class.........................................................................................          52
TACs..................................................................................................          52
Targeted Principal Class..............................................................................          52
Terms and Conditions..................................................................................          59
TIN...................................................................................................         111
Title V...............................................................................................      89, 91
Title I Loans.........................................................................................          94
Title I Program.......................................................................................          94

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
TERM                                                                                                       PAGE
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
Trust Fund Assets.....................................................................................    1, 5, 28
Trust Fund............................................................................................           1
Trust Agreement.......................................................................................      29, 44
Trustee...............................................................................................       5, 44
U.S. Person...........................................................................................         118
UCC...................................................................................................          85
VA....................................................................................................          12
VA Guaranty...........................................................................................          76
Variable Rate.........................................................................................          52
weighted average life.................................................................................          20
yield to maturity.....................................................................................          20

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